Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June __, 2018, by and among Delcath Systems, Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, a “Purchaser,” or in the aggregate, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation S and Rule 506(b) promulgated thereunder, the Company desires to sell, and the Purchasers desire to purchase from the Company, the Securities (as defined herein).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Transaction Documents (as defined herein), and (b) the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(k).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(ll).

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, or any other day on which the Federal Reserve Bank of New York is closed.

“Closing Date” means the Trading Day(s) on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto in connection with a Closing, and all conditions precedent to (i) the Purchaser’s obligations to pay the Subscription Amount as to the Closing and (ii) the Company’s obligations to deliver the Securities as to the Closing, in each case, have been satisfied or waived.

“Closing” means closing of the purchase and sale of the Securities pursuant to Section 2.2.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Price” shall have the meaning ascribed to such term in the Notes.

“Conversion Shares” shall have the meaning ascribed to such term in the Notes.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(t).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Transaction” shall have the meaning ascribed to such term in Section 4.15(b).

“Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options to employees, officers, directors, advisors or independent contractors of the Company pursuant to any stock or option plan duly adopted for such purpose, (b) shares of Common Stock, warrants or options to advisors or independent contractors of the Company for compensatory purposes, (c) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (d) securities issuable pursuant to any contractual anti-dilution, most favored nations or similar obligations of the Company in effect as of the date hereof, provided that such obligations have not been materially amended since the date of hereof, and (e) securities issued pursuant to acquisitions or any other strategic transactions approved by the Board of Directors, provided that any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Exercise Price” shall have the meaning ascribed to such term in the Warrants.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(ll).

“GAAP” shall have the meaning ascribed to such term in Section 3.1(i).

“Indebtedness” means except for Permitted Indebtedness, (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(q).

“Intellectual Property Security Agreement” means that certain Intellectual Property Security Agreement required to be delivered pursuant to Section 2.3 of this Agreement, in the form attached hereto as Exhibit C.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liabilities” means all direct or indirect liabilities, Indebtedness and obligations of any kind of Company to the Purchaser, howsoever created, arising or evidenced, whether now existing or hereafter arising (including those acquired by assignment), absolute or contingent, due or to become due, primary or secondary, joint or several, whether existing or arising through discount, overdraft, purchase, direct loan, participation, operation of law, or otherwise, including, but not limited to, pursuant to the Note, this Agreement and/or any of the other Transaction Documents, all accrued but unpaid interest on the Note, any letter of credit, any standby letter of credit, and/or outside attorneys’ and paralegals’ fees or charges relating to the preparation of the Transaction Documents and the enforcement of the Purchaser’s rights, remedies and powers under this Agreement, the Note and/or the other Transaction Documents.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(qq).

“Notes” means collectively, the 8% Senior Secured Convertible Promissory Notes issued by the Company to each Purchaser hereunder, each in the form of Exhibit A attached hereto.

“Off-balance Sheet Arrangement” shall have the meaning ascribed to such term in Section 3.1(pp).

“Permitted Indebtedness” means the letters of credit and secured accounts listed in Schedule 3.1(h).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Amount” means, as to the Purchaser, the principal amount of the Notes set forth opposite such Purchaser’s name in column (2) on the Schedule of Purchasers attached hereto in United States Dollars.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Public Information Failure” shall have the meaning ascribed to such term in Section 4.3(b).

“Public Information Failure Payments” shall have the meaning ascribed to such term in Section 4.3(b).

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.9.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Conversion Shares or Warrant Shares issuable upon conversion or exercise in full of the Notes or Warrants, respectively (including Conversion Shares issuable as payment of interest on the Notes), and shares of Common Stock issuable in connection with Amortization Payments (as defined in the Notes), ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price and Exercise Price is at all times on and after the date of determination 100% of the then Conversion Price or Exercise Price on the Trading Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(i).

“Securities” means the Notes, the Warrants, the Conversion Shares and the Warrant Shares to be issued to the Purchaser pursuant to this Agreement.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Security Agreement dated on the date hereof by and among the Company, the Company’s Subsidiaries, and the Purchaser, as hereinafter amended and/or supplemented altogether with all exhibits, schedules and annexes to such Security Agreement, pursuant to which all Liabilities of the Company to the Purchaser under the Transaction Documents are secured by the Collateral (as defined in the Security Agreement), which security interest in the Collateral shall be perfected by the Purchaser’s UCC-1, filed with the Secretary of State of the State of Delaware, to the extent perfectable by the filing of a UCC-1 Financing Statement, or if applicable, a UCC-3 Financing Statement Amendment and such other documents and instruments related thereto, which Security Agreement is annexed hereto as Exhibit D.

“Shell Company” means an entity that fits within the definition of “shell company” under Section 12b-2 of the Exchange Act and Rule 144.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act.

“Subscription Amount” means, as to the Purchaser, the aggregate amount to be paid for the Notes and the Warrants purchased hereunder as specified below the Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Subsidiary Guarantee” means the Subsidiary Guarantee, dated as of the date hereof, pursuant to which the Subsidiaries have jointly and severally agreed to guarantee and act as surety for the Company’s obligation to repay the Notes, in the form attached hereto as Exhibit E.

“Third Party Exchange Transfer” shall have the meaning ascribed to such term in Section 4.15(b).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; OTC Markets or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Notes, the Warrant, the Security Agreement, the Intellectual Property Security Agreement, the Subsidiary Guarantee, the Transfer Agent Instruction Letter and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer and Trust Company, LLC, and any successor transfer agent of the Company.

“Transfer Agent Instruction Letter” means the letter from the Company to the Transfer Agent which instructs the Transfer Agent to issue the Conversion Shares and Warrant Shares pursuant to the Transaction Documents.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.15(a).

“Warrant” means the Company’s Common Stock Purchase Warrant, in the form attached as Exhibit B hereto, to purchase up to the aggregate number of shares of Common Stock set forth opposite such Purchaser’s name on the Schedule of Purchasers attached hereto

“Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrant.

ARTICLE II.

PURCHASE AND SALE

2.1 Purchase. On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company shall sell and issue to each Purchaser, and each Purchaser shall purchase, severally and not jointly, from the Company:

(a) Notes with an aggregate Principal Amount equal to the amount set forth opposite such Purchaser’s name in column (2) on the Schedule of Purchasers attached hereto; and

(b) Warrants to purchase such number of Warrant Shares as set forth opposite such Purchaser’s name in column (4) on the Schedule of Purchasers attached hereto.

The purchase of the Notes and Warrant will be completed in a single tranche as provided herein.

2.2 Closing. On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser agrees to purchase, the Subscription Amount of Notes and Warrants as set forth on the signature page hereto executed by such Purchaser. At the Closing, each Purchaser shall deliver to the Company, via wire transfer to an account designated by the Company, immediately available funds equal to such Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser, and the Company shall deliver to such Purchaser its Notes and Warrants as set forth in Section 2.3(a), and the Company and such Purchaser shall deliver the other items set forth in Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4 for Closing, such Closing shall be undertaken remotely by electronic exchange of Closing documentation. There may be multiple closings so long as at each Closing the obligations under Section 2.3 are met.

2.3 Deliveries.

(a) On or prior to the Closing Date (except as noted), the Company shall deliver or cause to be delivered to each Purchaser the following:

(i) this Agreement duly executed by the Company;

(ii) the Notes with an aggregate Principal Amount equal to the amount set forth opposite such Purchaser’s name in column (2) on the Schedule of Purchasers attached hereto, registered in the name of the Purchaser;

(iii) Warrants to purchase such number of Warrant Shares as is set forth across from such Purchaser’s name in column (4) of the Schedule of Purchasers being purchased by such Purchaser at the Closing pursuant to this Agreement;

(iv) the Security Agreement, duly executed by the Company (and for all Closings after the first Closing, additional Purchasers shall merely sign a signature page and be an additional party to the Security Agreement);

(v) the Intellectual Property Security Agreement, duly executed by the Company (and for all Closings after the first Closing, additional Purchasers shall merely sign a signature page and be an additional party to the Intellectual Property Security Agreement);

(vi) the Subsidiary Guarantee, duly executed by the Company’s Subsidiaries (and for all Closings after the first Closing, additional Purchasers shall merely sign a signature page and be an additional party to the Subsidiary Guarantee);

(vii) the Transfer Agent Instruction Letter, duly executed by the Company and the Transfer Agent (which shall be dated as of the first Closing);

(viii) the opinion of Wexler Burkhart Hirschberg & Unger, LLP, the Company’s counsel, dated as of the Closing Date;

(ix) a certificate evidencing the formation and good standing of the Company in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within ten (10) days of the Closing Date;

(x) a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction, if any, in which the Company conducts business and is required to so qualify, as of a date within ten (10) days of the Closing Date;

(xi) a certificate executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions, as adopted by the Board of Directors in a form reasonably acceptable to the Purchasers, approving (A) the entering into and performance of this Agreement and the other Transaction Documents and the issuance, offering and sale of the Securities and (B) the performance of the Company [and each of its Subsidiaries] of [their respective] obligations under the Transaction Documents contemplated therein, (ii) referencing links to the Company’s amended and restated certificate of incorporation, as amended and (iii) referencing links to the Company’s amended and restated by-laws, each as in effect at the Closing;

(xii) the Backstop Commitment Purchase Agreement duly executed by the Company, in the form of Exhibit F hereto; and

(xiii) such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Purchaser or its counsel may reasonably request.

(b) On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i) this Agreement, duly executed by the Purchaser;

(ii) the Purchaser’s Subscription Amount by wire transfer to the account specified in writing by the Company;

(iii) the Security Agreement, duly executed by the Purchaser;

(iv) the Intellectual Property Security Agreement, duly executed by the Purchaser; and

(v) the Backstop Commitment Purchase Agreement duly executed by the Purchaser.

2.4 Closing Conditions.

(a) The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects as at Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii) the delivery by the Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b) The respective obligations of each Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects when made as to the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement;

(iv) there is no existing Event of Default (as defined in the Notes) and no existing event which, with the passage of time or the giving of notice, would constitute an Event of Default;

(v) there is no breach of an obligations, covenants and agreements under the Transaction Documents and no existing event which, with the passage of time or the giving of notice, would constitute a breach under the Transaction Documents;

(vi) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(vii) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, and without regard to any factors unique to the Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing;

(viii) the Company does not meet the current public information requirements under Rule 144 in respect of the Conversion Shares or Warrant Shares and any other shares of Common Stock issuable under the Notes or the Warrants;

(ix) the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), including, without limitation, any reports that the Commission requires the Company to amend and/or re-submit; and

(x) any other conditions contained herein or the other Transaction Documents, including, without limitation those set forth in Section 2.3 herein.

2.5 Minimum and Maximum. Each Purchaser must purchase Securities for a minimum subscription amount of at least $1,000,000.00. Provided, however, that if necessary to meet Company’s existing obligations under rights of participation, the minimum subscription amount per party may be reduced pro rata to the extent necessary to enable all persons with such rights that desire to participate to so participate. The aggregate subscription amount for all securities to all Purchasers may not exceed $4,00,000.00 (net of the original issue discount in the Notes).

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the disclosure schedules attached hereto (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company (which for purposes of this Section 3.1 means the Company and all of its Subsidiaries) hereby makes the following representations and warranties to each Purchaser as of the Closing Date:

(a) Subsidiaries. All of the direct and indirect Subsidiaries and parent entities of the Company are set forth on Schedule 3.1(a) hereto. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, other than as set forth on Schedule 3.1(a) hereto, and all of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company is an entity duly incorporated or otherwise organized and validly existing, and the Company is in good standing, under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary or parent entity of the Company is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company, its parent entities and the Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not, except as set forth on Schedule 3.1(d): (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except Liens in favor of the Purchaser) upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Sections 4.3 and 4.13 of this Agreement; (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Conversion Shares and the Warrant Shares for trading thereon in the time and manner required thereby; and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares and the Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Conversion Shares and the Warrant Shares at least equal to the Required Minimum on the date hereof or as provided for in Section 4.10 herein.

(g) Capitalization; Corporate Governance.

(i) The capitalization of the Company is as set forth on Schedule 3.1(g)(i), which Schedule 3.1(g)(i) shall also include (A) the number of shares of Common Stock owned beneficially, and of record, by Affiliates of the Company as of the date hereof and (B) the number of authorized and reserved shares of capital stock of the Company. The Company has not issued capital stock since its most recently filed periodic report under the Exchange Act except as set forth on Schedule 3.1(g)(i), except the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and except pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act except as set forth on Schedule 3.1(g)(i). No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents except as set forth on Schedule 3.1(g)(i). There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents except as set forth on Schedule 3.1(g)(i). The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities except as set forth on Schedule 3.1(g)(i). All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities. There are no stockholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(ii) The names and titles of each of the Company’s principal officers, directors and beneficial holders of at least five percent (5%) of the outstanding shares of each class of the Company’s capital stock on a fully diluted basis are as set forth on Schedule 3.1(g)(ii), which Schedule 3.1(g)(ii) shall also include each committee of directors as well as the names and titles of each director currently serving on each such committee.

(h) Indebtedness. Schedule 3.1(h) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Except as set forth on Schedule 3.1(h), neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(i) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(j) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the Company’s Annual Report on Form 10-K, including such latest audited financial statements, or in a subsequent SEC Report filed prior to the date hereof and except as set forth in Schedule 3.1(g), Schedule 3.1(m), and Schedule 3.1(j): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (ii) the Company has not incurred any liabilities or obligations (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission; (iii) the Company has not altered its method of accounting; (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; (v) the Company has not sold, assigned or transferred any other tangible assets or Intellectual Property Rights, or canceled any debts or claims, except in the ordinary course of business, (vi) the Company has not suffered any substantial loss contingencies or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business, (vii) the Company has not entered into any acquisition or financing transactions, whether or not in the ordinary course of business, other than with respect to the Transaction Documents and (v) the Company has not issued any equity securities to any officer, director or Affiliate, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(k) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties except as set forth in Schedule 3.1(k), or against or affecting the Company’s current or former officers or directors in their capacity as such, before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company that is likely to lead to action that can reasonably be expected to result in a Material Adverse Effect. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(l) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its

Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of the Company, no executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) Compliance. Neither the Company nor any Subsidiary, except as set forth in Schedule 3.1(m): (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived); (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority; or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(n) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except as set forth in Schedule 3.1(o) and except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the

Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Material Agreements. Except for the Transaction Documents (with respect to clause (i) only) or as set forth on Schedule 3.1(p) hereto, or as would not be reasonably likely to have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the “Material Agreements”), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the best of the Company’s knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

(q) Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or required for use in connection with their respective businesses as presently conducted and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights except as disclosed in Schedule 3.1(q). The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Transactions with Affiliates and Employees. Except as disclosed in Schedule 3.1(r), none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from providing for the borrowing of money from or lending of money to, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered; (ii) reimbursement for expenses incurred on behalf of the Company; and (iii) other employee benefits.

(s) Payments of Cash. Except as disclosed on Schedule 3.1(s), neither the Company, its directors or officers, or any Affiliates or agents of the Company, have withdrawn or paid cash to any vendor in an aggregate amount that exceeds Five Thousand Dollars ($5,000) for any purpose.

(t) Sarbanes-Oxley; Internal Accounting Controls. The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

(u) Certain Fees. Other than as set forth on Schedule 3.1(u), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(v) Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market, provided that its approval thereof is obtained prior to the issuance of the Conversion Shares and the Warrant Shares.

(w) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(x) Registration Rights. Other than as set forth on Schedule 3.1(x) and pursuant to this Agreement, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company or any Subsidiaries.

(y) Listing and Maintenance Requirements; Trading Market Regulation. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the SEC reports, the Company has not, in the twelve (12) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.

(z) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s amended and restated certificate of incorporation, as amended (or similar charter documents), or the laws of its state of incorporation that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchaser’s ownership of the Securities.

(aa) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(bb) No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the Securities Act which would require the registration of any such securities under the Securities Act, or (ii) any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(cc) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to the Purchaser and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law; or (iv) violated in any material respect any provision of FCPA.

(ee) Accountants. The Company’s accounting firm is set forth on Schedule 3.1(ee). To the knowledge and belief of the Company, such accounting firm is a registered public accounting firm as required by the Exchange Act.

(ff) No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(gg) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by the Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(hh) Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(ii) Stock Option Plans. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their respective financial results or prospects.

(jj) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(kk) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(ll) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(mm) Promotional Stock Activities. Neither the Company, its officers, its directors, nor any affiliates or agents of the Company have engaged in any stock promotional activity that could give rise to a complaint, inquiry, or trading suspension by the Commission alleging (i) a violation of the anti-fraud provisions of the federal securities laws, (ii) violations of the anti-touting provisions, (iii) improper “gun-jumping; or (iv) promotion without proper disclosure of compensation.

(nn) Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(oo) Seniority. As of the Closing Date, other than as set forth on Schedule 3.1(oo), no Indebtedness or other claim against the Company is senior to the Notes in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(pp) No “Off-balance Sheet Arrangements”. Other than as set forth in Schedule 3.1(pp), neither the Company nor any of its Affiliates is involved in any “Off-balance Sheet Arrangements”. For purposes hereof an “Off-balance Sheet Arrangement” means any transaction or contract to which an entity unconsolidated with the Company or any of its Affiliates is a party and under which either the Company or any such Affiliate has: (i) any obligation under a guarantee contract pursuant to which the Company or any of its Affiliates could be required to make payments to the guaranteed party, including any standby letter of credit, market value guarantee, performance guarantee, indemnification agreement, keep-well or other support agreement; (ii) any retained or contingent interest in assets transferred to such unconsolidated entity that serves as credit, liquidity or market risk support to the entity in respect of such assets; (iii) any variable interest held in such unconsolidated entity where such entity provides financing, liquidity, market risk or credit risk support to, or engages in leasing, hedging or research and development services with the Company of any of its Affiliates; and (iv) any liability or obligation of the same nature as those described in clauses (i) through (iii) of this sentence even if of a different name (whether absolute, accrued, contingent or otherwise) that would not be required to be reflected in the Company or any of its Affiliates’ financial statements.

(qq) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(rr) Subsidiary Rights. The Company has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of each of its Subsidiaries as owned by the Company or any Subsidiary.

(ss) Shell Company Status. The Company has never been, and is not presently, an issuer identified as a Shell Company.

(tt) Investor Relations. Other than as set forth in Schedule 3.1(tt), the Company is not currently a party, nor does it intend to become a party, to any agreement pursuant to which the Company will receive investor relations services

(uu) Full Disclosure. No representation or warranty by the Company in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to the Purchasers pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(vv) No Bad Actor Disqualification Event. After reasonable inquiry, none of the “Bad Actor” disqualifying events described in Rule 506(d)(l) under the Securities Act (a “Disqualification Event”) is applicable to Company or to Company’s knowledge any of its Affiliates, except a Disqualification Event as to which Rule 506(d)(2)(iii) applies.

(ww) Company has not, and will not, engage in any directed selling efforts in the United States in respect of the Securities. Company is offering and selling the Securities only to non U.S. Persons, in compliance with the offering restriction requirements of Regulation S.

3.2 Representations and Warranties of the Purchaser. Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein in which case they shall be accurate as of such date):

(a) Organization; Authority. The Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b) Own Account. The Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status. At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it converts the Notes or exercises the Warrants, it will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

(d) Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f) Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g) Non U.S. Person. The Purchaser is not a “U.S. Person” as that term is defined in Regulation S under the Securities Act, and is not acquiring the Securities for the account or beneficial ownership of any U.S. Person.

(h) No Short Sales. Neither Purchaser nor any Affiliate of Purchaser (i) holds any short position in the Common Stock, (ii) has ever engaged in, directly or indirectly, any Short Sale of the Common Stock, or (iii) has ever engaged in, directly or indirectly, any hedging transaction with regard to the Common Stock.

(i) Not a Bad Actor. After reasonable inquiry, none of the “Bad Actor” disqualifying events described in Rule 506(d)(l) under the Securities Act is applicable to the Purchaser or any of its Affiliates. The Purchaser is not now, and has never been, subject to any final cease and desist order or any penalty from the Commission or any court of competent jurisdiction for any violation of any provision of the Securities Act or the Exchange Act, or any of the regulations promulgated thereunder.

(j) Not an Affiliate. The Purchaser is not now, and has never been, an Affiliate of the Company or any other Purchaser. The Purchaser is not now, and has never been, part of any group of Persons that would be required under Section 13(d) of the Exchange Act, or the rules and regulations promulgated thereunder, to file a statement on Schedule 13D or Schedule 13G with regard to the Company.

The Company acknowledges and agrees that the representations contained in Section 3.2 shall not modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, at the Company’s sole expense in the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of a Purchaser under this Agreement.

(b) The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

[NEITHER] THIS SECURITY [NOR THE SECURITIES INTO WHICH THIS SECURITY IS [CONVERTIBLE][EXERCISABLE]] HAS [HAVE] [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON REGULATION S OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY

NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO REGULATION S OR AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY [AND THE SECURITIES ISSUABLE UPON [CONVERSION] [EXERCISE] OF THIS SECURITY]] MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Purchaser may from time to time pledge, pursuant to a bona fide margin agreement with a registered broker-dealer, or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

(c) Certificates evidencing the Conversion Shares or Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof)following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144; if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall upon request of a Purchaser and at the Company’s sole expense cause its counsel (or at the Purchaser’s option, counsel selected by the Purchaser) to issue a legal opinion reasonably satisfactory to the Company to the Transfer Agent promptly after any of the events described in the preceding sentence if required by the Transfer Agent to effect the removal of the legend hereunder (with a copy to the applicable Purchaser and its broker). If all or any portion of any Note or Warrant is converted or exercised, respectively, at a time when there is an effective registration statement to cover the resale of the Conversion Shares or Warrant Shares, or if such Conversion Shares or Warrant Shares may be sold under Rule 144 or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission) then such Conversion Shares or Warrant Shares shall be issued free of all legends. The Company agrees that following such time as such legend is no longer required under this Section 4.1(c), it will, no later than 9:00 AM the next Trading Day following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Conversion Shares or Warrant Shares issued with a restrictive legend (such Trading Day, the “Legend Removal Date”), instruct the Transfer Agent to deliver or cause to be delivered to the Purchaser a certificate representing such shares of Common Stock that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 4. Certificates for the Conversion Shares and Warrant Shares that are subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System as directed by the Purchaser.

(d) In addition to the Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, $1,000 per Trading Day for each Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.2 Acknowledgment of Dilution. The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against the Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3 Furnishing of Information; Public Information.

(a) For as long as the Notes and Warrants, or portions thereof, are outstanding, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

(b) At any time during the period commencing from the six (6)-month anniversary of the date hereof and ending at such time that all of the Securities have been sold or may be sold without the requirement for the Company to be in compliance with Rule 144(c)(1) and otherwise without restriction or limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c) (a “Public Information Failure”) then, in addition to the Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, by reason of any such delay in or reduction of its ability to sell the Securities, an amount in cash equal to two percent (2.0%) of the aggregate Subscription Amount of the Purchaser’s Securities on the day of a Public Information Failure and on every thirtieth (30th) day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (a) the date such Public Information Failure is cured and (b) such time that such public information is no longer required for the Purchaser to transfer the Conversion Shares or Warrant Shares pursuant to Rule 144. The payments to which a Purchaser shall be entitled pursuant to this Section 4.3(b) are referred to herein as “Public Information Failure Payments”. Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (ii) the third (3rd) Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Public Information Failure, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

4.4 Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.5 Conversion and Exercise Procedures. The form of Notice of Conversion or Notice of Exercise included in any Note or Warrant, respectively, sets forth the totality of the procedures required of the Purchaser in order to convert such Note or exercise of such Warrant. Without limiting the preceding sentences, no ink-original Notice of Conversion or Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required in order to convert the Notes or exercise the Warrants, respectively. No additional legal opinion, Notice of Conversion, Notice of Exercise or other information or instructions shall be required of the Purchaser to convert such Note or exercise such Warrant. The Company shall honor conversions of any Note or exercise of any Warrant, and shall deliver Conversion Shares or Warrant Shares, respectively, in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Purchaser is an “acquiring person” or such similar term under any control share acquisition, business combination, poison pill

(including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.7 Material Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it, nor any of its subsidiaries, nor any other Person acting on its behalf, will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such information is disclosed to the public, or the Purchaser shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.8 Use of Proceeds. The Company shall use the net proceeds as set forth in Schedule 4.8.

4.9 Indemnification of Purchaser. Subject to the provisions of this Section 4.9, the Company will indemnify and hold the Purchaser and its directors, officers, managers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, managers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any the Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of the Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based in whole or in part upon a breach of the Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by the Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, the Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of the Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (x) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (y) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnification contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.10 Reservation and Listing of Securities.

(a) The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in amount equal to 100% of the Required Minimum during the six (6) months following the Closing Date, and thereafter, a number of shares of Common Stock at least equal to the Required Minimum.

(b) If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than 100% of the Required Minimum during the six (6) months following the Closing Date, or less than the Required Minimum thereafter, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least 100% of the Required Minimum, at such time, as applicable, as soon as possible and in any event not later than the 75th day after such applicable date; provided that the Company will not be required at any time to authorize a number of shares of Common Stock greater than the maximum remaining number of shares of Common Stock that could possibly be issued after such time pursuant to the Transaction Documents.

(c) The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application; (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter; (iii) provide to the Purchasers evidence of such listing or quotation; and (iv) maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.11 Certain Transactions. The Purchaser covenants and agrees that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Company’s Common Stock) during the period commencing with the execution of this Agreement and ending on the earlier of the Maturity Date (as defined in the Notes) of the Notes or the full repayment or conversion of the Notes; provided that this provision shall not prohibit any sales made where a corresponding Notice of Conversion is tendered to the Company and the shares received upon such conversion are used to close out such sale; provided, further that this provision shall not operate to restrict a Purchaser’s trading under any prior securities purchase agreement containing contractual rights that explicitly protects such trading in respect of the previously issued securities.

4.12 Securities Laws Disclosure; Publicity. The Company shall (a) as soon as reasonably practicable following the execution hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission. From and after the issuance of such press release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to any of the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. The Company and the Purchaser shall consult with each other in issuing any other public disclosure with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such public disclosure nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or rules of the principal Trading Market, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Purchaser, or include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except: (a) as required by federal securities law in connection with any registration statement contemplated by this Agreement and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (b).

4.13 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of the Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of the Purchaser.

4.14 Subsequent Equity Sales.

(a) For so long as any of the Notes remain outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Dilutive Issuance or Variable Rate Transaction. “Dilutive Issuance” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, shares of Common Stock at a conversion price, exercise price or exchange rate or other price that is below the Conversion Price or Exercise Price or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a price or for effective consideration below the Conversion Price or Exercise Price. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

(b) For as long as any of the Notes remain outstanding, neither the Company nor any of its affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, directly or indirectly: (a) solicit, initiate, encourage or accept any other inquiries, proposals or offers from any Person relating to any exchange (i) of any security of the Company or any of its Subsidiaries for any other security of the Company or any of its Subsidiaries, except to the extent (x) consummated pursuant to the terms of Common Share Equivalents of the Company as in effect as of the date hereof and disclosed in filings with the Commission prior to the date hereof (without giving effect to any amendment, modification, change or waiver of any terms thereof occurring on or after the date hereof or not disclosed in a filing by the Company with the Commission prior to the date hereof) or (ii) of any indebtedness or other securities of, or claim against, the Company or any of its Subsidiaries pursuant to a registration statement filed with the Commission or relying on any exemption under the Securities Act (including, without limitation, Section 3(a)(10) of the Securities Act (any such transaction described in clauses (i) or (ii), an “Exchange Transaction”); (b) enter into, effect, alter, amend, announce or recommend to its stockholders any Exchange Transaction with any Person; or (c) participate in any discussions, conversations, negotiations or other communications with any Person regarding any Exchange Transaction, or furnish to any Person any information with respect to any Exchange Transaction, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person to seek an Exchange Transaction involving the Company or any of its Subsidiaries. For as long as the Notes remain outstanding, neither the Company nor any of its affiliates or Subsidiaries, nor any of its or their respective officers, employees, directors, agents or other representatives, will, directly or indirectly, cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any Person to effect any acquisition of securities or indebtedness of, or claim against, the Company by such Person from an existing holder of such securities, indebtedness or claim in connection with a proposed exchange of such securities or indebtedness of, or claim against, the Company (whether pursuant to Section 3(a)(9) or 3(a)(10) of the Securities Act or otherwise) (a “Third Party Exchange Transfer”). The Company, its affiliates and Subsidiaries, and each of its and their respective officers, employees, directors, agents or other representatives shall immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons with respect to any of the foregoing. For all purposes of this Agreement, violations of the restrictions set forth in this Section 4.14 by any Subsidiary or affiliate of the Company, or any officer, employee, director, agent or other representative of the Company or any of its Subsidiaries or affiliates shall be deemed a direct breach of this Section 4.14 by the Company.

(c) From the date hereof until sixty (60) calendar days after the Closing Date, neither the Company nor any Subsidiary shall, directly or indirectly, except with respect to the transactions contemplated hereby, the Rights Offering and Backstop Commitment Transaction, and as otherwise permitted under this Agreement, issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act), any Common Shares or Common Share Equivalents, any debt securities, any preferred stock or any purchase rights) or otherwise amend, modify, waiver or alter any terms of conditions of any Common Share Equivalents outstanding as of the date hereof to decrease the exercise, conversion and/or exchange price, as applicable, thereunder or otherwise increase the aggregate number of Common Shares issuable in connection therewith.

(d) The Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 4.14 shall not apply in respect of an Exempt Issuance, except that no Dilutive Issuance or Variable Rate Transaction shall be an Exempt Issuance.

4.15. Regulation S Compliance. Each Purchaser agrees that, during the six (6) months following the Closing, it shall not engage in any transaction involving any securities of the Company that would be prohibited or restricted by, or would otherwise render unavailable any applicable safe harbor provided by Regulation S.

4.16. Piggyback Registration Rights. Company will include on the next registration statement Company files with the Commission, or on the subsequent registration statement if such registration statement is withdrawn, all shares potentially issuable upon conversion of the Notes or exercise of the Warrants. Notwithstanding the foregoing, the Company shall not be required to register any shares of stock in excess of those permitted to be registered by the SEC, and the Purchasers agree to a cutback (pro rata, based upon the principal amount of Notes purchased by each such Purchaser hereunder as compared to the total principal amount of Notes purchased hereunder) of the amount of shares so registered based upon the total number of shares permitted to be registered by the SEC under this Section 4.16.

ARTICLE V.

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by the Purchaser, as to the Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchaser, by written notice to the other parties, if the Closing has not been consummated on or before [___], 2018; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2 Fees and Expenses. The Company has agreed to bear all fees, disbursements, and expenses in connection with the transactions contemplated herein, including, without limitation, the Company’s legal and accounting fees and disbursements, the costs incident to the preparation, printing and distribution of any registration statement, filing fees, UCC fees, and costs associated with the Intellectual Property Security Agreement. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers in connection with the transactions contemplated hereby.

5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties hereto acknowledge have been merged into such documents, exhibits and schedules.

5.4 Notices. Any and all notices or other communications or deliveries to be provided by the Purchaser hereunder, including, without limitation, any Notice of Conversion or Notice of Exercise, shall be in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company at 1633 Broadway, Suite 22C, New York, New York 10019, 917-591-5970, bkeck@delcath.com or such other address, facsimile number, or email address as the Company may specify for such purposes by notice to the Purchaser delivered in accordance with this Section 5.4. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service addressed to each Purchaser at the email address, facsimile number, or address of the Purchaser appearing on the books of the Company, or if no such email address, facsimile number, or address appears on the books of the Company, at the principal place of business of such Purchaser. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto prior to 12:00 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 12:00 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

5.5 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and Purchasers holding at least 50.1% in interest of the Notes then outstanding or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser. Any amendment effected in accordance with accordance with this Section 5.5 shall be binding upon each Purchaser and holder of Securities and the Company.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 No Assignment. No party may assign this Agreement or any rights or obligations hereunder.

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.9.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.9, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of a conversion or exercise of any Note or Warrant, respectively, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice concurrently with the return to the Purchaser of the aggregate exercise price paid to the Company for such shares.

5.14 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16 Payment Set Aside. To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17 Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Purchaser in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchaser’s election.

5.18 Liquidated Damages. The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.19 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.20 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.21 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DELCATH SYSTEMS, INC.	Address for Notice:

By:	1633 Broadway
Name: Jennifer K. Simpson	Suite 22C
Title: President and Chief Executive Officer	New York, New York 10019 Attention: Barbra Keck
With a copy to (which shall not constitute notice):	E-Mail: bkeck@delcath.com

Wexler Burkhart Hirschberg & Unger, LLP	377 Oak Street Concourse Level Garden City, NY 11530 Attention: Jolie Kahn e-mail: jkahn@WBHULAW.COM

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO DELCATH SYSTEMS, INC. SECURITIES

PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Subscription Amount: $[_____________.00]

EIN Number (if applicable): _______________________

SCHEDULE OF PURCHASERS

(1) Purchaser	(2) Principal Amount of Notes	(3) Subscription Amount	(4) Warrant Shares
[_____]	[_____]	[_____]	[_____]
[_____]	[_____]	[_____]	[_____]

EXHIBIT A

Form of Senior Secured Convertible Promissory Notes

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, PURSUANT TO REGULATION S, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: June __, 2018	Principal Amount: $
Purchase Price: $

8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

DUE DECEMBER __, 2019

THIS 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE is one of a series of duly authorized and validly issued 8% Senior Secured Convertible Promissory Notes of Delcath Systems, Inc., a Delaware corporation (the “Company”), having its principal place of business at 1633 Broadway, Suite 22C, New York, NY 10019, designated as its 8% Senior Secured Convertible Promissory Note due December __, 2019 (this “Note”, or collectively with the other Notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to Discover Growth Fund (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $880,709 on December 4, 2019 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below) and (b) the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

“Amortization Payment” shall have the meaning set forth in Section 2(f).

“Amortization Payment Date” shall have the meaning set forth in Section 2(f).

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X for purposes of this definition) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Buy-In” shall have the meaning set forth in Section 4(b)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of thirty-three percent (33%) of the voting securities of the Company (other than by means of conversion or exercise of the Notes and other Securities, as applicable); (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction; (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction; (d) a replacement at one time or within a one (1) year period of more than one-half (1/2) of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date); or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or any subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant, unit, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof, including without limitation, shares of Common Stock issued upon conversion, redemption, or amortization of this Note, and shares of Common Stock issued and issuable in lieu of the cash payment of interest on this Note in accordance with the terms of this Note.

“DTC” means the Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options to employees, officers, directors, advisors or independent contractors of the Company pursuant to any stock or option plan duly adopted for such purpose, (b) shares of Common Stock, warrants or options to advisors or independent contractors of the Company for compensatory purposes, (c) securities upon the exercise or exchange of or conversion of any Securities issued under the Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (d) securities issuable pursuant to any contractual anti-dilution obligations of the Company in effect as of the date hereof, provided that such obligations have not been materially amended since the date of hereof, and (e) securities issued pursuant to acquisitions or any other strategic transactions approved by the Board of Directors, provided that any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Event of Default” shall have the meaning set forth in Section 6(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Late Fees” shall have the meaning set forth in Section 2(c).

“Make-Whole Amount” means the amounts on Schedule 2(f). The Make-Whole Amount on any Amortization Payment Date is equal to the interest that would be due under this Note under Section 2(a) on the Principal Amortization Amount being paid on such Amortization Payment Date as if the Principal Amortization Amount were being paid on the Maturity Date less interest due and owing on the Principal Amortization Amount from the Original Issuance Date to the Amortization Payment Date.

“Mandatory Default Amount” means the payment of one hundred twenty-five percent (125%) of the outstanding principal amount of this Note and accrued and unpaid interest hereon, in addition to the payment of all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“Market Price” means the average of the three (3) lowest closing bid prices of the Common Stock in the twelve (12) consecutive Trading Days immediately prior to any Conversion Date or Amortization Payment Date hereunder.

“New York Courts” shall have the meaning set forth in Section 7(d).

“Note Register” shall have the meaning set forth in Section 2(b).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated the date hereof, by and among the Company, the original Holder and the other parties named therein, if any, as amended, modified or supplemented from time to time in accordance with its terms.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to this Note, including any Conversion Shares issuable upon conversion in full of this Note (including Conversion Shares issuable as payment of interest on this Note) and shares of Common Stock issuable in connection with Amortization Payments, ignoring any conversion limits set forth therein, and assuming that the conversion price is at all times on and after the date of determination 100% of the then conversion price on the Trading Day immediately prior to the date of determination.

“Reserve Amount” shall have the meaning set forth in Section 4(c)(vi).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1 of the Purchase Agreement and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; any level of the OTC Markets operated by OTC Markets Group, Inc. or the OTC Bulletin Board (or any successors to any of the foregoing).

Section 2. Interest and Amortization.

a) Payment of Interest in Cash or Common Stock. The Company shall pay interest to the Holder on the aggregate principal amount of this Note at the rate of eight percent (8%) per annum on a monthly basis beginning seven (7) months after the Closing Date. Following the Closing Date, all interest payments hereunder shall be payable in cash. Accrued and unpaid interest shall be due and payable on each Conversion Date, each Amortization Payment Date, on the Maturity Date, or as otherwise set forth herein on any remaining principal balance of the Note.

b) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

c) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

d) Voluntary Prepayment. So long as no Event of Default (as defined in Section 6(a)) hereof exists, at any time upon ten (10) days written notice to the Holder, but subject to the Holder’s conversion rights set forth herein, the Company may prepay any portion of the principal amount of this Note, any accrued and unpaid interest, and any other amounts due under this Note. If the Company exercises its right to prepay the Note, the Company shall make payment to the Holder of an amount in cash equal to the sum of the then outstanding principal amount of this Note, any accrued and unpaid interest and any other amounts due under this Note multiplied by one hundred percent (100%). The Holder may continue to convert the Note from the date notice of the prepayment is given until the date of the prepayment.

e) [Reserved].

f) Amortization. Commencing seven (7) months following the Closing Date and continuing monthly thereafter for a total period of twelve (12) months (each, an “Amortization Payment Date”), the Company shall redeem one-twelfth (1/12th) of the outstanding principal amount of this Note (“Principal Amortization Amount”), accrued but unpaid interest and the Make-Whole Amount in accordance with the Amortization Payment Schedule set forth on Schedule 2(f) (each, an “Amortization Payment”). Each Amortization Payment shall be paid in cash or, provided that the Market Price is at least the Conversion Price, at the option of the Company, upon ten (10) Trading Days’ written notice to the Holder, in free trading Common Stock at the Conversion Price. Any outstanding unpaid principal and accrued but unpaid interest on this Note as of the Maturity Date will be due and payable on the Maturity Date in cash or, provided that the Market Price is at least the Conversion Price, at the option of the Company, upon ten (10) Trading Days’ written notice to the Holder, in free trading Common Stock at the Conversion Price.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Note of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder and may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain a Conversion Schedule showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $3.00 (the “Conversion Price”). All such foregoing determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted and any accrued and unpaid interest, including interest, to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information and the Company has received an opinion of counsel to such effect, which such opinion must be acceptable to the Holder in its sole and absolute discretion (which opinion the Company shall be responsible for obtaining at its sole cost and expense) shall be free of restrictive legends and trading restrictions, representing the number of Conversion

Shares being acquired upon the conversion of this Note. All certificate or certificates required to be delivered by the Company under this Section 4(c) shall be delivered electronically through the DTC or another established clearing corporation performing similar functions. If the Conversion Date is prior to the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information, the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO REGULATION S, RULE 144 OR RULE 144A UNDER SAID ACT.”

Notwithstanding the foregoing, commencing on such date that the Conversion Shares are eligible for sale under Rule 144 subject to current public information requirements, the Company, upon request and at the sole cost and expense of the Company, shall obtain a legal opinion that is acceptable to the Holder in its sole and absolute discretion, to allow for such sales under Rule 144.

iii. Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Notice of Conversion.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal or interest amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought. If the injunction is not granted, the Company shall promptly comply with all conversion obligations herein. If the injunction is obtained, the Company must post a surety bond for the benefit of the Holder in the amount of one hundred fifty percent (150%) of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of seeking such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, $1,000 per Trading Day for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to 100% of the Required Minimum during the six (6) months following the Closing Date, and thereafter, a number of shares of Common Stock at least equal to the Required Minimum (collectively, the “Reserve Amount”) for the sole purpose of issuance upon conversion of this Note, payment of Amortization Payments and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

d) Holder’s Conversion Limitations. The Company shall not effect any conversion of principal and/or interest of this Note, and a Holder shall not have the right to convert any principal and/or interest of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than sixty-one (61) days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any such increase or decrease will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Subsequent Equity Sales. At any time while this Note is outstanding, neither the Company nor any Subsidiary may sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance). Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance.

c) [Reserved]

d) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(a) above, if at any time the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase

Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such shares of Common Stock as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Pro Rata Distributions. While this Note is outstanding, the Company shall not declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”). In the event that the Note is repaid at the time of such Distribution, the Holder shall not be entitled to participate in such Distribution. If the Holder and the Company mutually agree, and the Note is not repaid at the time of such Distribution, then the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

f) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent

(50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(e) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and any document ancillary hereto, in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

g) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

h) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of Section 5(a), the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

i) Variable Rate Transactions; Other.

i.	So long as this Note remains outstanding, the Company shall not, directly or indirectly, amend, modify, waiver or alter any terms of conditions of any Common Stock Equivalents outstanding as of the date hereof to decrease the exercise, conversion and/or exchange price, as applicable, thereunder or otherwise increase the aggregate number of shares of Common Stock issuable in connection therewith (other than pursuant to anti-dilution terms and conditions applicable to such Common Stock Equivalents in effect as of the date hereof and disclosed in filings of the Company with the Commission prior to the date hereof).

ii.	So long as this Note remains outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Common Stock either (i) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than pursuant to terms and conditions applicable to such Common Stock Equivalents in effect as of the date hereof and disclosed in filings of the Company with the Commission prior to the date hereof).

iii.	So long as this Note remains outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving an equity line of credit, at-the-market offering (as defined in Rule 415 under the Securities Act) or similarly structured transaction, whereby the Company may issue securities at a future determined price.

iv.	So long as this Note is outstanding, the Company shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to Section 3(a)(9) or Section 3(a)(l0) of the Securities Act except to the extent consummated pursuant to the terms of Common Share Equivalents of the Company as in effect as of the date hereof and disclosed in filings with the Commission prior to the date hereof (without giving effect to any amendment, modification, change or waiver of any terms thereof occurring on or after the date hereof or not disclosed in a filing by the Company with the Commission prior to the date hereof).

v.	The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance in this Section 5(i) (without the need for the posting of any bond or similar item, which the Company hereby expressly and irrevocably waives the requirement for), which remedy shall be in addition to any right to collect damages.

Section 6. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.	any default in the payment of (A) the principal amount of this Note or (B) accrued but unpaid interest, liquidated damages, the Make-Whole Amount and other amounts owing to the Holder on this Note, as and when the same shall become due and payable (whether on a Conversion Date, Amortization Payment Date or the Maturity Date or by acceleration or otherwise) which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) Trading Days;

ii.	the Company shall fail to observe or perform any other covenant, provision, or agreement contained in this Note (and other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion or to maintain the Reserve Amount, which breaches are addressed in clauses (x) and (xv) below, respectively) which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) ten (10) Trading Days after the Company has become or should have become aware of such failure;

iii.	a material default or material event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur (A) under any of the Transaction Documents or (B) any other material agreement, contract, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv.	any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto, any other agreement, contract, lease, document or instrument to which the Company or any Subsidiary is obligated (including those covered by clause (vi) below), or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v.	the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi.	the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000 whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii.	the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days or the transfer of shares of Common Stock through the DTC is no longer available or “chilled”;

viii.	the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix.	the Company does not meet the current public information requirements under Rule 144, which failure is not cured, if possible to cure, within the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act, further provided that the Company files a Form 12b-25 for the relevant report required to meet the current public information requirements under Rule 144;

x.	the Company shall fail for any reason (A) to request the Transfer Agent issue shares within one (1) Trading Day after a Conversion Date under this Note or any Note or an Exercise Date under any Warrant held by Holder or (B) to DWAC shares of Common Stock to a Holder prior to the second (2nd) Trading Day after a Conversion Date under this Note or any Note or an Exercise Date under any Warrant held by Holder, or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of this Note or any Note held by Holder or exercise of any Warrant in accordance with the terms hereof or thereof;

xi.	the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), which failure is not cured, if possible to cure, within the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act, further provided that the Company files a Form 12b-25 for such report;

xii.	the Company or any Subsidiary shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties; (B) admit in writing its inability to pay its debts as they mature; (C) make a general assignment for the benefit of creditors; (D) be adjudicated as bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country; or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (F) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

xiii.	if any order, judgment or decree shall be entered, without the application, approval or consent of the Company or any Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or any Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Company or any Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

xiv.	the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $100,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

xv.	the Company shall fail to maintain the Reserve Amount and such failure is not cured within five (5) Trading Days;

xvi.	any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

xvii.	the Company issues shares in certificated form when holder has requested DWAC delivery, issues shares containing a restrictive legend, or fails to remove any transfer restrictions or restrictive legend on any certificate, with respect to any shares of Common Stock issued to such Holder upon conversion or exercise (as the case may be) of any Securities acquired by such Holder under the Securities Purchase Agreement as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least two (2) Trading Days;

xviii.	any provision of this Note or any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document; or

xix.	the occurrence of any event described in Rule 506(d)(1) under the Securities Act, (2) the Company or any Subsidiary is indicted, charged with or convicted of any crime, (3) any Affiliate of the Company or any person who is an officer, director or member of senior management of the Corporation or any Subsidiary is arrested, indicted, charged with or convicted of any felony other crime involving moral turpitude, (4) the Commission, Department of Justice, Food and Drug Administration, or any similar government enforcement or regulatory agency files a complaint in any court or institutes administrative proceedings in any jurisdiction against the Corporation, any Affiliate, or any member of management.

b) Remedies Upon Event of Default. Subject to the Beneficial Ownership Limitation as set forth in Section 4(d), if any Event of Default occurs, then the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. After the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an additional interest rate equal to the lesser of one and one-half percent (1.5%) per month (eighteen percent (18.0%) per annum) or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than the Holder’s election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company at 1633 Broadway, Suite 22C, New York, NY 10019, 917-591-5970, bkeck@delcath.com or such other address, facsimile number, or email address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 7(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address, facsimile number, or address of the Holder appearing on the books of the Company, or if no such email address, facsimile number, or address appears on the books of the Company, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto prior to 12:00 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 12:00 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with those certain 8% Senior Secured Convertible Promissory Notes due December 4, 2018 now or hereafter issued under the terms of the Purchase Agreement.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Amendments. The prior written consent of 50.1% in interest of the Holders, which shall be calculated based on the principal amount of all Notes outstanding at the time of such consent, shall be required for any change or amendment to the Notes.

g) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

h) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

i) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

j) Payment of Collection, Enforcement and Other Costs. If (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable and documented out-of-pocket costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

k) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

DELCATH SYSTEMS, INC.

By: Name: Jennifer K. Simpson Title: President and Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8% Senior Secured Convertible Promissory Note, due [                ], 2019 of Delcath Systems, Inc., a Delaware corporation (the “Company”), into shares of common stock of the Company (the “Common Stock”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion, the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock      Yes      No

        If Yes, $         of Interest Accrued on Account of

        Conversion at Issue.

Number of Shares of Common Stock to be Issued:

Signature:

Name:

Delivery Instructions:

Schedule 1

CONVERSION SCHEDULE

This 8% Senior Secured Convertible Promissory Note, due [                ], 2019, in the original principal amount of $[                ] is issued by Delcath Systems, Inc., a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

Schedule 2(f)

Amortization Payment Schedule

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO REGULATION S OR AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

Original Issue Date: [__], 2018	Principal Amount: $[ ][1]
Purchase Price: $[ ][2]

8% SENIOR SECURED

CONVERTIBLE PROMISSORY NOTE

DUE [                ], 20183

THIS 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE is one of a series of duly authorized and validly issued 8% Senior Secured Convertible Promissory Notes of Delcath Systems, Inc., a Delaware corporation (the “Company”), having its principal place of business at 1633 Broadway, Suite 22C, New York, NY 10019, designated as its 8% Senior Secured Convertible Promissory Note due [                        ], 2018 (this “Note”, or collectively with the other Notes of such series, the “Notes”).

FOR VALUE RECEIVED, the Company promises to pay to [                    ] (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $[                        ] on [                            ], 2018 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement (as defined below) and (b) the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 5(e).

[1]	Original Issue Discount of 32.2%
[2]	75% of Subscription Amount
[3]	6 months from Closing

“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X for purposes of this definition) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Buy-In” shall have the meaning set forth in Section 4(b)(v).

“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of thirty-three percent (33%) of the voting securities of the Company (other than by means of conversion or exercise of the Notes and other Securities, as applicable); (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the Company or the successor entity of such transaction; (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than fifty percent (50%) of the aggregate voting power of the acquiring entity immediately after the transaction; (d) a replacement at one time or within a one (1) year period of more than one-half (1/2) of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date); or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or any subsidiary which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant, unit, or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion” shall have the meaning ascribed to such term in Section 4.

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Schedule” means the Conversion Schedule in the form of Schedule 1 attached hereto.

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof, including without limitation, shares of Common Stock issued upon conversion, redemption, or amortization of this Note, and shares of Common Stock issued and issuable in lieu of the cash payment of interest on this Note in accordance with the terms of this Note.

“DTC” means the Depository Trust Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options to employees, officers, directors, advisors or independent contractors of the Company pursuant to any stock or option plan duly adopted for such purpose, (b) shares of Common Stock, warrants or options to advisors or independent contractors of the Company for compensatory purposes, (c) securities upon the exercise or exchange of or conversion of any Securities issued under the Purchase Agreement and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (d) securities issuable pursuant to any contractual anti-dilution obligations of the Company in effect as of the date hereof, provided that such obligations have not been materially amended since the date of hereof, and (e) securities issued pursuant to acquisitions or any other strategic transactions approved by the Board of Directors, provided that any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“Event of Default” shall have the meaning set forth in Section 6(a).

“Fundamental Transaction” shall have the meaning set forth in Section 5(e).

“Late Fees” shall have the meaning set forth in Section 2(c).

“Mandatory Default Amount” means the payment of one hundred twenty-five percent (125%) of the outstanding principal amount of this Note and accrued and unpaid interest hereon, in addition to the payment of all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 7(d).

“Note Register” shall have the meaning set forth in Section 2(b).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Purchase Agreement” means that certain Securities Purchase Agreement, dated the date hereof, by and among the Company, the original Holder and the other parties named therein, if any, as amended, modified or supplemented from time to time in accordance with its terms.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to this Note, including any Conversion Shares issuable upon conversion in full of this Note (including Conversion Shares issuable as payment of interest on this Note), ignoring any conversion limits set forth therein, and assuming that the conversion price is at all times on and after the date of determination 100% of the then conversion price on the Trading Day immediately prior to the date of determination.

“Reserve Amount” shall have the meaning set forth in Section 4(c)(vi).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1 of the Purchase Agreement and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American; the Nasdaq Capital Market; the Nasdaq Global Market; the Nasdaq Global Select Market; the New York Stock Exchange; any level of the OTC Markets operated by OTC Markets Group, Inc. or the OTC Bulletin Board (or any successors to any of the foregoing).

Section 2. Interest.

g) Payment of Interest in Cash. The Company shall pay interest to the Holder on the aggregate principal amount of this Note at the rate of eight percent (8%) per annum on a quarterly basis. Following the Closing Date, all interest payments hereunder shall be payable in cash, except as otherwise set forth herein. Accrued and unpaid interest shall be due and payable on each Conversion Date, on the Maturity Date or as otherwise set forth herein on any remaining principal balance of the Note.

h) Interest Calculations. Interest shall be calculated on the basis of a 360-day year, consisting of twelve (12) thirty (30) calendar day periods, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”).

i) Late Fee. All overdue accrued and unpaid interest to be paid hereunder shall entail a late fee at an interest rate equal to the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law (the “Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

j) Voluntary Prepayment. So long as no Event of Default (as defined in Section 6(a)) hereof exists, at any time upon ten (10) days written notice to the Holder, but subject to the Holder’s conversion rights set forth herein, the Company may prepay any portion of the principal amount of this Note, any accrued and unpaid interest, and any other amounts due under this Note. If the Company exercises its right to prepay the Note, the Company shall make payment to the Holder of an amount in cash equal to the sum of the then outstanding principal amount of this Note, any accrued and unpaid interest and any other amounts due under this Note multiplied by one hundred percent (100%). The Holder may continue to convert the Note from the date notice of the prepayment is given until the date of the prepayment.

k) Mandatory Prepayment. During the term of the Note, in the event that the Company consummates a public offering in which the Company receives gross proceeds of $10,000,000 or more, at any time upon ten (10) days’ written notice to the Holder, but subject to the Holder’s conversion rights set forth herein, the Company shall make payment to the Holder of an amount in cash equal to the then outstanding principal amount of this Note and accrued but unpaid interest multiplied by one hundred percent (100%). The Holder may continue to convert the Note from the date notice of the prepayment is given until the date of the prepayment.

Section 3. Registration of Transfers and Exchanges.

d) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Note of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

e) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder and may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations.

f) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Conversion.

e) Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, this Note shall be convertible, in whole or in part, into shares of Common Stock at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d) hereof). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain a Conversion Schedule showing the principal amount(s) converted and the date of such conversion(s). The Company may deliver an objection to any Notice of Conversion within one (1) Business Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.

f) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to $3.00 (the “Conversion Price”). All such foregoing determinations will be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

g) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted and any accrued and unpaid interest, including interest, to be converted by (y) the Conversion Price.

ii. Delivery of Certificate Upon Conversion. Not later than two (2) Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder a certificate or certificates representing the Conversion Shares which, on or after the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information and the Company has received an opinion of counsel to such effect, which such opinion must be acceptable to the Holder in its sole and absolute discretion (which opinion the Company shall be responsible for obtaining at its sole cost and expense) shall be free of restrictive legends and trading restrictions, representing the number of Conversion Shares being acquired upon the conversion of this Note. All certificate or certificates required to be delivered by the Company under this Section 4(c) shall be delivered electronically through the DTC or another established clearing corporation performing similar functions. If the Conversion Date is prior to the date on which such Conversion Shares are eligible to be sold under Rule 144 without the need for current public information, the Conversion Shares shall bear a restrictive legend in the following form, as appropriate:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO REGULATION S, RULE 144 OR RULE 144A UNDER SAID ACT.”

Notwithstanding the foregoing, commencing on such date that the Conversion Shares are eligible for sale under Rule 144 subject to current public information requirements, the Company, upon request and at the sole cost and expense of the Company, shall obtain a legal opinion that is acceptable to the Holder in its sole and absolute discretion, to allow for such sales under Rule 144.

iii. Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Notice of Conversion.

iv. Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal or interest amount hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought. If the injunction is not granted, the Company shall promptly comply with all conversion obligations herein. If the injunction is obtained, the Company must post a surety bond for the benefit of the Holder in the amount of one hundred fifty percent (150%) of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of seeking such injunction, the Company shall issue Conversion Shares or, if applicable, cash, upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, $1,000 per Trading Day for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 6 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock at least equal to 100% of the Required Minimum (the “Reserve Amount”) for the sole purpose of issuance upon conversion of this Note and payment of interest on this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes). The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion.

h) Holder’s Conversion Limitations. The Company shall not effect any conversion of principal and/or interest of this Note, and a Holder shall not have the right to convert any principal and/or interest of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than sixty-one (61) days’ prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any such increase or decrease will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note.

Section 5. Certain Adjustments.

j) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon conversion of, or payment of interest on, this Note), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

k) Subsequent Equity Sales. At any time while this Note is outstanding, neither the Company nor any Subsidiary may sell or grant any option to purchase or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance). Notwithstanding the foregoing, this Section 5(b) shall not apply in respect of an Exempt Issuance.

l) [Reserved]

m) [Reserved].

n) Pro Rata Distributions. While this Note is outstanding, the Company shall not declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”). In the event that the Note is repaid at the time of such Distribution, the Holder shall not be entitled to participate in such Distribution. If the Holder and the Company mutually agree, and the Note is not repaid at the time of such Distribution, then the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

o) Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 4(e) on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation in Section 4(d) on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and any document ancillary hereto, in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

p) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.

q) Notice to the Holder.

iii. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of Section 5(a), the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

iv. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

r) Variable Rate Transactions; Other.

vi.	So long as this Note remains outstanding, the Company shall not, directly or indirectly, amend, modify, waiver or alter any terms of conditions of any Common Stock Equivalents outstanding as of the date hereof to decrease the exercise, conversion and/or exchange price, as applicable, thereunder or otherwise increase the aggregate number of shares of Common Stock issuable in connection therewith (other than pursuant to anti-dilution terms and conditions applicable to such Common Stock Equivalents in effect as of the date hereof and disclosed in filings of the Company with the Commission prior to the date hereof).

vii.	So long as this Note remains outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional Common Stock either (i) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (other than pursuant to terms and conditions applicable to such Common Stock Equivalents in effect as of the date hereof and disclosed in filings of the Company with the Commission prior to the date hereof).

viii.	So long as this Note remains outstanding, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving an equity line of credit, at-the-market offering (as defined in Rule 415 under the Securities Act) or similarly structured transaction, whereby the Company may issue securities at a future determined price, other than the sale of Common Stock in connection with the Backstop Commitment Transaction and the Rights Offering.

ix.	So long as this Note is outstanding, the Company shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to Section 3(a)(9) or Section 3(a)(l0) of the Securities Act except to the extent consummated pursuant to the terms of Common Share Equivalents of the Company as in effect as of the date hereof and disclosed in filings with the Commission prior to the date hereof (without giving effect to any amendment, modification, change or waiver of any terms thereof occurring on or after the date hereof or not disclosed in a filing by the Company with the Commission prior to the date hereof).

x.	The Holder shall be entitled to obtain injunctive relief against the Company to preclude any such issuance in this Section 5(i) (without the need for the posting of any bond or similar item, which the Company hereby expressly and irrevocably waives the requirement for), which remedy shall be in addition to any right to collect damages.

Section 6. Events of Default.

c) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the principal amount of this Note or (B) accrued but unpaid interest, liquidated damages and other amounts owing to the Holder on this Note, as and when the same shall become due and payable on a Conversion Date or by acceleration, which default, solely in the case of an interest payment or other default under clause (B) above, is not cured within three (3) Trading Days;

ii. the Company shall fail to observe or perform any other covenant, provision, or agreement contained in this Note (and other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon conversion or to maintain the Reserve Amount, which breaches are addressed in clauses (x) and (xv) below, respectively) which failure is not cured, if possible to cure, within the earlier to occur of (A) five (5) Trading Days after notice of such failure sent by the Holder or by any other Holder to the Company and (B) ten (10) Trading Days after the Company has become or should have become aware of such failure;

iii. a material default or material event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur (A) under any of the Transaction Documents or (B) any other material agreement, contract, lease, document or instrument to which the Company or any Subsidiary is obligated (and not covered by clause (vi) below);

iv. any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto, any other agreement, contract, lease, document or instrument to which the Company or any Subsidiary is obligated (including those covered by clause (vi) below), or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

v. the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) shall be subject to a Bankruptcy Event;

vi. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $100,000 whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vii. the Common Stock shall not be eligible for listing or quotation for trading on a Trading Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days or the transfer of shares of Common Stock through the DTC is no longer available or “chilled”;

viii. the Company shall be a party to any Change of Control Transaction or Fundamental Transaction or shall agree to sell or dispose of all or in excess of 50% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

ix. the Company does not meet the current public information requirements under Rule 144, which failure is not cured, if possible to cure, within the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act, further provided that the Company files a Form 12b-25 for the relevant report required to meet the current public information requirements under Rule 144;

x. the Company shall fail for any reason (A) to request the Transfer Agent issue shares within one (1) Trading Day after a Conversion Date under this Note or any Note or an Exercise Date under any Warrant held by Holder or (B) to DWAC shares of Common Stock to a Holder prior to the second (2nd) Trading Day after a Conversion Date under this Note or any Note or an Exercise Date under any Warrant held by Holder, or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of this Note or any other Note held by Holder or exercise of any Warrant in accordance with the terms hereof or thereof;

xi. the Company fails to file with the Commission any required reports under Section 13 or 15(d) of the Exchange Act such that it is not in compliance with Rule 144(c)(1) (or Rule 144(i)(2), if applicable), which failure is not cured, if possible to cure, within the expiration of the applicable grace period permitted under Rule 12b-25 of the Exchange Act, further provided that the Company files a Form 12b-25 for such report;

xii. the Company or any Subsidiary shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties; (B) admit in writing its inability to pay its debts as they mature; (C) make a general assignment for the benefit of creditors; (D) be adjudicated as bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute of any other jurisdiction or foreign country; or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (F) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;

xiii. if any order, judgment or decree shall be entered, without the application, approval or consent of the Company or any Subsidiary, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company or any Subsidiary, or appointing a receiver, trustee, custodian or liquidator of the Company or any Subsidiary, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

xiv. the occurrence of any levy upon or seizure or attachment of, or any uninsured loss of or damage to, any property of the Company or any Subsidiary having an aggregate fair value or repair cost (as the case may be) in excess of $100,000 individually or in the aggregate, and any such levy, seizure or attachment shall not be set aside, bonded or discharged within thirty (30) days after the date thereof;

xv. the Company shall fail to maintain the Reserve Amount and such failure is not cured within five (5) Trading Days;

xvi. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective property or other assets for more than $100,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of forty-five (45) calendar days;

xvii. the failure of the Company to pay the outstanding principal amount of the Note, accrued but unpaid interest and other amounts owing to the Holder in cash on the Maturity Date (a “Maturity Default”), which Maturity Default has not been cured by the payment of cash or, in accordance with Section 6(b) hereof, shares of Common Stock at the Conversion Price within ninety (90) days;

xviii. the Company issues shares in certificated form when holder has requested DWAC delivery, issues shares containing a restrictive legend, or fails to remove any transfer restrictions or restrictive legend on any certificate, with respect to any shares of Common Stock issued to such Holder upon conversion or exercise (as the case may be) of any Securities acquired by such Holder under the Securities Purchase Agreement as and when required by such Securities or the Securities Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least two (2) Trading Days;

xix. any provision of this Note or any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Company or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document; or

xx. the occurrence of any event described in Rule 506(d)(1) under the Securities Act, (2) the Company or any Subsidiary is indicted, charged with or convicted of any crime, (3) any Affiliate of the Company or any person who is an officer, director or member of senior management of the Corporation or any Subsidiary is arrested, indicted, charged with or convicted of any felony other crime involving moral turpitude, (4) the Commission, Department of Justice, Food and Drug Administration, or any similar government enforcement or regulatory agency files a complaint in any court or institutes administrative proceedings in any jurisdiction against the Corporation, any Affiliate, or any member of management.

b)	Maturity Default. Upon the occurrence of a Maturity Default, at the option of the Company, the Company may pay the outstanding principal amount of the Note, accrued but unpaid interest and other amounts owing to the Holder in cash, or if the closing price of a share of the Company’s Common Stock on its Trading Market on the Trading Day prior to the date of determination is at least the Conversion Price then in effect (“Market Price”), in shares of Common Stock at the Conversion Price. In addition, upon the occurrence of a Maturity Default, the Company shall pay the Holder an additional twenty percent (20%) original issue discount on the purchase price of the Note by increasing the original principal amount of the Note, which shall be payable, at the option of the Company, in cash or if the Market Price is at least the Conversion Price then in effect, in shares of Common Stock at the Conversion Price (the “OID Payment”). For the avoidance of doubt, upon the occurrence of a Maturity Default, the Company shall increase the original principal amount of the Note to $[ ]. Upon the occurrence of a Maturity Default, the Holder may continue to convert the Note at the Conversion Price until any amounts owing to the Holder under the Note are fully paid. For the avoidance of doubt, failure by the Company to pay the Holder the (i) outstanding principal amount of the Note, accrued but unpaid interest and other amounts owing to the Holder in cash or shares of Common Stock at the Conversion Price and (ii) the OID Payment within ninety (90) days of the occurrence of a Maturity Default shall constitute an Event of Default under Section 6(a) hereof. Solyely for purposes of Section 17 of all Warrants issued by the Company where the initial Exercise Date is subsequent to the Issuance Date, a Maturity Default shall be considered an Event of Default; provided, however, that otherwise a Maturity Default shall not be considered an Event of Default until the provisions of subsection a) (xvii) of this Section 6 are met.

c)

Remedies Upon Event of Default. Subject to the Beneficial Ownership Limitation as set forth in Section 4(d), if any Event of Default occurs, then the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. After the occurrence of any Event of Default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an additional interest rate equal to the lesser of one and one-half percent (1.5%) per month (eighteen percent (18.0%) per annum) or the maximum rate permitted under applicable law.

Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind (other than the Holder’s election to declare such acceleration), and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 6(c). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7. Miscellaneous.

l) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service, addressed to the Company at 1633 Broadway, Suite 22C, New York, NY 10019, 917-591-5970, bkeck@delcath.com or such other address, facsimile number, or email address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 7(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address, facsimile number, or address of the Holder appearing on the books of the Company, or if no such email address, facsimile number, or address appears on the books of the Company, at the principal place of business of such Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto prior to 12:00 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 12:00 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

m) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with those certain 8% Senior Secured Convertible Promissory Notes due [        ], 2019 now or hereafter issued under the terms of the Purchase Agreement.

n) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

o) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

p) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

q) Amendments. The prior written consent of 50.1% in interest of the Holders, which shall be calculated based on the principal amount of all Notes outstanding at the time of such consent, shall be required for any change or amendment to the Notes.

r) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

s) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

t) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

u) Payment of Collection, Enforcement and Other Costs. If (i) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Note, then the Company shall pay the reasonable and documented out-of-pocket costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

v) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

DELCATH SYSTEMS, INC.

By:	__________________________________________
Name: Jennifer K. Simpson
Title: President and Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the 8% Senior Secured Convertible Promissory Note, due [            ], 2018 of Delcath Systems, Inc., a Delaware corporation (the “Company”), into shares of common stock of the Company (the “Common Stock”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion, the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock Yes No

If Yes, $ of Interest Accrued on Account of Conversion at Issue.

Number of Shares of Common Stock to be Issued:

Signature:

Name:

Delivery Instructions:

Schedule 1

CONVERSION SCHEDULE

This 8% Senior Secured Convertible Promissory Note, due [        ], 2018, in the original principal amount of $[        ] is issued by Delcath Systems, Inc., a Delaware corporation. This Conversion Schedule reflects conversions made under Section 4 of the above referenced Note.

Dated:

Date of Conversion (or for first entry, Original Issue Date)	Amount of Conversion	Aggregate Principal Amount Remaining Subsequent to Conversion (or original Principal Amount)	Company Attest

EXHIBIT B

Form of Warrant

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO REGULATION S, RULE 144 OR RULE 144A UNDER SAID ACT. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

DELCATH SYSTEMS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Date of Issuance: [        ], 2018 (“Issuance Date”)

Delcath Systems, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER], the registered holder hereof (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date (defined below), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below),                     4 (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares,” and such number of Warrant Shares, the “Warrant Number”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 17. This Warrant is one of the Warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 2.1 of that certain Securities Purchase Agreement, dated as of June 4, 2018 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein, as amended from time to time (the “Securities Purchase Agreement”).

[4]	100% warrant coverage.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day on or after the Issuance Date (an “Exercise Date”), in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice. On or before the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall: (X) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or such shares of Common Stock may not be issued without legends under the 1933 Act (as defined below), upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the later of (i) two (2) Trading Days after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (ii) one (1) Trading Day after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Deadline”) shall not be deemed to be a breach of this Warrant. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in the DTC’s Fast Automated Securities Transfer Program.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $4.00, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Deadline, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or such shares of Common Stock may not be issued without legends under the 1933 Act (as defined below), to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and such shares of Common Stock may not be issued without legends under the 1933 Act (as defined below), to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be) (a “Delivery Failure”), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the Closing Sale Price of the Common Stock on the Share Delivery Deadline with respect to the related Exercise Notice (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), at any time after the Issuance Date if at the time of exercise hereof a registration statement of the Company filed with the Securities and Exchange Commission is not effective (or the prospectus contained therein is not available for use) for the resale by the Holder and/or issuance to the Holder of all of the Warrant Shares, then, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) – (A x C) B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the quotient of (x) the sum of the VWAP of the Common Stock of each of the five (5) Trading Days ending at the close of business on the Principal Market immediately prior to the time of exercise as set forth in the applicable Exercise Notice, divided by (y) five (5).

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the Subscription Date, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

(f) Beneficial Ownership Limitation on Exercises. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other SPA Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f)(i). For purposes of this Section 1(f)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of SPA Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f)(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

(g) Reservation of Shares.

(i) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the SPA Warrants then outstanding (without regard to any limitations on exercise) during the six (6) months following the Closing Date (as defined in the Securities Purchase Agreement), and thereafter, a number of shares of Common Stock at least equal to the Required Minimum (as defined in the Securities Purchase Agreement) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g)(i) be reduced other than proportionally in connection with any exercise or redemption of SPA Warrants or such other event covered by Section 2(a) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the SPA Warrants based on number of shares of Common Stock issuable upon exercise of SPA Warrants held by each holder on the Issuance Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s SPA Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any SPA Warrants shall be allocated to the remaining holders of SPA Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the SPA Warrants then held by such holders (without regard to any limitations on exercise).

(ii) Insufficient Authorized Shares. If, notwithstanding Section 1(g)(i), and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the Closing Sale Price of the Common Stock on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company; and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 1(g) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. Without limiting any provision of Section 4, if the Company, at any time on or after the Subscription Date, (i) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (ii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 2(a) above, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(c) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction), except with respect to the Rights Offering and the Backstop Commitment Transaction (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock, except with respect to the Rights Offering (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless:

(i) in the event that the Successor Entity (including its Parent Entity) is not a publicly traded entity with common equity quoted on or listed for trading on an Eligible Market and registered under the 1934 Act, the Company or the Successor Entity, as applicable, shall, on or prior to the date of consummation of such Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder cash in an amount equal to the Black Scholes Going Private Value whereupon the Successor Entity shall have no obligation to assume the obligations of the Company under this Warrant and the other Transaction Documents, including any obligation to deliver to the Holder in exchange for this Warrant any security of the Successor Entity, and

(ii) in the event that the Successor Entity (including its Parent Entity) is a publicly traded entity with common equity quoted on or listed for trading on an Eligible Market and registered under the 1934 Act, the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b)(ii) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction described in this Section 4(b)(ii) (each such Fundamental Transaction, a “Public Fundamental Transaction”), the Successor Entity shall (x) succeed to, and be substituted for (so that from and after the date of the applicable Public Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein, (y) deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Public Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Public Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Public Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Public Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b)(ii) to permit the Public Fundamental Transaction without the assumption of this Warrant.

In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c) Optional Redemptions.

(i) Fundamental Transaction Redemption. Notwithstanding the foregoing and the provisions of Section 4(b)(ii) above, at the request of (A) the Company delivered at any time prior to the Exercise Date in its sole and absolute discretion or (B) the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Public Fundamental Transaction, (y) the consummation of any Public Fundamental Transaction and (z) the Holder first becoming aware of any Public Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Public Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value. Payment of such amounts shall be made by the Company (or at the Company’s direction) to the Holder on or prior to the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Public Fundamental Transaction.

(ii) Event of Default Redemption. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of (A) the Company delivered at any time in its sole and absolute discretion or (B) the Holder delivered at any time after the occurrence of an Event of Default (as defined in the Notes) (assuming for such purpose that the Notes remain outstanding), the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Event of Default Black Scholes Value.

(d) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

(e) Subsequent Equity Sales. Neither the Company nor any Subsidiary thereof, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents (as defined in the Securities Purchase Agreement), at an effective price per share less than the Exercise Price then in effect (such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in Section 1(f) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 5.4 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction and (iv) within one (1) Business Day of the occurrence of an Event of Default (as defined in the Notes), setting forth in reasonable detail any material events with respect to such Event of Default and any efforts by the Company to cure such Event of Default. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the Commission (as defined in the Securities Purchase Agreement) pursuant to a Current Report on Form 8-K. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended, changed or waived, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least 50.1% of SPA Warrants (measured on an as-exercised basis, without regard to any limitations on exercise set forth herein). Any change, waiver or amendment so approved shall be binding upon all existing and future holders of this Warrant and any other SPA Warrants; provided, however, that no such change, waiver or amendment, as applied to any of the SPA Warrants held by any particular holder of SPA Warrants, shall, without the written consent of that particular holder, (i) disproportionally and adversely affect any rights under the SPA Warrants of any holder of SPA Warrants; or (ii) modify any of the provisions of, or impair the right of any holder of SPA Warrants under this Section 9.

10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and the Holder each hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company or such Holder, as applicable, at the address set forth in Section 5.4 of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

The Company and the Holder each hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY AND THE HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to the Exercise Price, the Closing Sale Price, Event of Default Black Scholes Value, Black Scholes Value or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile (A) if by the Company, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if the Holder, within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price, Event of Default Black Scholes Value, Black Scholes Value or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company and the Holder may jointly select an independent, reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 13 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company and the Holder each expressly acknowledges and agrees that (i) this Section 13 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Company and the Holder is each authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 13, (ii) a dispute relating to the Exercise Price includes, without limitation, disputes as to whether an agreement, instrument, security or the like constitutes and Option or Convertible Security, (iii) the terms of this Warrant and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Warrant and any other applicable Transaction Documents, (iv) the Company and the Holder shall each have the right to submit any dispute described in this Section 13 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 13 and (v) nothing in this Section 13 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 13).

14. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

16. TRANSFER. This Warrant may not be offered for sale, sold, transferred or assigned.

17. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(e) “Black Scholes Going Private Value” means the value of the unexercised portion of this Warrant remaining on the date of the consummation of the Fundamental Transaction referred to in Section 4(b)(i), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the date of consummation of the applicable Fundamental Transaction and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of consummation of the applicable Fundamental Transaction, (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 60 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Fundamental Transaction, and (B) the consummation of the applicable Fundamental Transaction.

(f) “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c)(i), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 4(c)(i) and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to

Section 4(c)(i), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c)(i) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 4(c)(i) if such request is prior to the date of the consummation of the applicable Fundamental Transaction, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 60 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Fundamental Transaction, (B) the consummation of the applicable Fundamental Transaction and (C) the date on which the Holder first became aware of the applicable Fundamental Transaction.

(g) “Bloomberg” means Bloomberg, L.P.

(h) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(i) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(j) “Common Stock” means (i) the Company’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(k) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(l) “Eligible Market” means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the OTCQB or the Principal Market

(m) “Event of Default Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c)(ii), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the highest Closing Sale Price of the Common Stock during the period beginning on the date of the occurrence of the Event of Default through the date all Events of Default have been cured (assuming for such purpose that the Notes remain outstanding) or, if earlier, the Trading Day of the Holder’s request pursuant to Section 4(c)(ii), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c)(ii), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c)(ii) and (2) the remaining term of this Warrant as of the date of the occurrence of such Event of Default, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 60 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following later of (x) the date of the occurrence of such Event of Default and (y) the date of the public announcement of such Event of Default.

(n) “Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options to employees, officers, directors, advisors or independent contractors of the Company pursuant to any stock or option plan duly adopted for such purpose, (b) shares of Common Stock, warrants or options to advisors or independent contractors of the Company for compensatory purposes, (c) securities upon the exercise or exchange of or conversion of any Securities (as defined in the Securities Purchase Agreement) issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (d) securities issuable pursuant to any contractual anti-dilution, most-favored nations or similar obligations of the Company in effect as of the date hereof, provided that such obligations have not been materially amended since the date of hereof, and (e) securities issued pursuant to acquisitions or any other strategic transactions approved by the board of directors of the Company, provided that any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(o) “Expiration Date” means the date that is the five (5) year anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(p) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(q) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(r) “Notes” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all notes issued in exchange therefor or replacement thereof.

(s) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(t) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(u) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(v) “Principal Market” means the OTCQB.

(w) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(x) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(y) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(z) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(aa) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

DELCATH SYSTEMS, INC.

By:
Name: Jennifer K. Simpson
Title: President and Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

Delcath Systems, Inc.

The undersigned holder hereby elects to exercise the Warrant to Purchase Common Stock No.              (the “Warrant”) of Delcath Systems, Inc., a Delaware corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

☐ a “Cash Exercise” with respect to                                  Warrant Shares; and/or

☐ a “Cashless Exercise” with respect to                              Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that this Exercise Notice was executed by the Holder at                  [a.m.][p.m.] on the date set forth below.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $                     to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below,              shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date:                              ,

Name of Registered Holder

By:
Name:
Title:

Tax ID:
Facsimile:
E-mail Address:

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO REGULATION S, RULE 144 OR RULE 144A UNDER SAID ACT. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

DELCATH SYSTEMS, INC.

WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Date of Issuance: [        ], 2018 (“Issuance Date”)

Delcath Systems, Inc., a Delaware corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER], the registered holder hereof (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this Warrant to Purchase Common Stock (including any Warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Exercise Date (defined below), but not after 11:59 p.m., New York time, on the Expiration Date (as defined below),                 5 (subject to adjustment as provided herein) fully paid and non-assessable shares of Common Stock (as defined below) (the “Warrant Shares,” and such number of Warrant Shares, the “Warrant Number”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 17. This Warrant is one of the Warrants to Purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 2.1 of that certain Securities Purchase Agreement, dated as of June 4, 2018 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein, as amended from time to time (the “Securities Purchase Agreement”).

[5]	10x warrant coverage.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder on any day at least [        ] months after the Issuance Date (an “Exercise Date”), in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. The Holder shall not be required to deliver the original of this Warrant in order to effect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice. On or before the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date), the Company shall: (X) provided that the Company’s transfer agent (the “Transfer Agent”) is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or such shares of Common Stock may not be issued without legends under the 1933 Act (as defined below), upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than two (2) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding the foregoing, except in the case where an exercise of this Warrant is validly made pursuant to a Cashless Exercise, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the later of (i) two (2) Trading Days after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (ii) one (1) Trading Day after the Company’s receipt of the Aggregate Exercise Price (or valid notice of a Cashless Exercise) (such later date, the “Share Delivery Deadline”) shall not be deemed to be a breach of this Warrant. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in the DTC’s Fast Automated Securities Transfer Program.

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means $0.01, subject to adjustment as provided herein. This Warrant has been fully prepaid by payment in cash to Company on the Issuance Date of an amount (the “Warrant Price”) equal to the Exercise Price multiplied by the Warrant Number.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail, for any reason or for no reason, on or prior to the Share Delivery Deadline, if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or such shares of Common Stock may not be issued without legends under the 1933 Act (as defined below), to issue and deliver to the Holder (or its designee) a certificate for the number of Warrant Shares to which the Holder is entitled and register such Warrant Shares on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program and such shares of Common Stock may not be issued without legends under the 1933 Act (as defined below), to credit the balance account of the Holder or the Holder’s designee with DTC for such number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise of this Warrant (as the case may be) (a “Delivery Failure”), and if on or after such Share Delivery Deadline the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder is entitled to receive from the Company (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within two (2) Business Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (including, without limitation, by any other Person in respect, or on behalf, of the Holder) (the “Buy-In Price”), at which point the Company’s obligation to so issue and deliver such certificate (and to issue such shares of Common Stock) or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) (and to issue such Warrant Shares) shall terminate, or (ii) promptly honor its obligation to so issue and deliver to the Holder a certificate or certificates representing such Warrant Shares or credit the balance account of such Holder or such Holder’s designee, as applicable, with DTC for the number of Warrant Shares to which the Holder is entitled upon the Holder’s exercise hereunder (as the case may be) and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of Warrant Shares multiplied by (B) the Closing Sale Price of the Common Stock on the Share Delivery Deadline

with respect to the related Exercise Notice (the “Buy-In Payment Amount”). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary (other than Section 1(f) below), at any time after the Issuance Date if at the time of exercise hereof a registration statement of the Company filed with the Securities and Exchange Commission is not effective (or the prospectus contained therein is not available for use) for the resale by the Holder and/or issuance to the Holder of all of the Warrant Shares, then, the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of Warrant Shares determined according to the following formula (a “Cashless Exercise”):

Net Number =	(A x B) – (A x C) B

For purposes of the foregoing formula:

A = the total number of shares with respect to which this Warrant is then being exercised.

B = the quotient of (x) the sum of the VWAP of the Common Stock of each of the five (5) Trading Days ending at the close of business on the Principal Market immediately prior to the time of exercise as set forth in the applicable Exercise Notice, divided by (y) five (5).

C = the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

For purposes of Rule 144(d) promulgated under the 1933 Act, as in effect on the Subscription Date, it is intended that the Warrant Shares issued in a Cashless Exercise shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Securities Purchase Agreement.

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

(f) Beneficial Ownership Limitation on Exercises. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including other SPA Warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f)(i). For purposes of this Section 1(f)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of SPA Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f)(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

(g) Reservation of Shares.

(i) Required Reserve Amount. So long as this Warrant remains outstanding, the Company shall at all times keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to 100% of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the SPA Warrants then outstanding (without regard to any limitations on exercise) during the six (6) months following the Closing Date (as defined in the Securities Purchase Agreement), and thereafter, a number of shares of Common Stock at least equal to the Required Minimum (as defined in the Securities Purchase Agreement) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g)(i) be reduced other than proportionally in connection with any exercise or redemption of SPA Warrants or such other event covered by Section 2(a) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be allocated pro rata among the holders of the SPA Warrants based on number of shares of Common Stock issuable upon exercise of SPA Warrants held by each holder on the Issuance Date (without regard to any limitations on exercise) or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a holder shall sell or otherwise transfer any of such holder’s SPA Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any SPA Warrants shall be allocated to the remaining holders of SPA Warrants, pro rata based on the number of shares of Common Stock issuable upon exercise of the SPA Warrants then held by such holders (without regard to any limitations on exercise).

(ii) Insufficient Authorized Shares. If, notwithstanding Section 1(g)(i), and not in limitation thereof, at any time while any of the SPA Warrants remain outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for all the SPA Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the Closing Sale Price of the Common Stock on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company; and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any Buy-In Payment Amount, brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 1(g) shall limit any obligations of the Company under any provision of the Securities Purchase Agreement.

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a) Stock Dividends and Splits. Without limiting any provision of Section 4, if the Company, at any time on or after the Subscription Date, (i) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (ii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to Section 2(a) above, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment (without regard to any limitations on exercise contained herein).

(c) Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

3. RIGHTS UPON DISTRIBUTION OF ASSETS. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction), except with respect to the Rights Offering and the Backstop Commitment Transaction (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock, except with respect to the Rights Offering (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless:

(i) in the event that the Successor Entity (including its Parent Entity) is not a publicly traded entity with common equity quoted on or listed for trading on an Eligible Market and registered under the 1934 Act, the Company or the Successor Entity, as applicable, shall, on or prior to the date of consummation of such Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder cash in an amount equal to the Black Scholes Going Private Value whereupon the Successor Entity shall have no obligation to assume the obligations of the Company under this Warrant and the other Transaction Documents, including any obligation to deliver to the Holder in exchange for this Warrant any security of the Successor Entity, and

(ii) in the event that the Successor Entity (including its Parent Entity) is a publicly traded entity with common equity quoted on or listed for trading on an Eligible Market and registered under the 1934 Act, the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Securities Purchase Agreement) in accordance with the provisions of this Section 4(b)(ii) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the consummation of each Fundamental Transaction described in this Section 4(b)(ii) (each such Fundamental Transaction, a “Public Fundamental Transaction”), the Successor Entity shall (x) succeed to, and be substituted for (so that from and after the date of the applicable Public Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein, (y) deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of the applicable Public Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to the applicable Public Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of the applicable Public Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Public Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(f) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b)(ii) to permit the Public Fundamental Transaction without the assumption of this Warrant.

In addition to and not in substitution for any other rights hereunder, prior to the consummation of each Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of the applicable Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of the Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of the applicable Fundamental Transaction had this Warrant been exercised immediately prior to the applicable Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder.

(c) Optional Redemptions.

(i) Fundamental Transaction Redemption. Notwithstanding the foregoing and the provisions of Section 4(b)(ii) above, at the request of (A) the Company delivered at any time prior to the Exercise Date in its sole and absolute discretion or (B) the Holder delivered at any time commencing on the earliest to occur of (x) the public disclosure of any Public Fundamental Transaction, (y) the consummation of any Public Fundamental Transaction and (z) the Holder first becoming aware of any Public Fundamental Transaction through the date that is ninety (90) days after the public disclosure of the consummation of such Public Fundamental Transaction by the Company pursuant to a Current Report on Form 8-K filed with the SEC, the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Black Scholes Value. Payment of such amounts shall be made by the Company (or at the Company’s direction) to the Holder on or prior to the later of (x) the second (2nd) Trading Day after the date of such request and (y) the date of consummation of such Public Fundamental Transaction.

(ii) Event of Default Redemption. Notwithstanding the foregoing and the provisions of Section 4(b) above, at the request of (A) the Company delivered at any time in its sole and absolute discretion or (B) the Holder delivered at any time after the occurrence of an Event of Default (as defined in the Notes) (assuming for such purpose that the Notes remain outstanding), the Company or the Successor Entity (as the case may be) shall purchase this Warrant from the Holder on the date of such request by paying to the Holder cash in an amount equal to the Event of Default Black Scholes Value.

(d) Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of capital stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

(e) Subsequent Equity Sales. Neither the Company nor any Subsidiary thereof, at any time while this Warrant is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents (as defined in the Securities Purchase Agreement), at an effective price per share less than the Exercise Price then in effect (such issuances collectively, a “Dilutive Issuance”) (it being understood and agreed that if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is less than the Exercise Price, such issuance shall be deemed to have occurred for less than the Exercise Price on such date of the Dilutive Issuance at such effective price).

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, and (b) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in Section 1(f) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

6. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7. REISSUANCE OF WARRANTS.

(a) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 5.4 of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, (iii) at least ten (10) Trading Days prior to the consummation of any Fundamental Transaction and (iv) within one (1) Business Day of the occurrence of an Event of Default (as defined in the Notes), setting forth in reasonable detail any material events with respect to such Event of Default and any efforts by the Company to cure such Event of Default. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company shall simultaneously file such notice with the Commission (as defined in the Securities Purchase Agreement) pursuant to a Current Report on Form 8-K. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant (other than Section 1(f)) may be amended, changed or waived, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of at least 50.1% of SPA Warrants (measured on an as-exercised basis, without regard to any limitations on exercise set forth herein). Any change, waiver or amendment so approved shall be binding upon all existing and future holders of this Warrant and any other SPA Warrants; provided, however, that no such change, waiver or amendment, as applied to any of the SPA Warrants held by any particular holder of SPA Warrants, shall, without the written consent of that particular holder, (i) disproportionally and adversely affect any rights under the SPA Warrants of any holder of SPA Warrants; or (ii) modify any of the provisions of, or impair the right of any holder of SPA Warrants under this Section 9.

10. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11. GOVERNING LAW. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company and the Holder each hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company or such Holder, as applicable, at the address set forth in Section 5.4 of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.

The Company and the Holder each hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY AND THE HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date (as defined in the Securities Purchase Agreement) in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13. DISPUTE RESOLUTION.

(a) Submission to Dispute Resolution.

(i) In the case of a dispute relating to the Exercise Price, the Closing Sale Price, Event of Default Black Scholes Value, Black Scholes Value or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile (A) if by the Company, within five (5) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if the Holder, within five (5) Business Days after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price, Event of Default Black Scholes Value, Black Scholes Value or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Company and the Holder may jointly select an independent, reputable investment bank to resolve such dispute.

(ii) The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 13 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii) The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(b) Miscellaneous. The Company and the Holder each expressly acknowledges and agrees that (i) this Section 13 constitutes an agreement to arbitrate between the Company and the Holder (and constitutes an arbitration agreement) under the rules then in effect under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that the Company and the Holder is each authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 13, (ii) a dispute relating to the Exercise Price includes, without limitation, disputes as to whether an agreement, instrument, security or the like constitutes and Option or Convertible Security, (iii) the terms of this Warrant and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Warrant and any other applicable Transaction Documents, (iv) the Company and the Holder shall each have the right to submit any dispute described in this Section 13 to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 13 and (v) nothing in this Section 13 shall limit the Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 13).

14. REMEDIES, CHARACTERIZATION, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15. PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees and disbursements.

16. TRANSFER. This Warrant may not be offered for sale, sold, transferred or assigned.

17. COMPANY REDEMPTION. The Company may in its sole and absolute discretion redeem all, but not less than all, of this Warrant on the Exercise Date, by delivering payment to the Holder on or prior to the Exercise Date of an amount equal to the Warrant Price in cash or via wire transfer of immediately available funds and notifying Holder on or prior to the Exercise Date that payment has been made for such redemption, if and only if no Event of Default has occurred as of the Exercise Date under any of the Notes (as defined in the Securities Purchase Agreement) then held by Holder.

18. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b) “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(d) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(e) “Black Scholes Going Private Value” means the value of the unexercised portion of this Warrant remaining on the date of the consummation of the Fundamental Transaction referred to in Section 4(b)(i), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the date of consummation of the applicable Fundamental Transaction and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of consummation of the applicable Fundamental Transaction, (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 60 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Fundamental Transaction, and (B) the consummation of the applicable Fundamental Transaction.

(f) “Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c)(i), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the greater of (1) the highest Closing Sale Price of the Common Stock during the period beginning on the Trading Day immediately preceding the announcement of the applicable Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to Section 4(c)(i) and (2) the sum of the price per share being offered in cash in the applicable Fundamental Transaction (if any) plus the value of the non-cash consideration being offered in the applicable Fundamental Transaction (if any), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c)(i), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c)(i) and (2) the remaining term of this Warrant as of the date of consummation of the applicable Fundamental Transaction or as of the date of the Holder’s request pursuant to Section 4(c)(i) if such request is prior to the date of the consummation of the applicable Fundamental Transaction, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 60 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following the earliest to occur of (A) the public disclosure of the applicable Fundamental Transaction, (B) the consummation of the applicable Fundamental Transaction and (C) the date on which the Holder first became aware of the applicable Fundamental Transaction.

(g) “Bloomberg” means Bloomberg, L.P.

(h) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(i) “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last trade price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(j) “Common Stock” means (i) the Company’s shares of common stock, $0.01 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(k) “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(l) “Eligible Market” means The New York Stock Exchange, the NYSE MKT, the Nasdaq Global Select Market, the Nasdaq Global Market, the OTCQB or the Principal Market

(m) “Event of Default Black Scholes Value” means the value of the unexercised portion of this Warrant remaining on the date of the Holder’s request pursuant to Section 4(c)(ii), which value is calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the highest Closing Sale Price of the Common Stock during the period beginning on the date of the occurrence of the Event of Default through the date all Events of Default have been cured (assuming for such purpose that the Notes remain outstanding) or, if earlier, the Trading Day of the Holder’s request pursuant to Section 4(c)(ii), (ii) a strike price equal to the Exercise Price in effect on the date of the Holder’s request pursuant to Section 4(c)(ii), (iii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the greater of (1) the remaining term of this Warrant as of the date of the Holder’s request pursuant to Section 4(c)(ii) and (2) the remaining term of this Warrant as of the date of the occurrence of such Event of Default, (iv) a zero cost of borrow and (v) an expected volatility equal to the greater of 100% and the 60 day volatility obtained from the “HVT” function on Bloomberg (determined utilizing a 365 day annualization factor) as of the Trading Day immediately following later of (x) the date of the occurrence of such Event of Default and (y) the date of the public announcement of such Event of Default.

(n) “Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options to employees, officers, directors, advisors or independent contractors of the Company pursuant to any stock or option plan duly adopted for such purpose, (b) shares of Common Stock, warrants or options to advisors or independent contractors of the Company for compensatory purposes, (c) securities upon the exercise or exchange of or conversion of any Securities (as defined in the Securities Purchase Agreement) issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date hereof, provided that such securities have not been amended since the date hereof to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (d) securities issuable pursuant to any contractual anti-dilution, most-favored nations or similar obligations of the Company in effect as of the date hereof, provided that such obligations have not been materially amended since the date of hereof, and (e) securities issued pursuant to acquisitions or any other strategic transactions approved by the board of directors of the Company, provided that any such issuance shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

(o) “Expiration Date” means the date that is the five (5) year anniversary of the Exercise Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(p) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(q) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(r) “Notes” has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all notes issued in exchange therefor or replacement thereof.

(s) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(t) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(u) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(v) “Principal Market” means the OTCQB.

(w) “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(x) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(y) “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(z) “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the Common Stock, any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(aa) “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

DELCATH SYSTEMS, INC.

By:
Name: Jennifer K. Simpson
Title: President and Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

Delcath Systems, Inc.

The undersigned holder hereby elects to exercise the Warrant to Purchase Common Stock No.                  (the “Warrant”) of Delcath Systems, Inc., a Delaware corporation (the “Company”) as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

☐ a “Cash Exercise” with respect to                                         Warrant Shares; and/or

☐ a “Cashless Exercise” with respect to                                         Warrant Shares.

In the event that the Holder has elected a Cashless Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder hereby represents and warrants that this Exercise Notice was executed by the Holder at                      [a.m.][p.m.] on the date set forth below.

2. Payment of Exercise Price. In the event that the Holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the Holder shall pay the Aggregate Exercise Price in the sum of $                                         to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below,                      shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:
DTC Number:
Account Number:

Date:	,

Name of Registered Holder

By:

Name:
Title:

Tax ID:
Facsimile:
E-mail Address:

EXHIBIT C

Form of Intellectual Property Security Agreement

INTELLECTUAL PROPERTY SECURITY AGREEMENT

THIS INTELLECTUAL PROPERTY SECURITY AGREEMENT (this “Agreement”), dated as of June 4, 2018, by Delcath Systems, Inc., a Delaware corporation (the “Grantor”), in favor of the holders of the Company’s 8% Senior Secured Convertible Promissory Notes identified on the signature pages hereto, and their endorsees, transferees and assigns, as secured lenders (each, a “Secured Lender” and collectively, the “Secured Lenders”).

WHEREAS:

A. Reference is made to that certain Security Agreement (the “Security Agreement”), entered into by and among the Grantor, the other “Guarantors” party thereto, and the Secured Lenders, which secures certain now existing and future arising obligations owing to the Secured Lender (as defined in the Security Agreement) under the Transaction Documents (as defined in the Purchase Agreement (as defined below)), as provided in the Security Agreement;

B. Pursuant to the Security Agreement and that certain Securities Purchase Agreement (the “Purchase Agreement”), entered into between the Grantor and Secured Lender, the Grantor is required to execute and deliver to the Secured Lender this Agreement;

C. Pursuant to the terms of the Security Agreement, the Grantor has granted to the Secured Lender (as defined in the Security Agreement), a security interest in substantially all the assets of the Grantor, including all right, title and interest of the Grantor in, the IP Collateral (as defined below); and

D. Capitalized terms used and not otherwise defined herein that are defined in the Security Agreement or the Purchase Agreement shall have the meanings given such terms in the Security Agreement or the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantor hereby grants to the Secured Lender, to secure the Obligations (as defined in the Security Agreement), a continuing security interest in all of the Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired:

1. Each United States and foreign trademark and trademark application, including, without limitation, each United States federally registered trademark and trademark application referred to in Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

2. Each trademark license, including, without limitation, each trademark license listed on Schedule 1 annexed hereto, together with all goodwill associated therewith;

3. All products and proceeds of the foregoing items 1 through 2, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any trademark, including, without limitation, any trademark referred to in Schedule 1 annexed hereto, any trademark issued pursuant to a trademark application referred to in Schedule 1 and any trademark licensed under any trademark license listed on Schedule 1 annexed hereto (items 1 through 3 being herein collectively referred to as the “Trademark Collateral”);

4. Each United States and foreign patent and patent application, including, without limitation, each United States federally registered patent and patent application referred to in Schedule 2 annexed hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

5. Each patent license, including, without limitation, each patent license listed on Schedule 2 annexed hereto, together with all goodwill associated therewith;

6. All products and proceeds of the foregoing items 4 through 5, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any patent, including, without limitation, any patent referred to in Schedule 2 annexed hereto, any trademark issued pursuant to a patent application referred to in Schedule 2 and any patent licensed under any patent license listed on Schedule 2 annexed hereto (items 4 through 6 being herein collectively referred to as the “Patent Collateral”);

7. If applicable, each United States and foreign copyright and copyright application, including, without limitation, each United States federally registered copyright and copyright application referred to in Schedule 3 annexed hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

8. If applicable, each copyright license, including, without limitation, each copyright license listed on Schedule 3 annexed hereto, together with all goodwill associated therewith;

9. All products and proceeds of the foregoing items 7 through 8, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement, misappropriation, dilution, violation or other impairment of any copyright, including, without limitation, any copyright referred to in Schedule 3 annexed hereto, any copyright issued pursuant to a copyright application referred to in Schedule 3 and any copyright licensed under any copyright license listed on Schedule 3 annexed hereto (items 7 through 9 being herein collectively referred to as the “Copyright Collateral”; items 1 through 9 being herein (i.e., the Trademark Collateral, the Patent Collateral, and the Copyright Collateral) collectively referred to as the “IP Collateral”).

10. This security interest is granted in conjunction with the security interests granted to the Secured Lender, pursuant to the Security Agreement and the other Transaction Documents (as defined in the Purchase Agreement). The Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Lender with respect to the security interest in the IP Collateral made and granted hereby are more fully set forth in the Transaction Documents (as defined in the Purchase Agreement), the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Transaction Documents (as defined in the Purchase Agreement).

11. Grantor shall give Secured Lender prior written notice of no less than five (5) Business Days before filing any additional application for registration of any trademark and prompt notice in writing of any additional trademark registrations, patent registration, or copyright registrations granted therefor after the date hereof. Without limiting Grantor’s obligations under this paragraph, Grantor hereby authorizes Secured Lender unilaterally to modify this Agreement by amending Schedules 1, 2, or 3 to include any future United States registered trademarks, patents, copyrights or applications therefor of Grantor. Notwithstanding the foregoing, no failure to so modify this Agreement or amend Schedules 1, 2, or 3 shall in any way affect, invalidate or detract from Secured Lender’s continuing security interest in all Collateral, whether or not listed on Schedule 1, 2, or 3.

12. Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with their trademarks subject to the security interest hereunder.

13. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

14. This Agreement is a Transaction Document (as defined in the Purchase Agreement).

15. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement and all disputes arising hereunder shall be governed by, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereto (a) agree that any legal action or proceeding with respect to this Agreement or any other agreement, document, or other instrument executed in connection herewith or therewith, shall be brought in any state or federal court located within the City of New York, New York, (b) irrevocably waive any objections which either may now or hereafter have to the venue of any suit, action or proceeding arising out of or relating to this Agreement, or any other agreement, document, or other instrument executed in connection herewith, brought in the aforementioned courts and (c) further irrevocably waive any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum.

16. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and Secured Lenders holding at least 50.1% in interest of the Notes then outstanding, provided that if any modification, amendment or termination disproportionately and adversely impacts a Secured Lender (or group of Secured Lenders), the consent of such disproportionately impacted Secured Lender (or group of Secured Lenders) shall also be required, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

The Grantor has caused this Intellectual Property Security Agreement to be duly executed by its duly authorized officer thereunto as of the date first set forth above.

DELCATH SYSTEMS, INC., a Delaware corporation, on behalf of itself and all subsidiaries

By:
Name: Jennifer K. Simpson
Title: President and Chief Executive Officer

[INTELLECTUAL PROPERTY SECURITY AGREEMENT SIGNATURE PAGE]

Acknowledged:

[ ] as Secured Lender

By:
Name:
Title:

DISCLOSURE SCHEDULES

(Security Agreement)

The following are the Disclosure Schedules (the “Disclosure Schedules”) referred to in that certain Security Agreement, dated as of June 4, 2018 (the “Agreement”), among Delcath Systems, Inc., a Delaware corporation (the “Company”), any subsidiary and affiliate of the Company that is a signatory hereto either now or joined in the future (the “Subsidiaries”, and, together with the Company, the “Debtors”) and the holder(s) of the Note (as defined in the Agreement), their endorsees, transferees and assigns (collectively, the “Secured Lender”).

SCHEDULE A

Principal Place of Business of Debtors:

Locations Where Collateral is Located or Stored

Delcath Systems, Inc.

1633 Broadway, Suite 22C

New York, NY 10019

Inventory and Equipment:

566 Queensbury

Queensbury, NY 12804

SCHEDULE B

Liens on Assets

1.	Pledge of Silicon Valley Bank account nos. 3301246486 and 3301264690 securing the Existing Silicon Valley Bank L/CS.

2.	Pledge of Silicon Valley Bank account no. 3301464115 securing the Existing Silicon Valley Bank Services Indebtedness.

SCHEDULE C

Governmental or regulatory filing evidencing liens on collateral

NA

SCHEDULE D

Organizational Information on Subsidiaries of Delcath Systems, Inc.

See disclosure schedules to Securities Purchase Agreement

SCHEDULE E

Merger Information on Subsidiaries of Delcath Systems, Inc.

SCHEDULE F

Patents & Trademarks Listing

Patents Issued in the United States

Patent No.	Title	Issuance Date	Owned or Licensed	Expiration Date
7,022,097	Method For Treating Glandular Diseases and Malignancies	04/04/2006	Owned	06/24/2023

9,707,331	Apparatus For Removing Chemotherapy Compounds from Blood	07/18/2017	Owned	09/17/2034

D708749	Dual Filter	07/08/2014	Owned	07/08/2028

9,314,561	Filter and Frame Apparatus and Method of Use	04/19/2016	Owned	02/07/2034

9,541,544	A Method of Selecting Chemotherapeutic Agents for an Isolated Organ or Regional Therapy	01/10/2017	Owned	08/28/2033

8,679,057	Recovery Catheter Assembly	03/25/2014	Licensed	03/04/2031

9,265,914	Recovery Catheter Assembly	02/23/2016	Licensed	04/05/2031

9,108,029	Recovery Catheter Assembly and Method	08/18/2015	Licensed	02/09/2034

9,814,823	Recovery Catheter Assembly and Method	10/9/2017	Licensed	07/27/2032

Patent Applications in the United States

Application No.	Application Title	Filing Date	Owned or Licensed
15/651,141	Apparatus For Removing Chemotherapy Compounds from Blood	07/17/2017	Owned

15/071,896	Filter and Frame Apparatus and Method of Use	03/16/2016	Owned

15/346,239	A Method of Selecting Chemotherapeutic Agents for an Isolated Organ or Regional Therapy	11/08/2016	Owned

14/995,677	Recovery Catheter Assembly	01/14/2016	Licensed

14/797,108	Recovery Catheter Assembly and Method	07/11/2015	Licensed

15/728,296	Recovery Catheter Assembly and Method	10/09/2017	Licensed

Foreign Patents

Application No.	Title	Filing Date	Owned or Licensed	Expiration Date
84.098	Dual Filter (Argentina)	06/29/2012	Owned	06/29/2027

343454	Dual Filter (Australia)	07/23/2012	Owned	06/25/2022

146201	Dual Filter (Canada)	05/15/2013	Owned	05/15/2023

ZL 201230277905.5	Dual Filter (China)	03/20/2013	Owned	06/22/2022

001333173	Dual Filter (Europe)	06/27/2012	Owned	06/25/2037

1456186	Dual Filter Cartridge for Fluid Filtration (Japan)	10/26/2012	Owned	10/26/2032

2797644	Filter and Frame Apparatus and Method of Use (Belgium)	04/12/2017	Owned	12/29/2032

2797644	Filter and Frame Apparatus and Method of Use (France	04/12/2017	Owned	12/29/2032

602012031191.6	Filter and Frame Apparatus and Method of Use (Germany)	04/12/2017	Owned	12/29/2032

2797644	Filter and Frame Apparatus and Method of Use (Great Britain)	04/12/2017	Owned	12/29/2032

2797644	Filter and Frame Apparatus and Method of Use (Ireland)	04/12/2017	Owned	12/29/2032

2797644	Filter and Frame Apparatus and Method of Use (Italy)	04/12/2017	Owned	12/29/2032

2797644	Filter and Frame Apparatus and Method of Use (Luxembourg)	04/12/2017	Owned	12/29/2032

2797644	Filter and Frame Apparatus and Method of Use (Switzerland)	04/12/2017	Owned	12/29/2032

2011224640	Recovery Catheter Assembly (Australian)	08/20/2015	Licensed	03/04/2031

ZL201180022704.3	Recovery Catheter Assembly (China)	08/26/2015	Licensed	03/04/2031

ZL 201510452193.9	Recovery Catheter Assembly (China)	Not available	Licensed

5982081	Recovery Catheter Assembly (Japan)	08/05/2016	Licensed	03/04/2031

Foreign Patent Applications

Application No.	Title	Filing Date	Owned or Licensed
12847108.3	Apparatus For Removing Chemotherapy Compounds from Blood (Europe)	11/07/2012	Owned

17176952.4	Apparatus For Removing Chemotherapy Compounds from Blood (Europe)	11/07/2012	Owned

17165333.0	Filter and Frame Apparatus and Method of Use (Europe)	12/29/2012	Owned

18164476.6	Filter and Frame Apparatus and Method of Use (Europe)	12/29/2012	Owned

15104220.7	Filter and Frame Apparatus and Method of Use (Hong Kong	07/07/2017	Owned

2015210390	Recovery Catheter Assembly (Australia)	03/04/2011	Licensed

2793561	Recovery Catheter Assembly (Canada)	09/05/2012	Licensed

11709548.9	Recovery Catheter Assembly (Europe)	03/04/2011	Licensed

2016-081587	Recovery Catheter Assembly (Japan)	09/06/2012	Licensed

Patent Application 13110687.2	Recovery Catheter Assembly (Hong Kong)	09/06/2012	Licensed

Trademark Portfolio

TRADEMARK	STATUS	COUNTRY	APPLN. NO	APPLICATION DATE	REGISTRATION NO	REGISTRATION DATE
CHEMOFUSE	Registered	European Union	9544297	11/23/2010	9544297	4/12/2011

CHEMOFUSE	Registered	USA	85/172,818	11/9/2010	4,242,543	11/13/2012

CHEMOSAT	Pending	Argentina	3006313	5/31/2010

CHEMOSAT	Registered	Australia	A0018997	3/8/2010	1033246	3/8/2010

CHEMOSAT	Pending	Brazil	831297557	1/10/2012

CHEMOSAT	Registered	China	A0018997	3/8/2010	1033246	3/8/2010

CHEMOSAT	Registered	Colombia	1077052	6/25/2010	415377	11/30/2010

CHEMOSAT	Registered	European Union	A0018997	3/8/2010	1033246	3/8/2010

CHEMOSAT	Registered	Hong Kong	302134449	1/10/2012	30213449	1/10/2012

CHEMOSAT	Registered	India	1935212	3/12/2010	1017505	7/13/2011

CHEMOSAT	Registered	Israel	A0018997	3/8/2010	1033246	3/8/2010

CHEMOSAT	Registered	Japan	A0018997	3/8/2010	1033246	3/8/2010

CHEMOSAT	Registered	Korea (South)	A0018997	3/8/2010	1033246	3/8/2010

CHEMOSAT	Registered	Mexico	1,072,333	3/5/2010	1,187,556	10/29/2010

CHEMOSAT	Registered	New Zealand	854899	1/10/2012	854899	7/11/2012

CHEMOSAT	Registered	Russian Federation	A0018997	3/8/2010	1033246	3/8/2010

CHEMOSAT	Registered	Taiwan	099009554	3/4/2010	1459056	5/1/2011

CHEMOSAT	Registered	USA	77/944,997	2/25/2010	4,176,059	7/17/2012

CHEMOSAT	Registered	WIPO	A0018997	3/8/2010	1033246	3/8/2010

CHEMOSATURATION	Registered	Argentina	3006314	5/31/2010	3006314	5/31/2010

CHEMOSATURATION	Registered	Colombia	10077050	6/25/2010	415376	11/30/2010

CHEMOSATURATION	Registered	Japan	A0018998	3/8/2010	1033711	3/4/2011

CHEMOSATURATION	Registered	Korea (South)	A0018998	3/8/2010	1033711	3/8/2010

CHEMOSATURATION	Registered	Mexico	1,072,332	3/5/2010	1,187,555	10/29/2010

CHEMOSATURATION	Registered	Taiwan	099009555	3/4/2010	1459057	5/1/2011

DELCATH	Pending	Argentina	3139665	1/10/2012

DELCATH	Registered	Australia	1468745	1/10/2012	1468745	8/13/2012

DELCATH	Pending	Brazil	831297565	1/10/2012

DELCATH	Registered	China	A0024132	4/11/2011	1075265	4/11/2011

DELCATH	Registered	European Union	A0024132	4/11/2011	1075265	4/11/2011

DELCATH	Registered	Hong Kong	302134485	1/10/2012	302134485	10/4/2012

DELCATH	Registered	India	2264126	1/9/2012	2264126	1/10/2012

DELCATH	Registered	Israel	A0024132	4/11/2011	1075265	4/11/2011

DELCATH	Registered	Japan	A0024132	4/11/2011	1075265	4/11/2011

DELCATH	Registered	Korea (South)	A0024132	4/11/2011	1075265	1/21/2013

DELCATH	Registered	Mexico	1240455	1/11/2012	1360234	4/10/2013

DELCATH	Registered	New Zealand	854898	1/10/2012	854898	7/11/2012

DELCATH	Registered	Russian Federation	A0024132	4/11/2011	1075265	4/11/2011

DELCATH	Registered	Taiwan	101001404	1/10/2012	1536288	9/16/2012

DELCATH	Registered	USA	76/266,056	6/4/2001	2,609,452	8/20/2002

DELCATH	Registered	USA	85/288,673	4/7/2011	4,049,055	11/1/2011

DELCATH	Registered	WIPO	A0024132	4/11/2011	1075265	4/11/2011

TRADEMARK	STATUS	COUNTRY	APPLN. NO	APPLICATION DATE	REGISTRATION NO	REGISTRATION DATE
DELKERAN	Registered	Argentina	3011124	6/22/2010	3011124	6/22/2010

DELKERAN	Registered	Colombia	10025071	3/3/2010	412426	10/25/2010

DELKERAN	Registered	India	1935213	3/12/2010	1000910	4/8/2011

DELKERAN	Registered	Japan	A0018996	3/8/2010	1033245	3/8/2010

DELKERAN	Pending	Mexico	1,075,546	3/19/2010

DELKERAN	Registered	Taiwan	099011209	3/12/2010	1431946	10/1/2010

DELKERAN	Registered	WIPO	A0018996	3/8/2010	1033245	3/8/2010

INTENZIF	Registered	European Union	9544487	11/23/2010	9544487	5/10/2011

ISO-FUSE	Pending	Argentina	2982807	3/2/2010

ISO-FUSE	Registered	Australia	A0018891	3/1/2010	1033135	3/1/2010

ISO-FUSE	Pending	Brazil	830540040	3/2/2010

ISO-FUSE	Registered	China	A0018891	3/1/2010	1033135	3/1/2010

ISO-FUSE	Registered	Colombia	10024515	3/2/2010	412425	10/25/2010

ISO-FUSE	Registered	European Union	A0018891	3/1/2010	1033135	3/1/2010

ISO-FUSE	Registered	India	1929176	3/2/2010	993908	3/30/2011

ISO-FUSE	Registered	Korea (South)	A0018891	3/1/2010	1033135	3/1/2010

ISO-FUSE	Registered	Mexico	1,071,313	3/2/2010	1,187,552	10/29/2010

ISO-FUSE	Registered	Taiwan	099009131	3/2/2010	1426959	9/1/2010

ISO-FUSE	Registered	USA	77/818,131	9/2/2009	4,272,541	1/8/2013

ISO-FUSE	Registered	WIPO	A0018891	3/1/2010	1033135	3/1/2010

ITENZIF	Registered	European Union	10014165	6/1/2011	10014165	10/13/2011

MELMISAT	Registered	European Union	9544552	11/23/2010	9544552	5/10/2011

PHP	Registered	USA	77/529,005	7/23/2008	3,880,422	11/23/2010

THE DELCATH PHP SYSTEM	Registered	USA	77/529,348	7/23/2008	3,926,021	3/1/2011

SCHEDULE G

Account debtors’ governmental authority

na

SCHEDULE H

Pledged ownership & equity interests in entities

Subsidiary Legal Name	State of Organization	Type of Organization	Percentage owned by Delcath Systems, Inc.
Delcath Holdings Limited	Bermuda		65%

EXHIBIT D

Form of Security Agreement

SECURITY AGREEMENT

This SECURITY AGREEMENT, dated as of June 4, 2018 (this “Agreement”), is by and among Delcath Systems, Inc., a Delaware corporation (the “Company”), any subsidiary of the Company that is a signatory hereto either now joined or joined in the future (such subsidiaries, the “Guarantors” and, together with the Company, the “Debtors”) and the holders of the Company’s 8% Senior Secured Convertible Promissory Notes identified on the signature pages hereto, and their endorsees, transferees and assigns (each, a “Secured Lender” and collectively, the “Secured Lenders”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of even date herewith, by and amount the Company and the purchasers signatory thereto (the “Purchase Agreement”), the Secured Lender has agreed to fund the Company with respect to the issuance of that certain 8% Senior Secured Convertible Notes, issued by the Company to the Secured Lender (the “Notes”); and together with the Notes, any other securities that may be issued from time-to-time (the “Securities”).

WHEREAS, in order to induce the Secured Lender to fund the Company, each Debtor has agreed to execute and deliver to the Secured Lender this Agreement and to grant the Secured Lender a security interest in certain property of such Debtor to secure the prompt payment, performance and discharge in full of all of the Company’s obligations under the Transaction Documents (as defined in the Purchase Agreement) and the obligations required by any guarantors under any guarantee that now or hereinafter may come into effect.

NOW, THEREFORE, in consideration of the agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings set forth in this Section 1. Terms used but not otherwise defined in this Agreement that are defined in Article 9 of the UCC (such as “account”, “chattel paper”, “commercial tort claim”, “deposit account”, “document”, “equipment”, “fixtures”, “general intangibles”, “goods”, “instruments”, “inventory”, “investment property”, “letter-of-credit rights”, “proceeds” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC.

(a) “Collateral” means the collateral in which the Secured Lender is granted a security interest by this Agreement and which shall comprise all assets of Debtors, including, without limitation, the following personal property of the Debtors, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith, and all dividends, interest, cash, notes, securities, equity interest or other property at any time and from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Securities (as defined below):

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, tanks, boats, ships, appliances, furniture, special and general tools, fixtures, test and quality control devices and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Debtor’s businesses and all improvements thereto; and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, rights under any of the Organizational Documents, agreements related to the Pledged Securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf”, licensed from any third party or developed by any Debtor), computer software development rights, leases, franchises, customer lists, quality control procedures, grants and rights, goodwill, Intellectual Property and income tax refunds;

(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles and trucks which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv) All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims;

(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

(viii) All supporting obligations;

(ix) All files, records, books of account, business papers, and computer programs; and

(x) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

Without limiting the generality of the foregoing, the “Collateral” shall include all investment property and any other shares of capital stock and/or other equity interests of any Guarantor obtained in the future, and, in each case, all certificates representing such shares and/or equity interests and, in each case, all rights, options, warrants, stock, other securities and/or equity interests that may hereafter be received, receivable or distributed in respect of, or exchanged for, any of the foregoing and all rights arising under or in connection with the Pledged Securities, including, but not limited to, all dividends, interest and cash.

Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that, to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

(c) [Reserved.]

(d) “Necessary Endorsement” means undated stock powers endorsed in blank or other proper instruments of assignment duly executed and such other instruments or documents as the Secured Lender (as that term is defined below) may reasonably request.

(e) “Obligations” means all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of any Debtor to the Secured Lender pursuant to this Agreement, the Securities, the other Transaction Documents (as defined in the Purchase Agreement), and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Secured Lender as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, interest, and any other amounts owed on the Note as set forth in the Note; (ii) any and all obligations due under the Transaction Documents (as defined in the Purchase Agreement), (iii) any and all other fees, indemnities, costs, obligations and liabilities of the Debtors from time to time under or in connection with this Agreement, the Securities, the other Transaction Documents (as defined in the Purchase Agreement) and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iv) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Debtor.

(f) “Organizational Documents” means, with respect to any Debtor, the documents by which such Debtor was organized (such as articles of incorporation, certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Debtor (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

(g) “Permitted Liens” means the following:

(i) Liens imposed by law for taxes that are not yet due or are being contested in good faith, which in each case, have been appropriately reserved for;

(ii) Carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in good faith;

(iii) Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(iv) Deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(v) Liens under this Agreement; and

(vi) Any other liens in favor of the Secured Lender.

(h) “Pledged Interests” shall have the meaning ascribed to such term in Section 4(j).

(i) “Pledged Securities” shall have the meaning ascribed to such term in Section 4(i).

(j) “UCC” means the Uniform Commercial Code of the State of Delaware and any other applicable law of any state or states that has jurisdiction with respect to all, or any portion of, the Collateral or this Agreement, from time to time. It is the intent of the parties that defined terms in the UCC should be construed in their broadest sense so that the term “Collateral” will be construed in its broadest sense. Accordingly, if there are, from time to time, changes to defined terms in the UCC that broaden the definitions, they are incorporated herein and if existing definitions in the UCC are broader than the amended definitions, the existing ones shall be controlling.

2. Grant of Security Interest in Collateral. As an inducement for the Secured Lender to fund the Company and to secure the complete and timely payment, performance and discharge in full, as the case may be, of all of the Obligations, each Debtor hereby unconditionally and irrevocably pledges, grants and hypothecates to the Secured Lender a perfected, first priority security interest in and to, a lien upon and a right of set-off against all of their respective right, title and interest of whatsoever kind and nature in and to, the Collateral (a “Security Interest” and, collectively, the “Security Interests”).

3. Delivery of Certain Collateral. Contemporaneously or prior to the execution of this Agreement, each Debtor shall deliver or cause to be delivered to the Secured Lender (a) any and all certificates and other instruments representing or evidencing the Pledged Securities, and (b) any and all certificates and other instruments or documents representing any of the other Collateral, in each case, together with all Necessary Endorsements. The Debtors are, contemporaneously with the execution hereof, delivering to Secured Lender, or have previously delivered to Secured Lender, a true and correct copy of each Organizational Document governing any of the Pledged Securities.

4. Representations, Warranties, Covenants and Agreements of the Debtors. Except as set forth under the corresponding Section of the disclosure schedules delivered to the Secured Lender concurrently herewith (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof, each Debtor represents and warrants to, and covenants and agrees with, the Secured Lender as follows:

(a) Each Debtor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by each Debtor of this Agreement and the filings contemplated therein have been duly authorized by all necessary action on the part of such Debtor and no further action is required by such Debtor. This Agreement has been duly executed by each Debtor. This Agreement constitutes the legal, valid and binding obligation of each Debtor, enforceable against each Debtor in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization and similar laws of general application relating to or affecting the rights and remedies of creditors and by general principles of equity.

(b) The Debtors have no place of business or offices where their respective books of account and records are kept (other than temporarily at the offices of its attorneys or accountants) or places where Collateral is stored or located, except as set forth on Schedule A attached hereto. Except as specifically set forth on Schedule A, each Debtor is the record owner of the real property where such Collateral is located, and there exist no mortgages or other liens on any such real property except for Permitted Liens as set forth on Schedule A. Except as disclosed on Schedule A, none of such Collateral is in the possession of any consignee, bailee, warehouseman, agent or processor.

(c) Except for Permitted Liens and as set forth on Schedule B attached hereto, the Debtors are the sole owners of the Collateral (except for non-exclusive licenses granted by any Debtor in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and are fully authorized to grant the Security Interests. Except as set forth on Schedule C attached hereto, there is not on file in any governmental or regulatory authority, agency or recording office an effective financing statement, security agreement, license or transfer or any notice of any of the foregoing (other than those that will be filed in favor of the Secured Lender pursuant to this Agreement) covering or affecting any of the Collateral. Except as set forth on Schedule C attached hereto and except pursuant to this Agreement, as long as this Agreement shall be in effect, the Debtors shall not execute and shall not knowingly permit to be on file in any such office or agency any other financing statement or other document or instrument (except to the extent filed or recorded in favor of the Secured Lender pursuant to the terms of this Agreement).

(d) No written claim has been received that any Collateral or any Debtor’s use of any Collateral violates the rights of any third party. There has been no adverse decision to any Debtor’s claim of ownership rights in or exclusive rights to use the Collateral in any jurisdiction or to any Debtor’s right to keep and maintain such Collateral in full force and effect, and there is no proceeding involving said rights pending or, to the best knowledge of any Debtor, threatened before any court, judicial body, administrative or regulatory agency, arbitrator or other governmental authority.

(e) Each Debtor shall at all times maintain its books of account and records relating to the Collateral at its principal place of business and its Collateral at the locations set forth on Schedule A attached hereto and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Lender at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof (which must be within the United States) and (ii) evidence that appropriate financing statements under the UCC and other necessary documents have been filed and recorded and other steps have been taken to perfect the Security Interests to create in favor of the Secured Lender a valid, perfected and continuing perfected first priority lien in the Collateral.

(f) This Agreement creates in favor of the Secured Lender a valid first priority security interest in the Collateral, subject only to Permitted Liens, securing the payment and performance of the Obligations. Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral which may be perfected by filing Uniform Commercial Code financing statements shall have been duly perfected. Except for (i) the filing of the Uniform Commercial Code financing statements referred to in the immediately following paragraph, (ii) the recordation of the Intellectual Property Security Agreement (as defined in Section 4(p) hereof) with respect to copyrights and copyright applications in the United States Copyright Office referred to in paragraph (mm), (iii) the recordation of the Intellectual Property Security Agreement (as defined in Section 4(p) hereof) with respect to patents and trademarks of the Debtors in the United States Patent and Trademark Office referred to in paragraph (oo), (iv) the execution and delivery of deposit account control agreements satisfying the requirements of Section 9-104(a)(2) of the UCC with respect to each deposit account of the Debtors, (v) if there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the execution and delivery of securities account control agreements satisfying the requirements of 9-106 of the UCC with respect to each such investment property of the Debtors, and (vi) the delivery of the certificates and other instruments provided in Section 3, Section 4(aa) and Section 4(cc), no action is necessary to create, perfect or protect the security interests created hereunder. Without limiting the generality of the foregoing, except for the foregoing, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (x) the execution, delivery and performance of this Agreement, (y) the creation or perfection of the Security Interests created hereunder in the Collateral or (z) the enforcement of the rights of the Secured Lender and the Secured Lender hereunder.

(g) Each Debtor hereby authorizes the Secured Lender to file one or more financing statements under the UCC, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction reasonably deemed proper by it.

(h) The execution, delivery and performance of this Agreement by the Debtors does not (i) violate any of the provisions of any Organizational Documents of any Debtor or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation applicable to any Debtor or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing any Debtor’s debt or otherwise) or other understanding to which any Debtor is a party or by which any property or asset of any Debtor is bound or affected. If any, all required consents (including, without limitation, from stockholders or creditors of any Debtor) necessary for any Debtor to enter into and perform its obligations hereunder have been obtained.

(i) The capital stock and other equity interests listed on Schedule H hereto (the “Pledged Securities”) represent all capital stock and other equity interests of the Guarantors and represent all capital stock and other equity interests owned, directly or indirectly, by the Company. All of the Pledged Securities are validly issued, fully paid and nonassessable, and the Company is the legal and beneficial owner of the Pledged Securities, free and clear of any lien, security interest or other encumbrance except for the security interests created by this Agreement and other Permitted Liens.

(j) The ownership and other equity interests in partnerships and limited liability companies (if any) included in the Collateral (the “Pledged Interests”) by their express terms provide that they are securities governed by Article 8 of the UCC.

(k) Except for Permitted Liens, each Debtor shall at all times maintain the liens and Security Interests provided for hereunder as valid and perfected, first priority liens and security interests in the Collateral in favor of the Secured Lender until this Agreement and the Security Interest hereunder shall be terminated pursuant to Section 14 hereof. Each Debtor hereby agrees to defend the same against the claims of any and all persons and entities. Each Debtor shall safeguard and protect all Collateral for the account of the Secured Lender. At the request of the Secured Lender, each Debtor will sign and deliver to the Secured Lender at any time or from time to time one or more financing statements pursuant to the UCC in form reasonably satisfactory to the Secured Lender and will pay the cost of filing the same in all public offices wherever filing is, or is deemed by the Secured Lender to be, necessary or desirable to effect the rights and obligations provided for herein. Without limiting the generality of the foregoing, each Debtor shall pay all fees, taxes and other amounts necessary to maintain the Collateral and the Security Interests hereunder, and each Debtor shall obtain and furnish to the Secured Lender from time to time, upon demand, such releases and/or subordinations of claims and liens which may be required to maintain the priority of the Security Interests hereunder.

(l) No Debtor will transfer, pledge, hypothecate, encumber, license, sell or otherwise dispose of any of the Collateral (except for non-exclusive licenses granted by a Debtor in its ordinary course of business, sales of inventory by a Debtor in its ordinary course of business and the replacement of worn-out or obsolete equipment by a Debtor in its ordinary course of business) without the prior written consent of the Secured Lender.

(m) Each Debtor shall keep and preserve its equipment, inventory and other tangible Collateral in good condition, repair and order and shall not operate or locate any such Collateral (or cause to be operated or located) in any area excluded from insurance coverage.

(n) Each Debtor shall maintain with financially sound and reputable insurers, insurance with respect to the Collateral, including Collateral hereafter acquired, against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation having similar properties similarly situated and in such amounts as are customarily carried under similar circumstances by other such entities and otherwise as is prudent for entities engaged in similar businesses but in any event sufficient to cover the full replacement cost thereof. Each Debtor shall cause each insurance policy issued in connection herewith to provide, and the insurer issuing such policy to certify to the

Secured Lender, that (a) the Secured Lender will be named as lender-loss-payee and additional insured under each such insurance policy; (b) if such insurance be proposed to be cancelled or materially changed for any reason whatsoever, such insurer will promptly notify the Secured Lender and such cancellation or change shall not be effective as to the Secured Lender for at least thirty (30) days after receipt by the Secured Lender of such notice, unless the effect of such change is to extend or increase coverage under the policy; and (c) the Secured Lender will have the right (but no obligation) at its election to remedy any default in the payment of premiums within thirty (30) days of notice from the insurer of such default. If no Event of Default (as defined in the Note ) exists and if the proceeds arising out of any claim or series of related claims do not exceed $100,000, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be payable to the applicable Debtor; provided, however, that payments received by any Debtor after an Event of Default (as defined in the Note) or an Event of Default occurs and is continuing or in excess of $100,000 for any occurrence or series of related occurrences, upon approval by Secured Lender, which approval shall not be unreasonably withheld, delayed, denied or conditioned, loss payments in each instance will be applied by the applicable Debtor to the repair and/or replacement of property with respect to which the loss was incurred to the extent reasonably feasible, and any loss payments or the balance thereof remaining, to the extent not so applied, shall be paid to the Secured Lender on behalf of the Secured Lender and, if received by such Debtor, shall be held in trust for the Secured Lender and immediately paid over to the Secured Lender unless otherwise directed in writing by the Secured Lender. Copies of such policies or the related certificates, in each case, naming the Secured Lender as lender-loss-payee and additional insured shall be delivered to the Secured Lender at least annually and at the time any new policy of insurance is issued.

(o) Each Debtor shall, within ten (10) days of obtaining knowledge thereof, advise the Secured Lender, in sufficient detail, of any material adverse change in the Collateral, and of the occurrence of any event that would have a material adverse effect on the value of the Collateral or on the Secured Lender’ security interest, through the Secured Lender, therein.

(p) Each Debtor shall promptly execute and deliver to the Secured Lender such further deeds, mortgages, assignments, security agreements, financing statements or other instruments, documents, certificates and assurances and take such further action as the Secured Lender may from time to time request and may in its sole discretion deem necessary to perfect, protect or enforce the Secured Lender’ security interest in the Collateral, including, without limitation, if applicable, the execution and delivery of a separate security agreement with respect to each Debtor’s Intellectual Property (“Intellectual Property Security Agreement”) in which the Secured Lender has been granted a security interest hereunder, substantially in a form reasonably acceptable to the Secured Lender, which Intellectual Property Security Agreement, other than as stated therein, shall be subject to all of the terms and conditions hereof.

(q) Upon reasonable prior notice (so long as no Event of Default (as defined in the Note) or a breach under any of the Transaction Documents (as defined in the Purchase Agreement) has occurred or continuing, which in either such event, no prior notice is required), each Debtor shall permit the Secured Lender and its representatives and agents to inspect the Collateral during normal business hours and to make copies of records pertaining to the Collateral as may be reasonably requested by the Secured Lender from time to time.

(r) Each Debtor shall take all steps reasonably necessary to diligently pursue and seek to preserve, enforce and collect any rights, claims, causes of action and accounts receivable in respect of the Collateral.

(s) Each Debtor shall promptly notify the Secured Lender in sufficient detail upon becoming aware of any attachment, garnishment, execution or other legal process levied against any Collateral and of any other information received by such Debtor that may materially affect the value of the Collateral, the Security Interest or the rights and remedies of the Secured Lender hereunder.

(t) All information heretofore, herein or hereafter supplied to the Secured Lender by or on behalf of any Debtor with respect to the Collateral is accurate and complete in all material respects as of the date furnished.

(u) The Debtors shall at all times preserve and keep in full force and effect their respective valid existence and good standing and any rights and franchises material to its business.

(v) No Debtor will change its name, type of organization, jurisdiction of organization, organizational identification number (if it has one), legal or corporate structure, or identity, or add any new fictitious name unless it provides at least thirty (30) days’ prior written notice to the Secured Lender of such change and, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(w) Except in the ordinary course of business, no Debtor may consign any of its inventory or sell any of its inventory on bill-and-hold, sale-or-return, sale-on-approval, or other conditional terms of sale without the consent of the Secured Lender, which shall not be unreasonably withheld, delayed, denied, or conditioned.

(x) No Debtor may relocate its chief executive office to a new location without providing thirty (30) days’ prior written notification thereof to the Secured Lender and so long as, at the time of such written notification, such Debtor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(y) Each Debtor was organized and remains organized solely under the laws of the state set forth next to such Debtor’s name in Schedule D attached hereto, which Schedule D sets forth each Debtor’s organizational identification number or, if any Debtor does not have one, states that one does not exist.

(z) (i) The actual name of each Debtor is the name set forth in Schedule D attached hereto; (ii) no Debtor has any trade names except as set forth on Schedule E attached hereto; (iii) no Debtor has used any name other than that stated in the preamble hereto or as set forth on Schedule E for the preceding five (5) years; and (iv) no entity has merged into any Debtor or been acquired by any Debtor within the past five years except as set forth on Schedule E.

(aa) At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the applicable Debtor shall deliver such Collateral to the Secured Lender.

(bb) Each Debtor, in its capacity as issuer, hereby agrees to comply with any and all orders and instructions of Secured Lender regarding the Pledged Interests consistent with the terms of this Agreement without the further consent of any Debtor as contemplated by Section 8-106 (or any successor section) of the UCC. Further, each Debtor agrees that it shall not enter into a similar agreement (or one that would confer “control” within the meaning of Article 8 of the UCC) with any other person or entity.

(cc) Each Debtor shall cause all tangible chattel paper constituting Collateral to be delivered to the Secured Lender, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement. To the extent that any Collateral consists of electronic chattel paper, the applicable Debtor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor Section thereto).

(dd) If there is any investment property or deposit account included as Collateral that can be perfected by “control” through an account control agreement, the applicable Debtor shall cause such an account control agreement, in form and substance in each case satisfactory to the Secured Lender, to be entered into and delivered to the Secured Lender for the benefit of the Secured Lender.

(ee) To the extent that any Collateral consists of letter-of-credit rights, the applicable Debtor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Lender.

(ff) To the extent that any Collateral is in the possession of any third party, the applicable Debtor shall join with the Secured Lender in notifying such third party of the Secured Lender’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Secured Lender.

(gg) If any Debtor shall at any time hold or acquire a commercial tort claim, such Debtor shall promptly notify the Secured Lender in a writing signed by such Debtor of the particulars thereof and grant to the Secured Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Secured Lender.

(hh) Each Debtor shall immediately provide written notice to the Secured Lender of any and all accounts that are equal to or in excess of $1 million and which arise out of contracts with any governmental authority and, to the extent necessary to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof, shall execute and deliver to the Secured Lender an assignment of claims for such accounts and cooperate with the Secured Lender in taking any other steps required, in its judgment, under the Federal Assignment of Claims Act or any similar federal, state or local statute or rule to perfect or continue the perfected status of the Security Interests in such accounts and proceeds thereof.

(ii) Each Debtor shall cause each subsidiary of such Debtor to immediately become a party hereto (an “Additional Debtor”), by executing and delivering an Additional Debtor Joinder in substantially the form of Annex A attached hereto and comply with the provisions hereof applicable to the Debtors. Concurrently therewith, the Additional Debtor shall deliver replacement schedules for, or supplements to all other Schedules to (or referred to in) this Agreement, as applicable, which replacement schedules shall supersede, or supplements shall modify, the Schedules then in effect. The Additional Debtor shall also deliver such opinions of counsel, authorizing resolutions, good standing certificates, incumbency certificates, organizational documents, financing statements and other information and documentation as the Secured Lender may reasonably request. Upon delivery of the foregoing to the Secured Lender, the Additional Debtor shall be and become a party to this Agreement with the same rights and obligations as the Debtors, for all purposes hereof as fully and to the same extent as if it were an original signatory hereto and shall be deemed to have made the representations, warranties and covenants set forth herein as of the date of execution and delivery of such Additional Debtor Joinder, and all references herein to the “Debtors” shall be deemed to include each Additional Debtor.

(jj) Each Debtor shall vote the Pledged Securities to comply with the covenants and agreements set forth herein and in the Transaction Documents (as defined in the Purchase Agreement).

(kk) Each Debtor shall register the pledge of the applicable Pledged Securities on the books of such Debtor. Each Debtor shall notify each issuer of Pledged Securities to register the pledge of the applicable Pledged Securities in the name of the Secured Lender on the books of such issuer. Further, except with respect to certificated securities delivered to the Secured Lender, the applicable Debtor shall deliver to Secured Lender an acknowledgement of pledge (which, where appropriate, shall comply with the requirements of the relevant UCC with respect to perfection by registration) signed by the issuer of the applicable Pledged Securities, which acknowledgement shall confirm that: (a) it has registered the pledge on its books and records; and (b) at any time directed by Secured Lender during the continuation of an Event of Default, such issuer will transfer the record ownership of such Pledged Securities into the name of any designee of Secured Lender, will take such steps as may be necessary to effect the transfer, and will comply with all other instructions of Secured Lender regarding such Pledged Securities without the further consent of the applicable Debtor.

(ll) In the event that, upon an occurrence of an Event of Default, Secured Lender shall sell all or any of the Pledged Securities to another party or parties (herein called the “Transferee”) or shall purchase or retain all or any of the Pledged Securities, each Debtor shall, to the extent applicable: (i) deliver to Secured Lender or the Transferee, as the case may be, the articles of incorporation, bylaws, minute books, stock certificate books, corporate seals, deeds, leases, indentures, agreements, evidences of indebtedness, books of account, financial records and all other Organizational Documents and records of the Debtors and their direct and indirect subsidiaries (but not including any items subject to the attorney-client privilege related to this Agreement or any of the transactions hereunder); (ii) use its best efforts to obtain resignations of the persons then serving as officers and directors of the Debtors and their direct and indirect subsidiaries, if so requested; and (iii) use its best efforts to obtain any approvals that are required by any governmental or regulatory body in order to permit the sale of the Pledged Securities to the Transferee or the purchase or retention of the Pledged Securities by Secured Lender and allow the Transferee or Secured Lender to continue the business of the Debtors and their direct and indirect subsidiaries.

(mm) Without limiting the generality of the other obligations of the Debtors hereunder, each Debtor shall promptly (i) cause to be registered at the United States Copyright Office all of its material copyrights, (ii) cause the security interest contemplated hereby with respect to all Intellectual Property registered at the United States Copyright Office or United States Patent and Trademark Office to be duly recorded at the applicable office, and (iii) give the Secured Lender notice whenever it acquires (whether absolutely or by license) or creates any additional material Intellectual Property.

(nn) Each Debtor will from time to time, at the joint and several expense of the Debtors, promptly execute and deliver all such further instruments and documents, and take all such further action as may be necessary or desirable, or as the Secured Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Lender to exercise and enforce their rights and remedies hereunder and with respect to any Collateral or to otherwise carry out the purposes of this Agreement.

(oo) Schedule F attached hereto lists all of the patents, patent applications, trademarks, trademark applications, registered copyrights, and domain names owned by any of the Debtors as of the date hereof. Schedule F lists all material licenses in favor of any Debtor for the use of any patents, trademarks, copyrights and domain names as of the date hereof. All material patents and trademarks of the Debtors have been duly recorded at the United States Patent and Trademark Office and all material copyrights of the Debtors have been duly recorded at the United States Copyright Office.

(pp) Except as set forth on Schedule G attached hereto, none of the account debtors or other persons or entities obligated on any of the Collateral is a governmental authority covered by the Federal Assignment of Claims Act or any similar federal, state or local statute or rule in respect of such Collateral.

(qq) Until the Obligations shall have been paid and performed in full, the Company covenants that it shall promptly direct any direct or indirect subsidiary of the Company formed or acquired after the date hereof to enter into a guarantee in favor of the Secured Party, in the form of attached as an exhibit to the Purchase Agreement.

5. Effect of Pledge on Certain Rights. If any of the Collateral subject to this Agreement consists of nonvoting equity or ownership interests (regardless of class, designation, preference or rights) that may be converted into voting equity or ownership interests upon the occurrence of certain events (including, without limitation, upon the transfer of all or any of the other stock or assets of the issuer), it is agreed by Debtors that the pledge of such equity or ownership interests pursuant to this Agreement or the enforcement of any of Secured Lender’s rights hereunder shall not be deemed to be the type of event which would trigger such conversion rights notwithstanding any provisions in the Organizational Documents or agreements to which any Debtor is subject or to which any Debtor is party.

6. Defaults. The following events shall be “Events of Default”:

(a) The occurrence of an Event of Default (as defined in the Note);

(b) The occurrence of an event of default or breach under any of the Transaction Documents (as defined in the Purchase Agreement);

(c) Any representation or warranty of any Debtor in this Agreement shall prove to have been incorrect in any material respect when made;

(d) The failure by any Debtor to observe or perform any of its obligations hereunder for five (5) Trading Days after delivery to such Debtor of notice of such failure by or on behalf of a Secured Party unless such default is capable of cure but cannot be cured within such time frame and such Debtor is using best efforts to cure same in a timely fashion; or

(e) If any provision of this Agreement shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by any Debtor, or a proceeding shall be commenced by any Debtor, or by any governmental authority having jurisdiction over any Debtor, seeking to establish the invalidity or unenforceability thereof, or any Debtor shall deny that any Debtor has any liability or obligation purported to be created under this Agreement.

7. Duty to Hold in Trust.

(a) Upon the occurrence of any Event of Default and at any time thereafter, each Debtor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Transaction Documents (as defined in the Purchase Agreement) or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Lender and shall forthwith endorse and transfer any such sums or instruments, or both, to the Secured Lender.

(b) If any Debtor shall become entitled to receive or shall receive any securities or other property (including, without limitation, shares of Pledged Securities or instruments representing Pledged Securities acquired after the date hereof, or any options, warrants, rights or other similar property or certificates representing a dividend, or any distribution in connection with any recapitalization, reclassification or increase or reduction of capital, or issued in connection with any reorganization of such Debtor or any of its direct or indirect subsidiaries) in respect of the Pledged Securities (whether as an addition to, in substitution of, or in exchange for, such Pledged Securities or otherwise), such Debtor agrees to (i) accept the same as the agent of the Secured Lender; (ii) hold the same in trust on behalf of and for the benefit of the Secured Lender and (iii) to deliver any and all certificates or instruments evidencing the same to Secured Lender on or before the close of business on the fifth (5th) business day following the receipt thereof by such Debtor, in the exact form received together with the Necessary Endorsements, to be held by Secured Lender subject to the terms of this Agreement as Collateral.

8. Rights and Remedies Upon Default.

(a) During the occurrence of any Event of Default, the Secured Lender shall have the right to exercise all of the remedies conferred hereunder and under the Transaction Documents (as defined in the Purchase Agreement), and the Secured Lender shall have all the rights and remedies of a secured party under the UCC. Without limitation, the Secured Lender shall have the following rights and powers:

(i) The Secured Lender shall have the right to take possession of the Collateral and, for that purpose, enter, with the aid and assistance of any person, any premises where the Collateral, or any part thereof, is or may be placed and remove the same, and each Debtor shall assemble the Collateral and make it available to the Secured Lender at places which the Secured Lender shall reasonably select, whether at such Debtor’s premises or elsewhere, and make available to the Secured Lender, without rent, all of such Debtor’s respective premises and facilities for the purpose of the Secured Lender taking possession of, removing or putting the Collateral in saleable or disposable form.

(ii) Upon notice to the Debtors by Secured Lender, all rights of each Debtor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of each Debtor to receive the dividends and interest which it would otherwise be authorized to receive and retain, shall cease. Upon such notice, Secured Lender shall have the right to receive, for the benefit of the Secured Lender, any interest, cash dividends or other payments on the Collateral and, at the option of Secured Lender, to exercise in such Secured Lender’s discretion all voting rights pertaining thereto. Without limiting the generality of the foregoing, Secured Lender shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral or any Debtor or any of its direct or indirect subsidiaries.

(iii) The Secured Lender shall, subject to applicable law, have the right to operate the business of each Debtor using the Collateral and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Secured Lender may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Debtor, which are hereby expressly waived. Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Lender, for the benefit of the Secured Lender, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Debtor, which are hereby waived and released.

(iv) The Secured Lender shall have the right (but not the obligation) to notify any account debtors and any obligors under instruments or accounts to make payments directly to the Secured Lender, on behalf of the Secured Lender, and to enforce the Debtors’ rights against such account debtors and obligors.

(v) The Secured Lender may (but is not obligated to) direct any financial intermediary or any other person or entity holding any investment property to transfer the same to the Secured Lender or its designee.

(vi) The Secured Lender may (but is not obligated to) transfer any or all Intellectual Property registered in the name of any Debtor at the United States Patent and Trademark Office and/or Copyright Office into the name of the Secured Lender or any designee or any purchaser of any Collateral.

(b) The Secured Lender shall comply with any applicable law in connection with a disposition of Collateral and such compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral. The Secured Lender may sell the Collateral without giving any warranties and may specifically disclaim such warranties. If the Secured Lender sells any of the Collateral on credit, the Debtors will only be credited with payments actually made by the purchaser. In addition, each Debtor waives (except as shall be required by applicable statute and cannot be waived) any and all rights that it may have to a judicial hearing in advance of the enforcement of any of the Secured Lender’s rights and remedies hereunder, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights and remedies with respect thereto.

(c) For the purpose of enabling the Secured Lender to further exercise rights and remedies under this Section 8 or elsewhere provided by agreement or applicable law, each Debtor hereby grants to the Secured Lender, for the benefit of the Secured Lender, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, license or sublicense during the occurrence of an Event of Default, any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof.

9. Applications of Proceeds. The proceeds of any such sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable attorneys’ fees and expenses incurred by the Secured Lender in enforcing the Secured Lender’ rights hereunder and in connection with collecting, storing and disposing of the Collateral, and then to satisfaction of the Obligations pro rata among the Secured Lender (based on then issued and outstanding Securities at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Lender shall pay to the applicable Debtor any surplus proceeds. If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Lender is legally entitled, the Debtors will be liable for the deficiency, together with interest thereon, at the rate of 12.5% per annum or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Lender to collect such deficiency. To the extent permitted by applicable law, each Debtor waives all claims, damages and demands against the Secured Lender arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Lender as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

10. Securities Law Provision. Each Debtor recognizes that Secured Lender may be limited in its ability to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions in the Securities Act of 1933, as amended, or other federal or state securities laws (collectively, the “Securities Laws”), and may be compelled to resort to one or more sales to a restricted group of purchasers who may be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or resale thereof. Each Debtor agrees that sales so made may be at prices and on terms less favorable than if the Pledged Securities were sold to the public, and that Secured Lender has no obligation to delay the sale of any Pledged Securities for the period of time necessary to register the Pledged Securities for sale to the public under the Securities Laws. Each Debtor shall cooperate with Secured Lender in its attempt to satisfy any requirements under the Securities Laws (including, without limitation, registration thereunder if requested by Secured Lender) applicable to the sale of the Pledged Securities by Secured Lender.

11. Costs and Expenses. Each Debtor agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto, or any expenses of any searches reasonably required by the Secured Lender. The Debtors shall also pay all other claims and charges which in the reasonable opinion of the Secured Lender is reasonably likely to prejudice, imperil or otherwise affect the Collateral or the Security

Interests therein. The Debtors will also, upon demand, pay to the Secured Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Lender, for the benefit of the Secured Lender, may incur in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the Security Interest and the preparation, administration, continuance, amendment or enforcement of this Agreement and pay to the Secured Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Secured Lender, for the benefit of the Secured Lender, and the Secured Lender may incur in connection with (i) the enforcement of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, or (iii) the exercise or enforcement of any of the rights of the Secured Lender under the Transaction Documents (as defined in the Purchase Agreement). Until so paid, any fees payable hereunder shall be added to the amounts owed under the Transaction Documents (as defined in the Purchase Agreement) and shall bear interest at the Default Rate.

12. Responsibility for Collateral. The Debtors assume all liabilities and responsibility in connection with all Collateral, and the Obligations shall in no way be affected or diminished by reason of the loss, destruction, damage or theft of any of the Collateral or its unavailability for any reason. Without limiting the generality of the foregoing and except as required by applicable law, (a) neither the Secured Lender nor any Secured Party (i) has any duty (either before or after an Event of Default) to collect any amounts in respect of the Collateral or to preserve any rights relating to the Collateral, or (ii) has any obligation to clean-up or otherwise prepare the Collateral for sale, and (b) each Debtor shall remain obligated and liable under each contract or agreement included in the Collateral to be observed or performed by such Debtor thereunder. Neither the Secured Lender nor any Secured Party shall have any obligation or liability under any such contract or agreement by reason of or arising out of this Agreement or the receipt by the Secured Lender or any Secured Party of any payment relating to any of the Collateral, nor shall the Secured Lender or any Secured Party be obligated in any manner to perform any of the obligations of any Debtor under or pursuant to any such contract or agreement, to make inquiry as to the nature or sufficiency of any payment received by the Secured Lender or any Secured Party in respect of the Collateral or as to the sufficiency of any performance by any party under any such contract or agreement, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to the Secured Lender or to which the Secured Lender or any Secured Party may be entitled at any time or times.

13. Security Interests Absolute. All rights of the Secured Lender and all obligations of each Debtor hereunder, shall be absolute and unconditional, irrespective of: (a) any lack of validity or enforceability of this Agreement, the Securities, the Transaction Documents (as defined in the Purchase Agreement), or any agreement entered into in connection with the foregoing, or any portion hereof or thereof, against any other Debtor or Guarantor; (b) any change in the time, manner or place of payment or performance of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Transaction Documents (as defined in the Purchase Agreement) or any other agreement entered into in connection with the foregoing; (c) any exchange, release or nonperfection of any of the Collateral, or any release or amendment or waiver of or consent to departure from any other collateral for, or any guarantee, or any other security, for all or any of the Obligations; (d) any action by the Secured Lender to obtain, adjust, settle and cancel in its sole discretion any insurance claims or matters made or arising in connection with the Collateral; or (e) any other circumstance which might otherwise constitute any legal or equitable defense available to a Debtor, or a discharge of all or any part of the Security Interests granted hereby. Until the Obligations shall have been paid and performed in full, the rights of the Secured Lender shall continue even if the Obligations are barred for any reason, including, without limitation, the running of the statute of limitations. Each Debtor expressly waives presentment, protest, notice of protest, demand, notice of nonpayment and demand for performance. In the event that at any time any transfer of any Collateral or any payment received by the Secured Lender hereunder shall be deemed by final order of a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under the bankruptcy or insolvency laws of the United States, or shall be deemed to be otherwise due to any party other than the Secured Lender, then, in any such event, each Debtor’s obligations hereunder shall survive cancellation of this Agreement, and shall not be discharged or satisfied by any prior payment thereof and/or cancellation of this Agreement, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof. Each Debtor waives all right to require the Secured Lender to proceed against any other person or entity or to apply any Collateral which the Secured Lender may hold at any time, or to marshal assets, or to pursue any other remedy. Each Debtor waives any defense arising by reason of the application of the statute of limitations to any obligation secured hereby.

14. Term of Agreement. This Agreement shall terminate on the date on which all payments under the Securities and the Transaction Documents (as defined in the Purchase Agreement) have been indefeasibly paid in full and all other Obligations have been paid or discharged; provided, however, that all indemnities of the Debtors contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement.

15. Power of Attorney; Further Assurances.

(a) Each Debtor authorizes the Secured Lender, and does hereby make, constitute and appoint the Secured Lender and its officers, agents, successors or assigns with full power of substitution, as such Debtor’s true and lawful attorney-in-fact, with power, in the name of the Secured Lender or such Debtor, to, after the occurrence and during the continuance of an Event of Default, (i) endorse any note, checks, drafts, money orders or other instruments of payment (including payments payable under or in respect of any policy of insurance) in respect of the Collateral that may come into possession of the Secured Lender; (ii) to sign and endorse any financing statement pursuant to the UCC or any invoice, freight or express bill, bill of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts, and other documents relating to the Collateral; (iii) to pay or discharge taxes, liens, security interests or other encumbrances at any time levied or placed on or threatened against the Collateral; (iv) to demand, collect, receipt for, compromise, settle and sue for monies due in respect of the Collateral; (v) to transfer any Intellectual Property or provide licenses respecting any Intellectual Property; and (vi) generally, at the option of the Secured Lender, and at the expense of the Debtors, at any time, or from time to time, to execute and deliver any and all documents and instruments and to do all acts and things which the Secured Lender deems necessary to protect, preserve and realize upon the Collateral and the Security Interests granted therein in order to effect the intent of this Agreement and the Transaction Documents (as defined in the Purchase Agreement) all as fully and effectually as the Debtors might or could do; and each Debtor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding. The designation set forth herein shall be deemed to amend and supersede any inconsistent provision in the Organizational Documents or other documents or agreements to which any Debtor is subject or to which any Debtor is a party. Without limiting the generality of the foregoing, after the occurrence and during the continuance of an Event of Default, the

Secured Lender is specifically authorized to execute and file any applications for or instruments of transfer and assignment of any patents, trademarks, copyrights or other Intellectual Property with the United States Patent and Trademark Office and the United States Copyright Office.

(b) On a continuing basis, each Debtor will make, execute, acknowledge, deliver, file and record, as the case may be, with the proper filing and recording agencies in any jurisdiction, including, without limitation, the jurisdictions indicated on Schedule C attached hereto, all such instruments, and take all such action as may reasonably be deemed necessary or advisable, or as reasonably requested by the Secured Lender, to perfect the Security Interests granted hereunder and otherwise to carry out the intent and purposes of this Agreement, or for assuring and confirming to the Secured Lender the grant or perfection of a perfected security interest in all the Collateral under the UCC.

(c) Each Debtor hereby irrevocably appoints the Secured Lender as such Debtor’s attorney-in-fact, with full authority in the place and instead of such Debtor and in the name of such Debtor, from time to time in the Secured Lender’s discretion, to take any action and to execute any instrument which the Secured Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including the filing, in its sole discretion, of one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of such Debtor where permitted by law, which financing statements may (but need not) describe the Collateral as “all assets” or “all personal property” or words of like import, and ratifies all such actions taken by the Secured Lender. This power of attorney is coupled with an interest and shall be irrevocable for the term of this Agreement and thereafter as long as any of the Obligations shall be outstanding.

16. Notices. All notices, requests, demands and other communications hereunder shall be subject to the notice provision of the Purchase Agreement.

17. Other Security. To the extent that the Obligations are now or hereafter secured by property other than the Collateral or by the guarantee, endorsement or property of any other person, firm, corporation or other entity, then the Secured Lender shall have the right, in its sole discretion, to pursue, relinquish, subordinate, modify or take any other action with respect thereto, without in any way modifying or affecting any of the Secured Lender’ rights and remedies hereunder.

18. Reserved.

19. Miscellaneous.

(a) No course of dealing between the Debtors and the Secured Lender, nor any failure to exercise, nor any delay in exercising, on the part of the Secured Lender, any right, power or privilege hereunder or under the Transaction Documents (as defined in the Purchase Agreement) shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(b) All of the rights and remedies of the Secured Lender with respect to the Collateral, whether established hereby, the Securities or the Transaction Documents (as defined in the Purchase Agreement) or by any other agreements, instruments or documents or by law shall be cumulative and may be exercised singly or concurrently.

(c) This Agreement, together with the exhibits and schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into this Agreement and the exhibits and schedules hereto. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Debtors and Secured Lenders holding at least 50.1% in interest of the Notes then outstanding, provided that if any modification, amendment or termination disproportionately and adversely impacts a Secured Lender (or group of Secured Lenders), the consent of such disproportionately impacted Secured Lender (or group of Secured Lenders) shall also be required, or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.

(d) If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(e) No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(f) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company and the Guarantors may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Secured Lender (other than by merger). The Secured Lender may assign any or all of its rights under this Agreement to any Person (as defined in the Purchase Agreement) to whom such Secured Party assigns or transfers any Obligations, provided such transferee agrees in writing to be bound, with respect to the transferred Obligations, by the provisions of this Agreement that apply to the “Secured Lender.”

(g) Each party hereto shall take such further action and execute and deliver such further documents as may be necessary or appropriate in order to carry out the provisions and purposes of this Agreement.

(h) Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Transaction Documents (as defined in the Purchase Agreement) (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Except to the extent mandatorily governed by the jurisdiction or situs where the Collateral is located, each Debtor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(i) This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(j) All Debtors shall jointly and severally be liable for the obligations of each Debtor to the Secured Lender hereunder.

(k) Each Debtor shall indemnify, reimburse and hold harmless the Secured Lender and the Secured Lender and their respective partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from this Agreement or the Collateral, except any such losses, claims, liabilities, damages, penalties, suits, costs and expenses which result from the gross negligence or willful misconduct of the Indemnitee as determined by a final, nonappealable decision of a court of competent jurisdiction. This indemnification provision is in addition to, and not in limitation of, any other indemnification provision in the Purchase Agreement, the Transaction Documents (as defined in the Purchase Agreement), or any other agreement, instrument or other document executed or delivered in connection herewith or therewith.

(l) Nothing in this Agreement shall be construed to subject Secured Lender or any Secured Party to liability as a partner in any Debtor or any if its direct or indirect subsidiaries that is a partnership or as a member in any Debtor or any of its direct or indirect subsidiaries that is a limited liability company, nor shall Secured Lender or any Secured Party be deemed to have assumed any obligations under any partnership agreement or limited liability company agreement, as applicable, of any such Debtor or any of its direct or indirect subsidiaries or otherwise, unless and until any such Secured Party exercises its right to be substituted for such Debtor as a partner or member, as applicable, pursuant hereto.

(m) To the extent that the grant of the security interest in the Collateral and the enforcement of the terms hereof require the consent, approval or action of any partner or member, as applicable, of any Debtor or any direct or indirect subsidiary of any Debtor or compliance with any provisions of any of the Organizational Documents, the Debtors hereby represent that all such consents and approvals have been obtained.

[SIGNATURE PAGE OF DEBTORS FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed on the day and year first above written.

DELCATH SYSTEMS, INC.

By:
Name: Jennifer Simpson
Title: Chief Executive Officer

DELCATH HOLDINGS LIMITED

By:
Name: Jennifer Simpson
Title: Director

DELCATH SYSTEMS LIMITED

By:
Name: Jennifer Simpson
Title: Director

DELCATH SYSTEMS UK LIMITED

By:
Name: Jennifer Simpson
Title: Director

DELCATH SYSTEMS GMBH

By:
Name: Jennifer Simpson
Title: Director

DELCATH HOLDINGS B.V.

By:
Name: Jennifer Simpson
Title: Director

[SIGNATURE PAGE OF HOLDERS FOLLOWS]

[SIGNATURE PAGE OF HOLDERS TO SECURITY AGREEMENT]

Name of Secured Party:

Signature of Authorized Signatory of Secured Party:

Name of Authorized Signatory:

Title of Authorized Signatory:

DISCLOSURE SCHEDULES

(Security Agreement)

The following are the Disclosure Schedules (the “Disclosure Schedules”) referred to in that certain Security Agreement, dated as of June 4, 2018 (the “Agreement”), among Delcath Systems, Inc., a Delaware corporation (the “Company”), any subsidiary and affiliate of the Company that is a signatory hereto either now or joined in the future (the “Subsidiaries”, and, together with the Company, the “Debtors”) and the holder(s) of the Note (as defined in the Agreement), their endorsees, transferees and assigns (collectively, the “Secured Lenders”).

SCHEDULE A

Principal Place of Business of Debtors:

Locations Where Collateral is Located or Stored

Delcath Systems, Inc.

1633 Broadway, Suite 22C

New York, NY 10019

Inventory and Equipment:

566 Queensbury

Queensbury, NY 12804

SCHEDULE B

Liens on Assets

3.	Pledge of Silicon Valley Bank account nos. 3301246486 and 3301264690 securing the Existing Silicon Valley Bank L/CS.

4.	Pledge of Silicon Valley Bank account no. 3301464115 securing the Existing Silicon Valley Bank Services Indebtedness.

SCHEDULE C

Governmental or regulatory filing evidencing liens on collateralNA

[JOLIE]

SCHEDULE D

Organizational Information on Subsidiaries of Delcath Systems, Inc.

See SPA Schedules

SCHEDULE E

Merger Information on Subsidiaries of Delcath Systems, Inc.

SCHEDULE F

Patents & Trademarks Listing

See IPSA

SCHEDULE G

Account debtors’ governmental authority

See SPA schedules.

SCHEDULE H

Pledged ownership & equity interests in entities

Subsidiary Legal Name	State of Organization	Type of Organization	Percentage owned by Delcath Systems, Inc.
Delcath Holdings Limited	Bermuda		65%

EXHIBIT E

Form of Subsidiary Guarantee

SUBSIDIARY GUARANTEE

SUBSIDIARY GUARANTEE, dated as of June 4, 2018 (this “Guarantee”), made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Guarantors”), in favor of the purchasers signatory (together with their permitted assigns, the “Purchasers”) to that certain Securities Purchase Agreement, dated as of the date hereof, between Delcath Systems, Inc., a Delaware corporation (the “Company”) and the Purchasers (the “Purchase Agreement”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement, the Company has agreed to sell and issue to the Purchasers, and the Purchasers have agreed to purchase from the Company the Notes (as defined in the Purchase Agreement), subject to the terms and conditions set forth therein; and

WHEREAS, each Guarantor will directly benefit from the extension of credit to the Company represented by the issuance of the Notes;

NOW, THEREFORE, in consideration of the premises and to induce the Purchasers to enter into the Purchase Agreement and to carry out the transactions contemplated thereby, each Guarantor hereby agrees with the Purchasers as follows:

1. Definitions. Unless otherwise defined herein, terms defined in the Purchase Agreement and used herein shall have the meanings given to them in the Purchase Agreement. The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Guarantee shall refer to this Guarantee as a whole and not to any particular provision of this Guarantee, and Section and Schedule references are to this Guarantee unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The following terms shall have the following meanings:

“Guarantee” means this Subsidiary Guarantee, as the same may be amended, supplemented or otherwise modified from time to time.

“Obligations” means, in addition to all other costs and expenses of collection incurred by Purchasers in enforcing any of such Obligations and/or this Guarantee, all of the liabilities and obligations (primary, secondary, direct, contingent, sole, joint or several) due or to become due, or that are now or may be hereafter contracted or acquired, or owing to, of the Company or any Guarantor to the Purchasers, pursuant to this Guarantee, the Notes, that certain Security Agreement, dated as of the date hereof, among the Company, the Guarantors and the Purchasers (the “Security Agreement”) and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith, in each case, whether now or hereafter existing, voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from any of the Purchasers as a preference, fraudulent transfer or otherwise as such obligations may be amended, supplemented, converted, extended or modified from time to time. Without limiting the generality of the foregoing, the term “Obligations” shall include, without limitation: (i) principal of, and interest on the Notes and the loans extended pursuant thereto; (ii) any and all other fees, indemnities, costs, obligations and liabilities of the Company or any Guarantor from time to time under or in connection with this Guarantee, the Notes, the Security Agreement and any other instruments, agreements or other documents executed and/or delivered in connection herewith or therewith; and (iii) all amounts (including but not limited to post-petition interest) in respect of the foregoing that would be payable but for the fact that the obligations to pay such amounts are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company or any Guarantor.

2. Guarantee.

(a) Guarantee.

(i) The Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Purchasers and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(ii) Anything herein or in any other Transaction Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Transaction Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws, including laws relating to the insolvency of debtors, fraudulent conveyance or transfer or laws affecting the rights of creditors generally (after giving effect to the right of contribution established in Section 2(b)).

(iii) Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee contained in this Section 2 or affecting the rights and remedies of the Purchasers hereunder.

(iv) The guarantee contained in this Section 2 shall remain in full force and effect until all the Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by indefeasible payment in full.

(v) No payment made by the Company, any of the Guarantors, any other guarantor or any other Person or received or collected by the Purchasers from the Company, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Obligations or any payment received or collected from such Guarantor in respect of the Obligations), remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Obligations are indefeasibly paid in full.

(vi) Notwithstanding anything to the contrary in this Guarantee, with respect to any defaulted non-monetary Obligations the specific performance of which by the Guarantors is not reasonably possible (e.g., the issuance of the Company’s Common Stock), the Guarantors shall only be liable for making the Purchasers whole on a monetary basis for the Company’s failure to perform such Obligations in accordance with the Transaction Documents.

(b) Right of Contribution. Subject to Section 2(c), each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2(c). The provisions of this Section 2(b) shall in no respect limit the obligations and liabilities of any Guarantor to the Purchasers, and each Guarantor shall remain liable to the Purchasers for the full amount guaranteed by such Guarantor hereunder.

(c) No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Purchasers, no Guarantor shall be entitled to be subrogated to any of the rights of the Purchasers against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Purchasers for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Purchasers by the Company on account of the Obligations are indefeasibly paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Purchasers, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Purchasers in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Purchasers, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Purchasers may determine.

(d) Amendments, Etc. with Respect to the Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Obligations made by the Purchasers may be rescinded by the Purchasers and any of the Obligations continued, and the Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Purchasers, and the Purchase Agreement and the other Transaction Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Purchasers may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Purchasers for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. The Purchasers shall have no obligation to protect, secure, perfect or insure any Lien at any time held by them as security for the Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

(e) Guarantee Absolute and Unconditional. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Purchasers upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Company and any of the Guarantors, on the one hand, and the Purchasers, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives, to the extent permitted by law, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the

Company or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that the guarantee contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment and performance without regard to (i) the validity or enforceability of the Purchase Agreement or any other Transaction Document, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Purchasers, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance or fraud by Purchasers) which may at any time be available to or be asserted by the Company or any other Person against the Purchasers, or (iii) any other circumstance whatsoever (with or without notice to or knowledge of the Company or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Purchasers may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as they may have against the Company, any other Guarantor or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Purchasers to make any such demand, to pursue such other rights or remedies or to collect any payments from the Company, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Purchasers against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

(f) Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchasers upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

(g) Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Purchasers without set-off or counterclaim in U.S. dollars at the address set forth or referred to in the signature pages to the Purchase Agreement.

3. Representations and Warranties. Each Guarantor hereby makes the following representations and warranties to Purchasers as of the date hereof:

(a) Organization and Qualification. The Guarantor is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the applicable jurisdiction set forth on Schedule 3(a), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Guarantor has no subsidiaries other than those identified as such on the Disclosure Schedules to the Purchase Agreement. The Guarantor is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (i) adversely affect the legality, validity or enforceability of any of this Guarantee in any material respect, (ii) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Guarantor or (iii) adversely impair in any material respect the Guarantor’s ability to perform fully on a timely basis its obligations under this Guarantee (a “Material Adverse Effect”).

(b) Authorization; Enforcement. The Guarantor has the requisite corporate or company power and authority to enter into and to consummate the transactions contemplated by this Guarantee, and otherwise to carry out its obligations hereunder. The execution and delivery of this Guarantee by the Guarantor and the consummation by it of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Guarantor. This Guarantee has been duly executed and delivered by the Guarantor and constitutes the valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) No Conflicts. The execution, delivery and performance of this Guarantee by the Guarantor and the consummation by the Guarantor of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its certificate or articles of incorporation, operating agreement, bylaws or other organizational documents, or (ii) conflict with, constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Guarantor is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Guarantor is subject (including federal and state securities laws and regulations), or by which any material property or asset of the Guarantor is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Guarantor is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

(d) Consents and Approvals. The Guarantor is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local, foreign or other governmental authority or other Person in connection with the execution, delivery and performance by the Guarantor of this Guarantee.

(e) Purchase Agreement. The representations and warranties of the Company set forth in the Purchase Agreement as they relate to such Guarantor, each of which is hereby incorporated herein by reference, are true and correct as of each time such representations are deemed to be made pursuant to such Purchase Agreement, and the Purchasers shall be entitled to rely on each of them as if they were fully set forth herein, provided that each reference in each such representation and warranty to the Company’s knowledge shall, for the purposes of this Section 3, be deemed to be a reference to such Guarantor’s knowledge.

(f) Foreign Law. Each Guarantor has consulted with appropriate foreign legal counsel with respect to any of the above representations for which non-U.S. law is applicable. As applicable, such foreign counsel has advised each applicable Guarantor that such counsel knows of no reason why any of the above representations would not be true and accurate. Such foreign counsel was provided with copies of this Guarantee and the Transaction Documents prior to rendering its advice, as applicable.

4. Covenants.

(a) Each Guarantor covenants and agrees with the Purchasers that, from and after the date of this Guarantee until the Obligations shall have been indefeasibly paid in full, such Guarantor shall take, and/or shall refrain from taking, as the case may be, each commercially reasonable action that is necessary to be taken or not taken, as the case may be, so that no Event of Default (as defined in the Notes) is caused by the failure to take such action or to refrain from taking such action by such Guarantor.

(b) So long as any of the Obligations are outstanding, unless Purchasers holding at least 50.1% of the aggregate principal amount of the then outstanding Notes shall otherwise consent in writing, each Guarantor will not directly or indirectly on or after the date of this Guarantee:

(i) enter into, create, incur, assume or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(ii) enter into, create, incur, assume or suffer to exist any liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom except for Permitted Liens (as defined in the Security Agreement);

(iii) amend its certificate or articles of incorporation, bylaws, operating agreement or other organizational documents so as to adversely affect any rights of any Purchaser;

(iv) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its securities or debt obligations;

(v) pay cash dividends on any equity securities of the Company;

(vi) enter into any transaction with any Affiliate of the Guarantor which would be required to be disclosed in any public filing of the Company with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for approval of the board of directors of the Company); or

(vii) enter into any agreement with respect to any of the foregoing.

5. Miscellaneous.

(a) Amendments in Writing. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except in writing by the Purchasers.

(b) Notices. All notices, requests and demands to or upon the Purchasers or any Guarantor hereunder shall be effected in the manner provided for in the Purchase Agreement, provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 5(b).

(c) No Waiver by Course of Conduct; Cumulative Remedies. The Purchasers shall not by any act (except by a written instrument pursuant to Section 5(a)), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default under the Transaction Documents, including any Event of Default (as defined in the Notes). No failure to exercise, nor any delay in exercising, on the part of the Purchasers, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Purchasers of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Purchasers would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

(d) Enforcement Expenses; Indemnification.

(i) Each Guarantor agrees to pay, or reimburse the Purchasers for, all its reasonable costs and expenses incurred in collecting against such Guarantor under the guarantee contained in Section 2 or otherwise enforcing or preserving any rights under this Guarantee and the other Transaction Documents to which such Guarantor is a party, including, without limitation, the reasonable fees and disbursements of counsel to the Purchasers.

(ii) Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable in connection with any of the transactions contemplated by this Guarantee.

(iii) Each Guarantor agrees to pay, and to save the Purchasers harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Guarantee to the extent the Company would be required to do so pursuant to the Purchase Agreement.

(iv) The agreements in this Section 5(d) shall survive repayment of the Obligations and all other amounts payable under the Purchase Agreement and the other Transaction Documents.

(e) Successor and Assigns. This Guarantee shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Purchasers and their respective successors and assigns; provided that no Guarantor may assign, transfer or delegate any of its rights or obligations under this Guarantee without the prior written consent of the Purchasers.

(f) Set-Off. Each Guarantor hereby irrevocably authorizes the Purchasers at any time and from time to time while an Event of Default (as defined in the Notes) or other default under any of the Transaction Documents shall have occurred and be continuing, without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, to set off and appropriate and apply any and all deposits, credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Purchasers to or for the credit or the account of such Guarantor, or any part thereof in such amounts as the Purchasers may elect, against and on account of the obligations and liabilities of such Guarantor to the Purchasers hereunder and claims of every nature and description of the Purchasers against such Guarantor, in any currency, whether arising hereunder, under the Purchase Agreement, any other Transaction Document or otherwise, as the Purchasers may elect, whether or not the Purchasers have made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Purchasers shall notify such Guarantor promptly of any such set-off and the application made by the Purchasers of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Purchasers under this Section 5(f) are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Purchasers may have.

(g) Counterparts. This Guarantee may be executed by two or more of the parties to this Guarantee on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

(h) Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(i) Section Headings. The section headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

(j) Integration. This Guarantee and the other Transaction Documents represent the agreement of the Guarantors and the Purchasers with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Purchasers relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Transaction Documents.

(k) Governing Laws. All questions concerning the construction, validity, enforcement and interpretation of this Guarantee shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the Company and the Guarantors agree that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Guarantee (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each of the Company and each Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guarantee and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Guarantee or the transactions contemplated hereby.

(l) Acknowledgements. Each Guarantor hereby acknowledges that:

(i) it has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the other Transaction Documents to which it is a party;

(ii) the Purchasers have no fiduciary relationship with or duty to any Guarantor arising out of or in connection with this Guarantee or any of the other Transaction Documents, and the relationship between the Guarantors, on the one hand, and the Purchasers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(iii) no joint venture is created hereby or by the other Transaction Documents or otherwise exists by virtue of the transactions contemplated hereby among the Guarantors and the Purchasers.

(m) Additional Guarantors. The Company shall cause each of its subsidiaries formed or acquired on or subsequent to the date hereof to become a Guarantor for all purposes of this Guarantee by executing and delivering an Assumption Agreement in the form of Annex 1 hereto.

(n) Release of Guarantors. Each Guarantor will be released from all liability hereunder concurrently with the indefeasible repayment in full of all amounts owed under the Purchase Agreement, the Notes and the other Transaction Documents.

(o) Seniority. The Obligations of each of the Guarantors hereunder rank senior in priority to any other Indebtedness (as defined in the Purchase Agreement) of such Guarantor.

(p) WAIVER OF JURY TRIAL. EACH GUARANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE PURCHASERS, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND FOR ANY COUNTERCLAIM THEREIN.

*********************

(Signature Pages Follow)

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee to be duly executed and delivered as of the date first above written.

DELCATH HOLDINGS LIMITED

By:
Name: Jennifer Simpson
Title: Director

DELCATH SYSTEMS LIMITED

By:
Name: Jennifer Simpson
Title: Director

DELCATH SYSTEMS UK LIMITED

By:
Name: Jennifer Simpson
Title: Director

DELCATH SYSTEMS GMBH

By:
Name: Jennifer Simpson
Title: Director

DELCATH HOLDINGS B.V.

By:
Name: Jennifer Simpson
Title: Director

Consented and agreed to:

DELCATH SYSTEMS, INC.

By:
Name: President and Chief Executive Officer
Title: Jennifer K. Simpson

Disclosure Schedules

Subsidiary Guarantee

SCHEDULE 3(a)

Organization and Qualification

See Schedules to Securities Purchase Agreement

Schedule 5(b)

Notices

ANNEX 1 TO

SUBSIDIARY GUARANTEE

ASSUMPTION AGREEMENT, dated as of             ,             , made by                                 , a                          [corporation] (the “Additional Guarantor”), in favor of the Purchasers, as defined in the Guarantee referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Purchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, Delcath Systems, Inc., a Delaware corporation (the “Company”) and the Purchasers have entered into a Securities Purchase Agreement, dated as of [            ], 2018 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”);

WHEREAS, in connection with the Purchase Agreement, the Subsidiaries of the Company (other than the Additional Guarantor) have entered into the Subsidiary Guarantee, dated as of [            ], 2018 (as amended, supplemented or otherwise modified from time to time, the “Guarantee”) in favor of the Purchasers;

WHEREAS, the Guarantee requires the Additional Guarantor to become a party to the Guarantee; and

WHEREAS, the Additional Guarantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee. By executing and delivering this Assumption Agreement, the Additional Guarantor, as provided in Section 5(m) of the Guarantee, hereby becomes a party to the Guarantee as a Guarantor thereunder with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder. The information set forth in Annex 1 hereto is hereby added to the information set forth in the Disclosure Schedules to the Guarantee. The Additional Guarantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Guarantee is true and correct on and as the date hereof as to such Additional Guarantor (after giving effect to this Assumption Agreement) as if made on and as of such date.

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GUARANTOR]

By:

Name:
Title:

EXHIBIT F

Form of Backstop

BACKSTOP COMMITMENT PURCHASE AGREEMENT

BACKSTOP COMMITMENT PURCHASE AGREEMENT (this “Agreement”), dated as of June 4, 2018, by and between Delcath Systems, Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, including its successors and permitted assigns, a “Purchaser,” or in the aggregate, the “Purchasers”).

WHEREAS:

WHEREAS, pursuant to a rights offering (the “Rights Offering”), the Company proposes to raise up to $50 million by distributing, at no charge, to holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), on the record date set by the Board of Directors of the Company (the “Board”) on or about July 1, 2018, non-transferable rights (the “Rights”) to subscribe for and purchase shares of the Company’s Common Stock;

WHEREAS, each Right will entitle the holder to subscribe for and purchase (the “Basic Subscription Right”) one share of Common Stock at a price of $1.75 per share (the “Subscription Price”), and each holder of Rights who exercises in full its Basic Subscription Right will be entitled to subscribe for additional shares of Common Stock, to the extent they are available, at the Subscription Price (the “Over-Subscription Right”), during the subscription period reasonably determined by the Board (the “Subscription Period”);

WHEREAS, the Company has the right to extend the duration of the Rights Offering Subscription Period for up to an additional 30 days (the “Rights Offering Extension Period”) until an expiration date reasonably determined by the Board;

WHEREAS, the Company is offering to the Purchaser the opportunity to purchase (the “Backstop Offering”), at the Purchase Price (as defined below) and subject to the terms and conditions set forth in this Agreement, shares of Common Stock that are not issued in the Rights Offering pursuant to the stockholders’ exercise of their Basic Subscription Rights and Over-Subscription Rights (the “Unsubscribed Shares”); and

WHEREAS, the Purchasers are also parties to that certain Securities Purchase Agreement among the Company and the Purchasers, of even date herewith (the “Securities Purchase Agreement”);

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the Company and the Purchaser agree as follows:

AGREEMENT:

1. CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Available Amount” means each Purchaser’s pro rata amount as identified on the signature pages of this Agreement of initially Thirty Million Dollars (US$30,000,000) (and up to Fifty Million Dollars (US$50,000,000) if rights of participation are exercised) in the aggregate, which amount shall be reduced by the gross proceeds raised by the Company in the Rights Offering, and then reduced by the Purchase Amount each time the Purchaser purchases shares of Common Stock pursuant to Section 2 hereof.

(b) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(c) “Beneficial Ownership Limitation” shall have the meaning set forth in Section 2(e) hereof.

(d) “Business Day” means any day on which the Principal Market is open for trading including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(e) “Change of Control” means:

(i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act (as defined below)), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company’s then-outstanding securities;

(ii) the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such merger or consolidation;

(iii) the sale or disposition of all or substantially all of the Company’s assets (or consummation of any transaction, or series of related transactions, having similar effect);

(iv) the dissolution or liquidation of the Company; or

(v) any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

(f) Intentionally Omitted.

(g) “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

(h) “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(i) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(j) “Event of Default” shall have the meaning set forth in Section 11 hereof.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Purchaser Termination Event” means one of the following has occurred: (i) an Event of Default, subject to the expiration of any cure period under Section 12 hereof; (ii) a Material Adverse Effect; or (iii) a Change of Control of the Company.

(m) “Material Adverse Effect” means any set of circumstances or events which (i) is or could reasonably be expected to be material and adverse to the business, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, (ii) has or could reasonably be expected to have a material adverse effect on the Company’s ability to perform its obligations under this Agreement, or (iii) result in the consolidated closing bid price of the Common Stock as reported on the OTCQB (the “Stock Price”) on any day during the term of this Agreement being less than 50% of the Stock Price on the Business Day immediately preceding the execution of this Agreement.

(n) Maturity Date” means the date that is the number of Business Days from the Commencement Date reasonably set by the Board.

(o) “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(p) “Principal Market” means the OTCQB; provided, however, that in the event the Company’s Common Stock is ever listed or traded on the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or the OTC Bulletin Board (it being understood that as used herein “OTC Bulletin Board” shall also mean any successor or comparable market quotation system or exchange to the OTC Bulletin Board such as the OTCQB marketplace operated by the OTC Markets Group, Inc.), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(q) “Purchase Amount” means, with respect to any particular purchase made hereunder, the number of Purchase Shares multiplied by the Purchase Price to be purchased by the Purchaser pursuant to Section 2 hereof.

(r) “Purchase Date” means with respect to any particular purchase made hereunder, the Business Day on which the Purchaser purchases the Purchase Shares pursuant to Section 2 hereof.

(s) “Purchase Price” means the Subscription Price

(t) “Purchase Shares” shall have the meaning set forth in Section 2(b) hereof.

(u) Intentionally Omitted.

(v) “SEC” means the U.S. Securities and Exchange Commission.

(w) “SEC Documents” means all reports, schedules, forms, statements and other documents filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the year preceding the date hereof, including the exhibits thereto and documents incorporated by reference therein.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) Intentionally Omitted.

(z) “Transfer Agent” means the transfer agent of the Company as set forth in Section 13(f) hereof or such other entity which is then serving as the transfer agent for the Company in respect of the Common Stock.

2. BACKSTOP PURCHASE COMMITMENT.

Subject to the terms and conditions set forth in this Agreement, each Purchaser severally and not jointly hereby agrees, following the expiration of the Rights Offering Extension Period, to purchase from the Company in the Backstop Offering, all Purchase Shares, at the Purchase Price, up to a maximum purchase equal to the Available Amount as follows:

(a) Determination of Purchase Shares. Following the expiration of the Rights Offering Extension Period, the Company will determine the number of Purchase Shares, if any, and will notify the Purchaser in writing of (i) the number of Unsubscribed Shares, and (ii) the number of shares to be purchased by the Purchaser in the Backstop Offering (the “Purchase Shares”).

(b) Automatic Purchases. Within two (2) Business Days following the satisfaction of the conditions (the “Commencement”) as set forth in Sections 7 and 8 below (the date of satisfaction of such conditions, the “Commencement Date”), and each successive fifteen (15) Business Day period commencing with the Commencement Date during the term of this Agreement, the Purchaser shall purchase from the Company in the Backstop Offering up to the number of Purchase Shares (as defined below) equal to the lesser of (i) One Million Dollars ($1,000,000) worth of Purchase Shares or (ii) 20% of the dollar trading volume of the Common Stock on the Principal Market on the five (5) Business Days immediately preceding the Purchase Date (each such purchase, a “Purchase” and such shares, “Purchase Shares”) at the Purchase Price on the Purchase Date. The Purchase Amount may be increased on a case-by-case basis as reasonably requested by the Company. With respect to each such Purchase, the Company must deliver the Purchase Shares on the Business Day following the Purchase Date.

(c) Payment for Purchase Shares. The Purchaser shall pay to the Company an amount equal to the Purchase Amount with respect to such Purchase Shares as full payment for such Purchase Shares, at each Purchaser’s option, in whole or in part via offset of any then outstanding Notes owed to Purchaser by Company, or by wire transfer of immediately available funds no later than four Business Days after a Purchase. The Company shall cause to be issued to the Purchaser the Purchase Shares in book-entry form delivered electronically via DWAC or DTC Fast system registered in the name of the Purchaser or its nominee. The Company shall not issue any fraction of a share of Common Stock upon any purchase. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.

(d) Compliance with Rules of Principal Market. The Company shall not issue any Purchase Shares pursuant to this Agreement if such issuance would reasonably be expected to result in a breach of the Company’s obligations under the rules and regulations of the Principal Market. The provisions of this Section 2(d) shall be implemented in a manner otherwise than in strict conformity with the terms hereof only if necessary to ensure compliance with the rules and regulations of the Principal Market.

(e) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Purchaser shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Purchaser and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Purchaser and its affiliates of more than 4.99% (or, if this limitation is waived by the Purchaser upon no less than 61 days’ prior notice to the Company, 9.99%) of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Purchaser, the Company shall confirm orally or in writing to the Purchaser within two (2) Business Days of such request the number of shares of Common Stock then outstanding. The Purchaser and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof.

3. INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Purchaser represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a) Organization and Qualification. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Purchaser is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Purchaser and its subsidiaries, taken as a whole, or in its ability to perform its obligations under this Agreement.

(b) Authorization. The Purchaser has the power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Purchaser, and constitutes a valid, legal and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(c) Investment Purpose. The Purchaser is acquiring the Purchase Shares (“Securities”) as principal for its own account (this representation and warranty shall not limit the Purchaser’s right to sell the Securities at any time pursuant to the registration statement described herein or otherwise in compliance with applicable federal and state securities laws). The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(d) Information; Knowledge of Business; Financial Capacity. The Purchaser is familiar with the business in which the Company is engaged. The Purchaser has knowledge and experience in financial and business matters, is familiar with the investments such as the Common Stock, is fully aware of the risks involved in making an investment of this type, and is capable of evaluating the merits and risks of this investment. The Purchaser acknowledges that, before executing this Agreement, it had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company. The Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act and has adequate capital and means of providing for current needs to sustain a complete loss of its investment in the Company.

(e) Availability of Funds. The Purchaser has and will have available sufficient funds to purchase the Purchase Shares as and when required hereunder.

(f) No Prior Short Selling. The Purchaser represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Purchaser, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Common Stock, (ii) any hedging transaction with respect to the Common Stock, or (iii) any transaction or arrangement which establishes or has the effect of establishing a net short position with respect to the Common Stock.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Purchaser that except as set forth in the SEC Documents and the Registration Statement (as hereinafter defined), or in the Disclosure Schedules attached to the Securities Purchase Agreement and incorporated herein by reference and made a part hereof, as of the date hereof and as of the Commencement Date:

(a) Subsidiaries. All of the direct and indirect subsidiaries of the Company are set forth in the SEC Documents (each a “Subsidiary” and collectively the “Subsidiaries”). The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. Each of the Company and its Significant Subsidiaries (which has the meaning set forth in Rule 1-02 of Regulation S-X) has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Significant Subsidiaries has the corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the SEC Documents, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have or is reasonably likely to result in a Material Adverse Effect.

(c) Authorization. The Company has the power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.

(d) No Conflict. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any law, rule or regulation to which the Company or any Significant Subsidiary is subject, or by which any property or asset of the Company or any Significant Subsidiary is bound or affected, (ii) conflict with, result in any violation or breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, lease, credit facility, debt, note, bond, mortgage, indenture or other instrument (the “Contracts”) or obligation or other understanding to which the Company or any Significant Subsidiary is a party of by which any property or asset of the Company or any Significant Subsidiary is bound or affected, except to the extent that such conflict, default, termination, amendment, acceleration or cancellation right is not reasonably likely to result in a Material Adverse Effect, or (iii) result in a breach or violation of any of the terms and provisions of, or constitute a default under, the Company’s charter or by laws.

(e) No Organization Document Violation. Neither the Company nor any of its Significant Subsidiaries is in violation, breach or default under its certificate of incorporation, by-laws or other equivalent organizational or governing documents, except where the violation, breach or default in the case of a Significant Subsidiary of the Company is not reasonably likely to result in a Material Adverse Effect.

(f) Consents. All consents, approvals, orders, authorizations and filings required on the part of the Company and its subsidiaries in connection with the execution, delivery or performance of this Agreement have been obtained or made, other than such consents, approvals, orders and authorizations the failure of which to make or obtain is not reasonably likely to result in a Material Adverse Effect.

(g) No Delisting. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for inclusion on the Principal Market. There is no action pending by the Company or, to the Company’s knowledge, the Principal Market, to delist the Common Stock from the Principal Market, nor has the Company received any notification that the Principal Market is contemplating terminating such listing. When issued, the Securities will be listed on the Principal Market. The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(h) Validity of Shares. All of the issued and outstanding shares of capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable, and have been issued in compliance with all applicable securities laws, and conform to the description thereof in the SEC Documents. Except for the issuances of options or restricted stock or restricted stock units in the ordinary course of business, since the respective dates as of which information is provided in the SEC Documents, the Company has not entered into or granted any convertible or exchangeable securities, options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company.

(i) Capitalization. As of the date hereof, the capitalization of the Company (excluding the issuance of Purchase Shares hereunder) is as set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018. The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Documents, and except as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(j) Taxes. Each of the Company and its Significant Subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Significant Subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Significant Subsidiary. The provisions for taxes payable, if any, shown on the consolidated financial statements filed with or as part of the SEC Documents are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in the SEC Documents (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Significant Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Significant Subsidiaries. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(k) SEC Documents. The SEC Documents represent all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof.

(l) No Material Misstatement. At the date hereof and at the Commencement Date, each SEC Document, the Registration Statement and any post-effective amendment thereto complied or will comply in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the SEC Documents. All statistical or market-related data included or incorporated by reference in the SEC Documents are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required.

(m) Financial Statements. The consolidated financial statements of the Company, together with the related notes, included in the SEC Documents comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved present fairly the information required to be stated therein. No other financial statements, pro forma financial information or schedules are required under the Securities Act to be included in the SEC Documents.

(n) No Material Liabilities. Since the respective dates as of which information is given in the SEC Documents and the Registration Statement, (i) neither the Company nor any of its Significant Subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (ii) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock, (iii) there has not been any change in the capital stock of the Company or any of its Significant Subsidiaries (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding convertible notes, options or warrants or the issuance of restricted stock awards or restricted stock units under the Company’s existing stock awards plan, or any new grants thereof in the ordinary course of business), (iv) there has not been any material change in the Company’s long-term or short-term debt, and (v) there has not been the occurrence of any Material Adverse Effect.

(o) Books and Records. The Company makes and keeps accurate books and records and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, consistently applied and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Documents, there has not been a material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since January 1, 2018, and there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(p) Disclosure Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared and (ii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting with respect to the Company’s internal control over financial reporting.

(q) Acknowledgment Regarding Purchaser’s Status. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the Registration Rights Agreement (as hereinafter defined, together, the “Transaction Documents”) and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to the Purchaser that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(r) Absence of Litigation. There is no pending or, to the knowledge of the Company, any threatened, action, suit or proceeding to which the Company or any of its Significant Subsidiaries is a party or of which any property or assets of the Company or its subsidiaries is the subject of before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which is reasonably likely to result in a Material Adverse Effect.

(s) Permits. The Company and each of its Significant Subsidiaries holds, and is in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (“Permits”) of any governmental or self regulatory agency, authority or body required for the conduct of its business, and all such Permits are in full force and effect, in each case except where the failure to hold, or comply with, any of them is not reasonably likely to result in a Material Adverse Effect.

(t) Title. The Company and its Significant Subsidiaries have good and marketable title to all property (whether real or personal) described in the SEC Documents as being owned by them that are material to the business of the Company, in each case free and clear of all liens, claims, security interests, other encumbrances or defects, except those that are not reasonably likely to result in a Material Adverse Effect. The property held under lease by the Company and its Significant Subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as are not material or do not interfere in any material respect with the conduct of the business of the Company and its subsidiaries.

(u) Sarbanes-Oxley Act Compliance. The Company and each of its subsidiaries has complied with, is not in violation of, and has not received any notice of violation relating to any law, rule or regulation relating to the conduct of its business, or the ownership or operation of its property and assets, including, without limitation, the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder, except where the failure to be in compliance is not reasonably likely to result in a Material Adverse Effect.

(v) Investment Company. The Company is not and, after giving effect to the offering and sale of the Securities and the application of the net proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(w) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company or any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(y) Patents and Trademarks. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(z) Registration Rights. No other Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(aa) Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(bb) Transactions With Affiliates. Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(cc) Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information that is not otherwise disclosed in (or incorporated by reference in) the SEC Documents, the Registration Statement or prospectus supplements thereto or otherwise made publicly available. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that the Purchaser neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.

5. COVENANTS.

(a) SEC Filings. The Company agrees to advise the Purchaser, as soon as reasonably practicable after the Company is advised or obtains knowledge thereof, with a confirmation in writing, of (i) the time when any amendment or supplement to the Prospectus has been filed, (ii) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding suspending the effectiveness of the Registration Statement relating to the Rights Offering (the “Registration Statement”) or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (iii) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the shares of Common Stock for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (iv) the receipt of any comments from the Commission directed toward the Registration Statement or any document incorporated therein by reference, and (v) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company shall use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible.

(b) Information about the Purchaser. The Purchaser agrees to furnish to the Company all information with respect to the Purchaser that may be necessary or appropriate and will ensure that any information furnished to the Company for the Prospectus by the Purchaser does not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Confidentiality. The Purchaser acknowledges that the information received by it pursuant to this Agreement is confidential and for its use only. The Purchaser will not use such information in violation of applicable law or disclose or disseminate any such information, including any information with respect to this Agreement or the transactions contemplated hereby, without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, except if such disclosure is required by applicable law or applicable stock market regulations, in which case the Purchaser shall consult in advance with respect to such disclosure with the Company to the extent reasonably practicable.

(d) Listing. The Company shall promptly secure the listing of all of the Purchase Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Purchaser copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this section.

(e) Limitation on Short Sales and Hedging Transactions. The Purchaser agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Purchaser and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Section 242.200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(f) Due Diligence. The Purchaser shall have the right, from time to time as the Purchaser may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall provide information and reasonably cooperate with the Purchaser in connection with any reasonable request by the Purchaser related to the Purchaser’s due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Purchaser or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or prospectus supplements thereto or otherwise publicly disclosed.

(g) Purchase Records. The Purchaser and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each purchase or shall use such other method, reasonably satisfactory to the Purchaser and the Company.

(h) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Purchaser made under this Agreement.

(i) No Variable Rate Transactions and Right of Participation. From the date hereof until the Maturity Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents for cash consideration (or a combination of units thereof) involving a Variable Rate Transaction other than in connection with an Exempt Issuance. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (including, without limitation any “full ratchet” or “weighted average” anti-dilution provisions) or (ii) enters into any agreement, including, but not limited to, an equity line of credit or at-the-market offering, during the period commencing on the date of this Agreement and ending on the first anniversary thereof, whereby the Company may sell securities at a future determined price. “Exempt Issuance” means the issuance of (a) shares of Common Stock, restricted stock units or options to employees, officers, directors or vendors of the Company pursuant to any stock or option plan duly adopted for such purpose, by the Board of Directors or a majority of the members of a committee of directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by the Board of Directors or a majority of the members of a committee of directors established for such purpose, which acquisitions or strategic transactions can have a Variable

Rate Transaction component, provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities. For six (6) Monthly Periods beginning from the date hereof other than the rights offering contemplated hereby, the Company agrees that, prior to entering into each and any definitive agreement for the sale directly or indirectly of any debt, Common Stock or Common Stock Equivalents primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, to which definitive agreement, or series of related definitive agreements taken together, there are two (2) or more counterparties (not including the Company) (a “Subsequent Transaction”), the Company shall provide reasonable, good faith notice to the Purchaser (“Offering Notice”) consistent with the notice given to all other potential investors in such Subsequent Transaction, including the relevant terms and conditions of such Subsequent Transaction as are delivered to all other potential investors, and the Purchaser shall have the right to participate on equivalent terms and conditions in up to 10% of such Subsequent Transaction by delivering notice to the Company by such deadline (the “Participation Deadline”) as shall be determined by the underwriter or the investment banker involved in the transaction, or in the absence of either an underwriter or an investment banker, the Company, and applicable to all potential investors in such Subsequent Transaction, which notice from Purchaser shall indicate Purchaser’s intention to participate in the Subsequent Transaction and the amount of its participation. In the event that the Purchaser does not provide notice prior to the Participation Deadline and the Company does not enter into such Subsequent Transaction within five (5) Business Days from the Offering Notice, the Company shall again be required to provide an Offering Notice as set forth herein. The Company shall deliver an Offering Notice for each and any Subsequent Transaction and agrees that it shall not execute any definitive documentation for any Subsequent Transaction whatsoever, unless it has first complied with this Section 5(j). Notwithstanding anything to the contrary in this Section 5(i) and unless otherwise agreed to by Purchaser, the Company shall either confirm in writing to Purchaser that the transaction with respect to the Subsequent Transaction has been abandoned or shall publicly disclose its intention to enter into the Subsequent Transaction, in either case in such a manner such that Purchaser will not be in possession of any material, non-public information, by the fifth (5th) Business Day following delivery of the Offering Notice. If by such fifth (5th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Transaction has been made, and no notice regarding the abandonment of such transaction has been received by Purchaser, such transaction shall be deemed to have been abandoned and Purchaser shall no longer be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries. If the Purchaser is in possession of any information that is reasonably deemed to be material, non-public information concerning the Company or any of its Subsidiaries during such five (5) Business Day period, the Purchaser agrees to keep such information confidential and shall not engage in transactions with respect to the Company’s securities, and the Company agrees not to deliver any Purchase Notice to the Purchaser, in each case during such five (5) Business Day (or shorter) period that the Purchaser may be reasonably deemed to be in possession of material, non-public information concerning the Company or any of its Subsidiaries. Should the Company decide to pursue such transaction with respect to the Subsequent Transaction, the Company shall provide Purchaser with another Offering Notice in accordance with, and subject to, the terms of this Section 5(j) and Purchaser will again have the right of participation set forth in this Section 5(j).

6. TRANSFER AGENT INSTRUCTIONS.

The Company shall cause all of the Purchase Shares and shares of Common Stock underlying any warrants issued hereunder upon exercise (the “Warrant Shares”), to be issued under this Agreement to be issued without any restrictive legend unless the Purchaser expressly consents otherwise. The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue Purchase Shares and Warrant Shares in the name of the Purchaser in the form agreed to by the parties prior to the Commencement Date (the “Irrevocable Transfer Agent Instructions”). The Company warrants to the Purchaser that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6, will be given by the Company to the Transfer Agent with respect to the Purchase Shares and the Warrant Shares, and that the Purchase Shares and the Warrant Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement.

7. CONDITIONS TO THE PARTIES’ OBLIGATIONS.

(a) The obligations of the Company and the Purchaser to consummate the transactions contemplated hereunder in connection with the Backstop Offering are subject to the fulfillment or waiver, on or before the Commencement Date, of the following conditions:

(i) the Rights Offering shall have been consummated in accordance with the terms and conditions described in the Prospectus;

(ii) no judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Backstop Offering or the transactions contemplated by this Agreement; and

(iii) Purchaser shall have executed the Securities Purchase Agreement and the Closing shall have occurred thereunder.

8. CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF SHARES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares is subject to the satisfaction of each of the following conditions:

(a) The Purchaser shall have executed each of the Transaction Documents and delivered the same to the Company and Purchaser shall have purchased Notes pursuant to the Securities Purchase Agreement);

(b) A registration statement covering the sale of all of the Purchase Shares and Warrant Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC; and

(c) The representations and warranties of the Purchaser shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 3 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Purchaser shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Purchaser at or prior to the Commencement Date.

9. CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE SHARES OF COMMON STOCK.

The obligation of the Purchaser to purchase Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions and once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Purchaser;

(b) The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market and the Purchase Shares and the Warrant Shares shall be approved for listing upon the Principal Market;

(c) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, such representations and warranties shall be true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Purchaser shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form agreed;

(d) The closing sales price per share of the Common Stock, as reported by the OTCQB or higher market, for each of the five (5) business days immediately preceding a Purchase shall be greater than the Subscription Price;

(e) To the extent the Rights Offering was not fully subscribed by July __, 2018, the Company shall have exercised its right to extend the duration of the Rights Offering for the additional 30-day extension period to August __, 2018, as described in the Prospectus, with the Closing of the Backstop Offering for the Unsubscribed Shares to occur at the end of such Rights Offering Extension Period;

(f) All of the officers and directors of the Company shall have executed and delivered a Lock-Up Agreement restricting the sale or other disposition of their shares of Common Stock for six months following the end of the Rights Offering Extension Period;

(g) As of the Commencement Date, the Company shall have reserved out of its authorized and unissued Common Stock, (i) solely for the purpose of effecting purchases of Purchase Shares hereunder, the necessary number of shares of Common Stock and (ii) as Warrant Shares in accordance with Section 5(e) hereof, the necessary number of shares of Common Stock;

(h) The Irrevocable Transfer Agent Instructions, in form acceptable to the parties shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent;

(i) The Company shall have delivered to the Purchaser a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware as of a date within ten (10) Business Days of the Commencement Date;

(j) The Company shall have delivered to the Purchaser a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form agreed;

(k) A legal opinion of counsel to the Company, in the form of Exhibit A attached hereto, shall have been delivered to Purchaser.

(l) A registration statement covering the sale of all of the Purchase Shares and the Warrant Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the registration statement shall be pending or threatened by the SEC. The Company shall have prepared and delivered to the Purchaser a final and complete form of prospectus, dated and current as of the Commencement Date, to be used by the Purchaser in connection with any sales of the Purchase Shares and any Warrant Shares, and to be filed by the Company one (1) Business Day after the Commencement Date. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Purchase Shares and Warrant Shares pursuant to this Agreement in compliance with such laws;

(m) No Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred; and

(n) The Company shall have provided the Purchaser with the information requested by the Purchaser in connection with its due diligence requests made prior to, or in connection with, the Commencement, in accordance with the terms of Section 5(f) hereof.

10. INDEMNIFICATION.

In consideration of the Purchaser’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of its affiliates, shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (d) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, other than with respect to Indemnified Liabilities which directly and primarily result from the gross negligence or willful misconduct of the Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date Purchaser makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by Purchaser shall be conclusive evidence, absent manifest error, of the amount due from the Company to Purchaser.

11. EVENTS OF DEFAULT.

An “Event of Default” shall be deemed to have occurred at any time as any of the following events occurs:

(a) while any registration statement is required to be maintained effective pursuant to the terms hereof, the effectiveness of a registration statement registering the Purchase Shares or Warrant Shares lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Purchaser for the resale of any or all of the Purchase Shares or Warrant Shares;

(b) the delisting of the Company’s Common Stock from the Principal Market; provided, however, that the Common Stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, or the OTC Bulletin Board (or nationally recognized successor thereto);

(c) the failure for any reason by the Transfer Agent to issue Purchase Shares or Warrant Shares to the Purchaser within five (5) Business Days after the applicable Purchase Date which the Purchaser is entitled to receive;

(d) the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

(e) if the Company pursuant to or within the meaning of any Bankruptcy Law; (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, (D) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company in an involuntary case, (B) appoints a Custodian of the Company or for all or substantially all of its property, or (C) orders the liquidation of the Company or any Subsidiary; or

(g) if at any time after the Commencement Date, the Exchange Cap is reached (to the extent such Exchange Cap is applicable pursuant to Section 2(c) hereof).

In addition to any other rights and remedies under applicable law and this Agreement, including the Purchaser termination rights under Section 12 hereof, so long as an Event of Default has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become an Event of Default, has occurred and is continuing, the Purchaser shall not be permitted or obligated to purchase any shares of Common Stock under this Agreement.

12. TERMINATION

This Agreement may be terminated only as follows:

(a) If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, this Agreement shall automatically terminate without any liability or payment to the Company without further action or notice by any Person. No such termination of this Agreement under this Section 11(a) shall affect the Company’s or the Purchaser’s obligations under this Agreement with respect to pending purchases and the Company and the Purchaser shall complete their respective obligations with respect to any pending purchases under this Agreement.

(b) In the event that the Commencement shall not have occurred, the Company shall have the option to terminate this Agreement for any reason or for no reason without any liability whatsoever of any party to any other party under this Agreement.

(c) In the event that the Commencement shall not have occurred on or before December 31, 2018, due to the failure to satisfy the conditions set forth in Sections 6, 7 and 8 above with respect to the Commencement, the non-breaching party shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party.

(d) The Purchaser may terminate this Agreement, (i) if consummation of the Rights Offering and/or the Backstop Offering is prohibited by applicable law, rules or regulations, or (ii) if the Company materially breaches its obligations under this Agreement and such breach is not cured within ten (10) business days following written notice thereof to the Company.

(e) The Company may terminate this Agreement (i) in the event the Company, in its reasonable judgment, determines that it is not in the best interests of the Company and its stockholders to proceed with the Rights Offering and/or the Backstop Offering, (ii) if consummation of the Rights Offering and/or the Backstop Offering is prohibited by applicable law, rules or regulations, or (iii) if the Purchaser breaches its obligations under this Agreement and such breach is not cured within ten (10) business days following written notice thereof to the Purchaser. No such termination of this Agreement under this Section 12(e) shall affect the Company’s or the Purchaser’s obligations under this Agreement with respect to pending purchases and the Company and the Purchaser shall complete their respective obligations with respect to any pending purchases under this Agreement.

(f) This Agreement shall automatically terminate on the date that the Company sells and the Purchaser purchases the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.

(g) If by the Maturity Date for any reason or for no reason the full Available Amount under this Agreement has not been purchased as provided for in Section 2 of this Agreement, this Agreement shall automatically terminate on the Maturity Date, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement.

(h) At the option of the Purchaser, at any time after the occurrence of an Purchaser Termination Event.

Except as set forth in Sections 12(a), 12(e) and 12(f), any termination of this Agreement pursuant to this Section 12 shall be effected by written notice from the Company to the Purchaser, or the Purchaser to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Purchaser contained in Sections 3, 4, 5 and 6 hereof, the indemnification provisions set forth in Section 10 hereof and the agreements and covenants set forth in Sections 11, 12 and 13 shall survive the Commencement and any termination of this Agreement. No termination of this Agreement shall affect the Company’s or the Purchaser’s rights or obligations under this Agreement with respect to pending purchases and the Company and the Purchaser shall complete their respective obligations with respect to any pending purchases under this Agreement.

13. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature or a signature in a “.pdf” format data file.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in this Agreement.

(f) Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers and email addresses for such communications shall be at such address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, including by merger or consolidation. The Purchaser may not assign its rights or obligations under this Agreement.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Publicity. The Purchaser shall have the right to approve before issuance any press release, SEC filing or any other public disclosure made by or on behalf of the Company whatsoever with respect to, in any manner, the Purchaser, its purchases hereunder or any aspect of this Agreement or the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Purchaser, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations so long as the Company and its counsel consult with the Purchaser in connection with any such press release or other public disclosure prior to its release. The Purchaser must be provided with a copy thereof at least one Business Day prior to any release or use by the Company thereof.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Brokers and Financial Intermediaries. The Company represents and warrants to the Purchaser that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby, other than Source Capital Group, Inc., the dealer-manager for the Rights Offering, which will receive a dealer-manager fee of 8% of the gross proceeds raised by the Company in the Rights Offering and the Backstop Offering. The Purchaser represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. Each party shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by it relating to or arising out of the transactions contemplated hereby.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Agreement shall be cumulative and in addition to all other remedies available to a party under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of a party contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit such party’s right to pursue actual damages for any failure by the other party to comply with the terms of this Agreement. Each party acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the other party and that the remedy at law for any such breach may be inadequate. Each party therefore agrees that, in the event of any such breach or threatened breach, the other party shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n) Amendment and Waiver. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser.

(o) Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Purchaser and the Company have caused this Backstop Commitment Purchase Agreement to be duly executed as of the date first written above.

DELCATH SYSTEMS, INC.		Address for Notice:

By:		1633 Broadway
	Name: Jennifer K. Simpson	Suite 22C
	Title: President and Chief Executive Officer	New York, New York 10019
	With a copy to (which shall not constitute notice):	Attention: Barbra Keck
E-Mail: bkeck@delcath.com

	Wexler Burkhart Hirschberg & Unger, LLP	377 Oak Street
Concourse Level
Garden City, NY 11530
Attention: Jolie Kahn
e-mail: jkahn@WBHULAW.COM

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO DELCATH SYSTEMS, INC. BACKSTOP COMMITMENT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Backstop Commitment Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Authorized Signatory:

Address for Notice to Purchaser:

Available Amount:	$[_____________.00]

EIN Number (if applicable):

DISCLOSURE SCHEDULES TO THE

SECURITIES PURCHASE AGREEMENT

BY AND AMONG DELCATH SYSTEMS, INC. AND EACH OF THE PURCHASERS

SIGNATORY THERETO

DATED JUNE 4, 2018

These Sections (these “Sections”) of this Disclosure Schedule are numbered to correspond to the corresponding sections of the Securities Purchase Agreement (the “Agreement”). These Sections have been prepared in accordance with, and subject to, the following terms and conditions:

(a) To the extent a Section is intended to qualify a representation or warranty of the Company contained in the Article III of the Agreement, the information and disclosures contained in such Section are intended only to qualify and limit such representation or warranty and not in any way expand the scope or effect of such representation or warranty.

(b) The disclosure of any item in any Section of this Disclosure Schedule will constitute disclosure for purposes of another Section if it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other Sections or Sub-Sections.

(c) Inclusion of any item in a Section of this Disclosure Schedule does not constitute a determination by the Company that such item is material and shall not be deemed to establish a standard or materiality. No disclosure in any Section of this Disclosure Schedule relating to any possible breach or violation of any agreement, law or any potential adverse contingency shall be construed as an admission or indication that any such breach or violation exists or has actually occurred or that such adverse contingency will actually occur.

(d) Any capitalized terms not defined in this Disclosure Schedule shall have the meanings assigned thereto in the Agreement. Any section headings or titles used herein are included for convenience only and shall not be considered as representations or warranties as to the type, character or content of the matters referred to thereunder.

SCHEDULE 3.1(a)

SUBSIDIARIES OF THE COMPANY

1. Delcath Holdings Limited

2. Delcath Systems Limited

3. Delcath Systems UK Limited

4. Delcath Systems GmBH

5. Delcath Systems B.V.

SCHEDULE 3.1(d)

Conflicts

[        ]

SCHEDULE 3.1(g)(i)

Capitalization

Rights of Participation: September 2017 Hudson Bay And Alto; February 2018: Registered Direct Investors

Capitalization Table as of May 23, 2018

	Authorized	Issued	Treasury	Outstanding
Preferred Shares	10,000,000	—	—	—
Common Shares	1,000,000,000	932,170	(1)	932,169
Fully diluted common shares:
Oct 2013 Warrants ($19,712,000; exp 10/2018)				9
Feb 2015 Warrants ($5.00; exp 2/2020)				9
July 2015 Warrants ($5.00; exp 7/2020)				9
Oct 2016 Warrants ($5.00; exp 10/2021)				11
Nov 2017 Warrants ($5.00; exp 4/2021)				14,001
Feb 2018 Warrants ($10.00; exp 2/2024)				1,000,002
Pre-funded Warrants from Feb 2018				49,000

Fully diluted common shares total				1,995,210

SCHEDULE 3.1(g)(ii)

Corporate Governance of Delcath Systems, Inc.

Roger Stoll, Ph.D., Chairman

Simon Pedder, Ph.D.

William Rueckert

Dr. Marco Taglietti

Dr. Jennifer Simpson

Audit Committee – William Rueckert, Chair; Roger Stoll; Simon Pedder

Compensation Committee – Marco Taglietti, Chair; William Rueckert; Simon Pedder

Nominating and Corp. Governance Committee – Roger Stoll, Chair; William Rueckert; Marco Taglietti

SCHEDULE 3.1(h)

Indebtedness

1. Letter of credit issued by Silicon Valley Bank to Kasowitz, Benson, Torres and Friedman LLP with face amount of $130,663.00.

2. Letter of credit issued by Silicon Valley Bank to SLG 810 7th Avenue Lessee LLC with face amount of $881,297.08.

3. Indebtedness in a maximum amount of $75,000 owed to Silicon Valley Bank under corporate credit card services agreement.

4. Indebtedness between Delcath Systems, Inc. and Delcath Holdings Limited pursuant to a License and Agreement to Share Intangible Development Costs dated as of January 1, 2012.

Existing Liens

1. Liens of Silicon Valley Bank on account nos. 3301246486 and 3301264690, respectively, securing the letters of credit described in numbers 1 and 2 above.

2. Lien of Silicon Valley Bank account no. 3301464115 securing the Indebtedness described in number 3 above.

SCHEDULE 3.1(j)

Material Changes; Undisclosed Events, Liabilities or Developments

See Schedule 3.1(m).

SCHEDULE 3.1(k)

Litigation

None at present. See Schedule 3.1(m) below for any potential claims.

SCHEDULE 3.1(m)

Compliance

UBC Demand Letter for $2,106,116.00.

Payables to Roth Capital in the amount of $556,365.86.

SCHEDULE 3.1(o)

Title to Assets

See Schedule 3.1(h).

SCHEDULE 3.1(p)

Material Agreements

See Schedule 3.1(m).

SCHEDULE 3.1(q)

Intellectual Property

None.

SCHEDULE 3.1(r)

Transactions with Affiliates and Employees

Herein below are all back salaries and unreimbursed employee expenses through May 31, 2018:

Jennifer Simpson	$90,315
Barbra Keck	$62,985
John Purpura	$78,623
$231,923

SCHEDULE 3.1(s)

Cash Payments

None.

SCHEDULE 3.1(u)

Certain Fees

Eight percent (8%) fee payable to RHK Capital

Fees to Roth Capital Partners, LLC under waiver letter with Roth Capital Partners, LLC

SCHEDULE 3.1(x)

Registration Rights

Warrants issued in November 2017 and February 2018

SCHEDULE 3.1(ee)

Accountants

Marcum LLP

Grant Thornton LLP (with respect to 2015, 2016 and 2017 audited financials only)

SCHEDULE 3.1(oo)

Seniority

See Schedule 3.1(h).

SCHEDULE 3.1(pp)

Off-balance Sheet Arrangements

None.

SCHEDULE 3.1(tt)

Investor Relations

LHA (Lippert/Heilshorn & Associates)

SCHEDULE 4.8

Use of Proceeds

General working capital purposes.

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